    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1996



                                                      REGISTRATION NO. 333-08645

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ---------

                          AMENDMENT NO. 6 TO FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                   CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
                       (ISSUER WITH RESPECT TO THE NOTES)
             (Exact name of registrant as specified in its charter)

             NEW YORK                      13-7097632
  (State or other jurisdiction of       (I.R.S. Employer
  incorporation or organization)         Identification
                                             Number)

                          ANTIGUA FUNDING CORPORATION
                (ORIGINATOR OF THE OWNER TRUST DESCRIBED HEREIN)

                               C/O CT CORPORATION
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 658-7581
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 CT CORPORATION
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 658-7581
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                                   COPIES TO:

             OWEN C. MARX                          RICHARD M. SCHETMAN
         Dorsey & Whitney LLP                 Cadwalader, Wickersham & Taft
           250 Park Avenue                           100 Maiden Lane
       New York, New York 10177                  New York, New York 10038
            (212) 415-9285                            (212) 504-6906

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                ----------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                                ----------------
                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MAXIMUM
                                                                PROPOSED MAXIMUM     AGGREGATE
           TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE       OFFERING         AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED      PER UNIT (1)       PRICE (1)      REGISTRATION FEE
 Receivable-Backed Notes....................   $3,075,000,000         100%         $3,075,000,000   $1,060,344.83(2)

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.
(2) Previously paid.
                                ----------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This registration statement contains two forms of prospectus: one to be used in connection with an offering in the United States (the "U.S. Prospectus"), and one to be used in connection with a concurrent international offering outside the United States (the "International Prospectus"). The International Prospectus is substantially the same as the U.S. Prospectus except for the front cover page and the pages reflecting the "Underwriting" section. The pages to be used in the International Prospectus which differ from those in the U.S. Prospectus follow the U.S. Prospectus pages. Each of the pages for the International Prospectus is labeled "Alternate Page for International Prospectus." Each of the U.S. Prospectus and the International Prospectus will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 7, 1996


PROSPECTUS


                          $3,057,800,000 (APPROXIMATE)

                   CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1

               $             % RECEIVABLE-BACKED NOTES, CLASS A-1
               $             % RECEIVABLE-BACKED NOTES, CLASS A-2
               $             % RECEIVABLE-BACKED NOTES, CLASS A-3
               $             % RECEIVABLE-BACKED NOTES, CLASS A-4
                $             % RECEIVABLE-BACKED NOTES, CLASS B

                          ANTIGUA FUNDING CORPORATION
                                   DEPOSITOR

                                     [LOGO]
                                    SERVICER

    Capita Equipment Receivables Trust 1996-1 (the "Owner Trust") has been formed pursuant to a Trust Agreement between Antigua Funding Corporation (the "Depositor"), which will be an indirect wholly owned subsidiary of AT&T Capital Corporation ("TCC"), and The Bank of New York, as Owner Trustee (the "Owner Trustee"). The Receivable-Backed Notes (the "Notes") will be issued by the Owner Trust pursuant to an Indenture (the "Indenture") between the Owner Trust and The Chase Manhattan Bank, as Indenture Trustee (the "Indenture Trustee"). The Notes will consist of four classes of senior notes, designated as the Class A-1, Class A-2, Class A-3 and Class A-4 Notes (collectively, the "Class A Notes"), and one class of subordinated notes, designated as the Class B Notes. The proceeds from the issuance of the Notes, together with the proceeds of the Equity Certificates to be issued by the Owner Trust to the Depositor (which will thereafter be transferred by the Depositor in a transaction unrelated to the issuance of the Notes), will be used to acquire a pool of equipment leases (the "Lease Contracts") and installment sale contracts, promissory notes, loan and security agreements and similar types of receivables (the "Loan Contracts," and, together with the Lease Contracts, the "Contracts"). TCC will service the Contracts pursuant to a Transfer and Servicing Agreement among the Depositor, TCC, the
Indenture  Trustee and the Owner Trust. Of the Notes being offered, $          ,
$          , $          , $          and $          initial principal amount  of
the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes, respectively, are being offered initially in the United States by the
U.S. Underwriters and $           , $           , $           , $            and
$          , respectively, are being offered initially outside the United States by the International Managers. The Initial Public Offering Price and Underwriting Discount will be identical for both offerings.

                                                   (CONTINUED ON FOLLOWING PAGE)

         FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THIS OFFERING,
                     SEE "RISK FACTORS" ON PAGE 16 HEREIN.

                                 -------------

THE NOTES WILL REPRESENT OBLIGATIONS OF THE OWNER TRUST AND WILL NOT REPRESENT
      INTERESTS IN  OR OBLIGATIONS  OF ANTIGUA  FUNDING CORPORATION,  AT&T
      CAPITAL            CORPORATION  OR  ANY  OF  THEIR  RESPECTIVE
                                  AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION, NOR HAS  THE
       SECURITIES   AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
       COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
          PROSPECTUS.  ANY    REPRESENTATION TO THE  CONTRARY IS A
                               CRIMINAL OFFENSE.

                                    INITIAL PUBLIC                UNDERWRITING              PROCEEDS TO
                                  OFFERING PRICE (1)              DISCOUNT (2)          THE DEPOSITOR (1)(3)
                            ------------------------------  ------------------------  ------------------------
Per Class A-1 Note........                %                            %                         %
Per Class A-2 Note........                %                            %                         %
Per Class A-3 Note........                %                            %                         %
Per Class A-4 Note........                %                            %                         %
Per Class B Note..........                %                            %                         %
Total.....................                $                            $                         $

------------------
(1) Plus accrued interest, if any, at the applicable Interest Rate, from October , 1996.
(2) TCC and certain of its affiliates have agreed to indemnify the U.S. Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
(3) Before  deducting  expenses  payable  by  the  Depositor,  estimated  to  be
    $          .

                              GLOBAL COORDINATORS:
NOMURA INTERNATIONAL PLC                                    GOLDMAN, SACHS & CO.

    The Notes are offered severally by the U.S. Underwriters, as specified herein, subject to prior sale and subject to the U.S. Underwriters' right to reject orders in whole or in part. It is expected that the Notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company in New York, New York, Cedel Bank, societe anonyme, and the Euroclear System against payment therefor in immediately available funds on or about
October   , 1996.

    Application  has  been  made  to  list the  Notes  on  the  Luxembourg Stock
Exchange.

GOLDMAN, SACHS & CO.
                    LEHMAN BROTHERS
                                       MERRILL LYNCH & CO.
                                                               J.P. MORGAN & CO.
                                  -----------

                THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1996

(CONTINUED FROM PRECEDING PAGE)

    The Owner Trust will also issue a single class of certificates of beneficial interest, the Equity Certificates, which are not being offered hereby. It is expected that the Equity Certificates will initially represent the right to receive principal in an amount equal to approximately 4% of the Initial Contract Pool Principal Balance, together with interest thereon at a rate of % per annum.

    The Notes and the Equity Certificates will be payable solely from, and secured by, the Amount Available on each Payment Date (which will consist primarily of the Scheduled Payments due under the Contracts, certain amounts received upon the prepayment or purchase of Contracts or (to the extent not payable to the Depositor, as described below) liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, and investment earnings on amounts deposited in the Collection Account established pursuant to the Indenture, in each case subject to prior application to pay the Servicing Fee, together with amounts permitted to be withdrawn therefor from a Cash Collateral Account) in the order of priority described herein.

    The Owner Trust will have a security interest in all Equipment securing the Loan Contracts, and all Liquidation Proceeds (including any derived from the disposition of the related Equipment) received with respect to any defaulted Loan Contracts will be payable to the Owner Trust. The Depositor will not transfer to the Owner Trust its ownership or security interest in the Equipment related to the Lease Contracts (the "Leased Equipment"), including the right to receive the Leased Equipment (or the purchase price therefor or proceeds thereof) upon expiration of the original term of the related Lease Contract. The Liquidation Proceeds received with respect to any defaulted Lease Contract (including any derived from the disposition of the related Leased Equipment) will be allocated between the Owner Trust and the Depositor as described herein. Amounts payable to the Depositor in respect of the Leased Equipment or otherwise in respect of Liquidation Proceeds of defaulted Lease Contracts will not be available for payment of interest or principal on the Notes.

    THE LIKELIHOOD OF PAYMENT OF INTEREST ON EACH CLASS OF NOTES WILL BE ENHANCED BY THE APPLICATION OF THE AMOUNT AVAILABLE, AFTER PAYMENT OF THE SERVICING FEE, TO THE PAYMENT OF SUCH INTEREST PRIOR TO THE PAYMENT OF PRINCIPAL ON ANY OF THE NOTES OR THE EQUITY CERTIFICATES, AS WELL AS BY THE PREFERENTIAL RIGHT OF THE HOLDERS OF NOTES OF EACH SUCH CLASS TO RECEIVE SUCH INTEREST (1) IN THE CASE OF THE CLASS A NOTES, PRIOR TO THE PAYMENT OF ANY INTEREST ON THE CLASS B NOTES OR THE EQUITY CERTIFICATES, AND (2) IN THE CASE OF THE CLASS B NOTES, PRIOR TO THE PAYMENT OF ANY INTEREST ON THE EQUITY CERTIFICATES. LIKEWISE, THE LIKELIHOOD OF PAYMENT OF PRINCIPAL ON EACH CLASS OF NOTES WILL BE ENHANCED BY THE PREFERENTIAL RIGHT OF THE HOLDERS OF NOTES OF EACH SUCH CLASS TO RECEIVE SUCH PRINCIPAL, TO THE EXTENT OF THE AMOUNT AVAILABLE, AFTER PAYMENT OF THE SERVICING FEE AND INTEREST ON THE NOTES AND THE EQUITY CERTIFICATES AS AFORESAID, (I) IN THE CASE OF THE CLASS A NOTES, PRIOR TO THE PAYMENT OF ANY PRINCIPAL ON THE CLASS B NOTES OR (EXCEPT AS DESCRIBED HEREIN) THE EQUITY CERTIFICATES, AND (II) IN THE CASE OF THE CLASS B NOTES, PRIOR TO THE PAYMENT OF ANY PRINCIPAL ON THE EQUITY CERTIFICATES, EXCEPT AS DESCRIBED HEREIN. SEE "DESCRIPTION OF THE NOTES."

    To the extent the Amount Available is sufficient therefor after payment of the Servicing Fee, interest at the rate per annum noted above for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Notes (the applicable "Interest Rate") will be paid to Holders of each Class of Notes, and principal will be paid on the applicable Class of Notes, on the 15th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), commencing November 15, 1996 (each, a "Payment Date"). The Stated Maturity Date for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4
Notes  and the Class B Notes is                ,               ,               ,
             , and               , respectively, but final payment of any  Class
of Notes could occur significantly earlier than the Stated Maturity Date of such Class.

    The Notes are subject to redemption in whole as described herein under "Description of the Notes -- Optional Purchase of Contracts."

    There is currently no secondary market for the Notes and there is no assurance that one will develop. The U.S. Underwriters expect, but will not be obligated, to make a market in the Notes in the United States. The International Managers expect, but will not be obligated, to make a market in the Notes outside the United States. There is no assurance that either such market will develop, or if either such market does develop, that such market will continue. See "Risk Factors."

    It is a condition of issuance of the Notes that each of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P. (i) rate the Class A Notes in its highest rating category, and (ii) rate the Class B Notes at least "A," "A2," "A" and "A," respectively. See "Ratings of the Notes."

    IN CONNECTION WITH THIS OFFERING, THE U.S. UNDERWRITERS AND/OR INTERNATIONAL MANAGERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    Upon receipt of a request by an investor who has received an electronic Prospectus from any Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, such Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus.

                           INCORPORATION BY REFERENCE

    All documents filed by the Servicer, on behalf of the Owner Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to Antigua Funding Corporation, 1209 Orange Street, Wilmington, Delaware 19801,
Attention: Secretary.

                             AVAILABLE INFORMATION

    The Depositor and the Owner Trust have filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

                             REPORTS TO NOTEHOLDERS

    Unless and until Definitive Notes are issued, monthly unaudited reports containing information concerning the Owner Trust, and prepared by the Servicer, will be sent by the Indenture Trustee on behalf of the Owner Trust only to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes, and to the Luxembourg Paying Agent. See "Description of the Notes -- Book-Entry Registration." In the event Definitive Notes are issued, such reports will be sent to Noteholders as of the most recent Record Date and to the Luxembourg Paying Agent. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Notes -- Reports to Noteholders" for additional information concerning periodic reports to Noteholders. Note Owners may receive such reports, upon written request to the Indenture Trustee, together with a certification that they are Note Owners. Any such request should be made to the Indenture Trustee at the following address: The Chase Manhattan Bank, 450 W. 33rd Street (15th floor), New York, New York 10001 (facsimile (212) 946-3240),
Attention: Advanced Structured Products Group. Neither TCC nor the Depositor intends to send any of its financial reports to Note Owners. The Servicer, on behalf of the Owner Trust, will file with the Commission periodic reports concerning the Owner Trust to the extent required under the Exchange Act and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Depositor expects that the Owner Trust's obligation to file such reports will be terminated at the end of 1996.

                               TABLE OF CONTENTS


SECTION                                                                                                       PAGE
----------------------------------------------------------------------------------------------------------  ---------
INCORPORATION BY REFERENCE................................................................................          i
AVAILABLE INFORMATION.....................................................................................          i
REPORTS TO NOTEHOLDERS....................................................................................          i
PROSPECTUS SUMMARY........................................................................................          1
RISK FACTORS..............................................................................................         16
  Limited Assets of the Owner Trust.......................................................................         16
  Subordination of the Class B Notes......................................................................         16
  Bankruptcy and Insolvency Risks.........................................................................         16
  Yield and Prepayment Considerations.....................................................................         18
  Certain Legal Aspects of the Contracts..................................................................         19
  No Gross-Up for Withholding Tax.........................................................................         20
  Limited Liquidity.......................................................................................         20
  Book-Entry Registration.................................................................................         20
THE DEPOSITOR AND THE OWNER TRUST.........................................................................         20
  The Depositor...........................................................................................         20
  The Owner Trust.........................................................................................         21
  Capitalization of the Owner Trust.......................................................................         22
  The Owner Trustee.......................................................................................         22
AT&T CAPITAL CORPORATION..................................................................................         23
THE ORIGINATORS...........................................................................................         24
  AT&T Capital Leasing Services, Inc......................................................................         24
  AT&T Credit Corporation and NCR Credit Corp.............................................................         24
  AT&T Commercial Finance Corporation.....................................................................         25
  Underwriting and Servicing..............................................................................         26
THE CONTRACTS.............................................................................................         30
  Description of the Contracts............................................................................         30
  Representations and Warranties Made by TCC..............................................................         33
  Certain Statistics Relating to the Cut-Off Date Contract Pool...........................................         36
  Certain Statistics Relating to Delinquencies and Defaults...............................................         39
DESCRIPTION OF THE NOTES..................................................................................         42
  General.................................................................................................         42
  Distributions...........................................................................................         43
  Class A Interest........................................................................................         44
  Class B Interest........................................................................................         44
  Principal...............................................................................................         44
  Subordination of Class B Notes and Equity Certificates..................................................         46
  Cash Collateral Account.................................................................................         46
  Liquidated Contracts....................................................................................         47
  Optional Purchase of Contracts..........................................................................         47
  Trust Accounts..........................................................................................         47
  Reports to Noteholders..................................................................................         48
  Book-Entry Registration.................................................................................         49
  Definitive Notes........................................................................................         52
  Modification of Indenture Without Noteholder Consent....................................................         52
  Modification of Indenture With Noteholder Consent.......................................................         53
  Events of Default; Rights Upon Event of Default.........................................................         53

SECTION                                                                                                       PAGE
----------------------------------------------------------------------------------------------------------  ---------
  Certain Covenants.......................................................................................         55
  Annual Compliance Statement.............................................................................         55
  Indenture Trustee's Annual Report.......................................................................         55
  Satisfaction and Discharge of Indenture.................................................................         55
  The Indenture Trustee...................................................................................         56
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT.......................................................         56
  Transfer and Assignment of Contracts and Equipment......................................................         56
  Collections on Contracts................................................................................         56
  Servicing...............................................................................................         58
  Amendment...............................................................................................         60
  Termination of the Transfer and Servicing Agreement.....................................................         61
CERTAIN LEGAL ASPECTS OF THE CONTRACTS....................................................................         61
  Enforcement of Security Interests in the Equipment......................................................         61
  Insolvency Matters......................................................................................         62
UNITED STATES TAXATION....................................................................................         63
  Treatment of the Notes..................................................................................         64
  Treatment of the Owner Trust............................................................................         64
  Payments of Interest....................................................................................         64
  Original Issue Discount.................................................................................         64
  Market Discount.........................................................................................         65
  Amortizable Bond Premium................................................................................         65
  Sale, Exchange or Retirement of Notes...................................................................         65
  Tax Consequences to United States Alien Holders.........................................................         66
  Backup Withholding......................................................................................         67
ERISA CONSIDERATIONS......................................................................................         68
RATINGS OF THE NOTES......................................................................................         68
USE OF PROCEEDS...........................................................................................         69
UNDERWRITING..............................................................................................         70
LEGAL MATTERS.............................................................................................         71
ADDITIONAL INFORMATION....................................................................................         71
INDEX OF PRINCIPAL TERMS..................................................................................         72
APPENDIX A--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.................................        A-1
  Initial Settlement......................................................................................        A-1
  Secondary Market Trading................................................................................        A-1
 CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS...............................................        A-3
APPENDIX B--WEIGHTED AVERAGE LIFE OF THE NOTES............................................................        B-1

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Principal Terms."

ISSUER..............  A   trust,   referred  to   as  the   "Capita  Equipment
                      Receivables Trust 1996-1" (the "Owner Trust"), formed by
                      the Depositor and  governed by an  Amended and  Restated
                      Trust  Agreement  (the "Trust  Agreement"), dated  as of
                      October 1,  1996, between  the Depositor  and the  Owner
                      Trustee.  See "The Depositor and  the Owner Trust -- The
                      Owner Trust."

DEPOSITOR...........  Antigua Funding  Corporation  (the  "Depositor"),  which will  be a direct  subsidiary of the  Originators and an
                      indirect  wholly  owned   subsidiary  of  AT&T   Capital
                      Corporation  ("TCC").  The  Depositor  will  acquire the
                      Contracts  and   the  Originators'   interests  in   the
                      equipment  subject  thereto  (the  "Equipment")  on  the
                      Closing Date pursuant to  a Purchase and Sale  Agreement
                      (the "Purchase Agreement"), dated as of October 1, 1996,
                      among  the Depositor, TCC and  the Originators, and will
                      thereupon transfer  the Contracts  and the  other  Trust
                      Assets  (as described under "Trust Assets" below) to the
                      Owner  Trust  pursuant  to  a  Transfer  and   Servicing
                      Agreement  (the  "Transfer  and  Servicing  Agreement"),
                      dated as of October 1,  1996, among the Depositor,  TCC,
                      as  Servicer, the Indenture Trustee and the Owner Trust.
                      See  "The  Depositor   and  the  Owner   Trust  --   The
                      Depositor."

SERVICER............  TCC   will,  pursuant  to  the  Transfer  and  Servicing
                      Agreement,  act  as  Servicer  of  the  Contracts.   See
                      "Description  of the Transfer and Servicing Agreement --
                      Servicing." TCC is a full-service, diversified equipment
                      leasing and finance company that operates principally in
                      the United States.  Prior to  October 1,  1996, TCC  had
                      been  a subsidiary  of AT&T Corp.,  but is  now owned by
                      members of management  of TCC and  other investors.  See
                      "AT&T Capital Corporation."

INDENTURE TRUSTEE...  The  Chase Manhattan  Bank, in  its capacity  as trustee under an Indenture (the "Indenture"), dated as of October 1, 1996, between the Owner Trust and the
                      Indenture Trustee.

OWNER TRUSTEE.......  The Bank of New York,  in its capacity as trustee  under the Trust Agreement.

THE NOTES...........  Pursuant  to the  Indenture, the Owner  Trust will issue five classes of notes (the "Notes"), consisting of  four
                      classes   of  senior  notes,  designated  as  the      %
                      Receivable-Backed Notes,  Class  A-1,  in  the  original
                      principal  amount of $          (the "Class A-1 Notes"),
                      the     % Receivable-Backed  Notes,  Class A-2,  in  the
                      original  principal amount of  $         (the "Class A-2
                      Notes"), the   % Receivable-Backed Notes, Class A-3,  in
                      the original principal amount of $       (the "Class A-3
                      Notes"), and the   % Receivable-Backed Notes, Class A-4,
                      in the original principal amount of
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                                       1
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                      $        (the  "Class A-4 Notes," and, together with the
                      Class A-1, Class A-2 and  Class A-3 Notes, the "Class  A
                      Notes"), and one class of subordinated notes, designated
                      as  the    %  Receivable-Backed Notes,  Class B,  in the
                      original principal amount  of $           (the "Class  B
                      Notes"). See "Description of the Notes." The Owner Trust
                      will  also  issue  a  single  class  of  certificates of
                      beneficial interest (the  "Equity Certificates") to  the
                      Depositor. The Equity Certificates are not being offered
                      hereby. See "Equity Certificates" below.

INTEREST............  Interest  on  the outstanding  principal balance  of the
                      Notes of each Class will accrue at the interest rate for
                      such  Class  specified  on   the  cover  page  of   this
                      Prospectus (the "Interest Rate" for such Class) from and
                      including the Closing Date to but excluding November 15,
                      1996  (in the  case of  the first  interest period), and
                      thereafter for  each successive  Payment Date  from  and
                      including  the most  recent prior Payment  Date to which
                      interest has been  paid, to but  excluding such  Payment
                      Date,  in each case calculated on the basis of a 360-day
                      year comprised of  twelve 30-day months.  To the  extent
                      the   Amount  Available  is  sufficient  therefor  after
                      payment of the Servicing Fee, the amount of interest  to
                      be  paid on the Notes on each Payment Date will be equal
                      to one-twelfth  of the  product  of (i)  the  applicable
                      Interest  Rate  and  (ii)  the  related  Class principal
                      balance as  of the  immediately preceding  Payment  Date
                      (after  giving effect to reductions in principal balance
                      on such immediately preceding Payment Date) (or, in  the
                      case of the first interest period, interest accrued from
                      and including the Closing Date to but excluding November
                      15,  1996). In the event that,  on a given Payment Date,
                      the Amount Available  is not sufficient  to make a  full
                      payment of interest to the Holders of Class A Notes, the
                      amount  of interest to be paid on the Class A Notes will
                      be allocated  among each  Class  thereof (and  within  a
                      Class  among  the  Notes  of  such  Class)  pro  rata in
                      accordance  with   their  respective   entitlements   to
                      interest,  and  the  amount of  such  shortfall  will be
                      carried forward and, together  with interest thereon  at
                      the  applicable Interest  Rate, added  to the  amount of
                      interest such Holders will be entitled to receive on the
                      next Payment Date. In the event that, on a given Payment
                      Date, the Amount Available, after payment of interest on
                      the Class  A Notes,  is not  sufficient to  make a  full
                      payment of interest to the Holders of Class B Notes, the
                      amount  of interest to be paid on the Class B Notes will
                      be allocated among the Notes  of such Class pro rata  in
                      accordance   with   their  respective   entitlements  to
                      interest, and  the  amount  of such  shortfall  will  be
                      carried  forward and, together  with interest thereon at
                      the Class  B  Interest  Rate, added  to  the  amount  of
                      interest such Holders will be entitled to receive on the
                      next Payment Date. See "Description of the Notes."

PRINCIPAL...........  To   the  extent  the  Amount  Available  is  sufficient
                      therefor after payment of interest on the Notes and  the
                      Equity  Certificates, the aggregate  amount of principal
                      to be paid on the  Notes and the Equity Certificates  on
                      each Payment Date will equal the
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                      Monthly Principal Amount. Principal payable on the Notes
                      will  be  paid  on  each  Payment  Date  in  respect  of
                      principal on the  Class A-1  Notes until  the Class  A-1
                      Principal  Balance  has been  reduced  to zero,  then in
                      respect of principal  on the Class  A-2 Notes until  the
                      Class  A-2 Principal  Balance has been  reduced to zero,
                      then in  respect of  principal on  the Class  A-3  Notes
                      until  the Class A-3 Principal  Balance has been reduced
                      to zero, then in respect  of principal on the Class  A-4
                      Notes  until the  Class A-4  Principal Balance  has been
                      reduced to zero, and then in respect of principal on the
                      Class B Notes  until the Class  B Principal Balance  has
                      been  reduced to  zero. Commencing on  the first Payment
                      Date, however,    % of the Monthly Principal Amount  for
                      each   Payment  Date  will  be  payable  on  the  Equity
                      Certificates, on a parity  with payment of principal  on
                      the  Notes, until  the aggregate  amount so  paid equals
                      $      . See "Description of the Notes -- Principal."

                      The "Monthly Principal Amount" for any Payment Date will
                      equal the  excess,  if  any,  of  (i)  the  sum  of  the
                      principal   balances  of   the  Notes   and  the  Equity
                      Certificates as of such  Payment Date (determined  prior
                      to  the payment of  any principal in  respect thereof on
                      such Payment  Date),  over  (ii) the  aggregate  of  the
                      Contract   Principal  Balances  of  the  Contracts  (the
                      "Contract Pool Principal Balance") as of the last day of
                      the Collection Period relating to such Payment Date.

                      The "Contract Principal Balance" of any Contract as of the last day of any Collection Period is:

                          (1) in the case of a Lease Contract, the present value of the unpaid Scheduled Payments due on such Lease Contract after such last day of the Collection
                        Period (excluding all Scheduled Payments due on or prior to, but not received as of, such last day, as well as any Scheduled Payments due after such last day and received on or prior thereto), after giving effect to any Prepayments received on or prior to such last day, discounted monthly at the rate of 8.10% per annum
                        (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period); and

                          (2) in the case  of a Loan  Contract, the lesser  of
                        (a)  the  outstanding principal  balance of  such Loan
                        Contract after giving effect to Scheduled Payments due
                        on or prior to such last day of the Collection Period,
                        whether or not received,  as well as any  Prepayments,
                        and  any Scheduled  Payments due after  such last day,
                        received on or  prior to  such last day,  and (b)  the
                        present  value of the unpaid Scheduled Payments due on
                        such  Loan  Contract  after  such  last  day  of   the
                        Collection  Period  (excluding all  Scheduled Payments
                        due on or prior to, but not received as of, such  last
                        day,  as well as any Scheduled Payments due after such
                        last day  and received  prior thereto),  after  giving
                        effect to any Prepayments received on or prior to such
                        last day, discounted monthly at
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                                       3
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                        the rate of 8.10% per annum (assuming, for purposes of
                        such  calculation, that each  Scheduled Payment is due
                        on the last day of the applicable Collection Period).

                      The Contract Principal Balance of any Contract which became a Liquidated Contract during a given Collection
                      Period or which TCC was obligated to purchase as of the end of a given Collection Period due to a breach of representations and warranties, will, for purposes of computing the Monthly Principal Amount and the Requisite
                      Amount for the Cash Collateral Account, be deemed to be zero on and after the last day of such Collection
                      Period.

                      A  "Liquidated Contract"  is any Contract  (a) which the
                      Servicer has charged off as uncollectible in accordance with its credit and collection policies and procedures
                      (which shall be no later than the date as of which the Servicer has repossessed and disposed of the related
                      Equipment, or otherwise collected all proceeds which, in the Servicer's reasonable judgment, can be collected under such Contract), or (b) as to which 10% or more of a Scheduled Payment is delinquent 180 days or more. See
                      "Description of the Notes -- Principal."

                      The "Collection Period" for any Payment Date will be the calendar month preceding the month in which such Payment
                      Date occurs.

                      The   "Initial  Contract  Pool   Principal  Balance"  is
                      $3,185,229,329 (which amount is based upon the  Contract
                      Pool  Principal  Balance  determined as  of  the Cut-Off
                      Date,  but  also  includes  an  amount  in  respect   of
                      Scheduled  Payments on  the Contracts due  prior to, but
                      not received as of, the Cut-Off-Date). The aggregate  of
                      the  initial  principal balances  of  the Notes  and the
                      Equity Certificates will  be equal to  or less than  the
                      Initial Contract Pool Principal Balance.

STATED MATURITY
 DATES..............  If   and  to   the  extent  not   previously  paid,  the
                      outstanding principal  balance of  each Class  of  Notes
                      will  be  payable on  the Stated  Maturity Date  of such
                      Class. The  Class  A-1  Stated  Maturity  Date  will  be
                                  ,                    ; the  Class A-2 Stated
                      Maturity Date will be              ,              ;  the
                      Class  A-3 Stated Maturity Date will be            ,   ;
                      the Class A-4 Stated Maturity Date  will be            ,
                        ;  and  the  Class  B  Stated  Maturity  Date  will be
                                  ,             .

DENOMINATIONS.......  The  Notes   will   be   available   for   purchase   in
                      denominations of $10,000 and integral multiples thereof.

CLOSING DATE........  On or about October   , 1996.

CUT-OFF DATE........  October 1, 1996.

PAYMENT DATES AND
 RECORD DATES.......  Interest  and principal on the Notes will be paid on the
                      15th day of each  month (or, if such  15th day is not  a
                      Business   Day,  the  next   succeeding  Business  Day),
                      commencing in November 1996, to Holders of record on the
                      Business Day immediately
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                                       4

                      preceding such Payment Date (so long as the Notes are held in book-entry form), or to Holders of record on the last day of the preceding calendar month (if Definitive
                      Notes have been issued).

SUBORDINATION.......  The likelihood of payment of  interest on each Class  of
                      Notes  will be enhanced by the application of the Amount
                      Available, after payment  of the Servicing  Fee, to  the
                      payment  of  such  interest  prior  to  the  payment  of
                      principal  on   any  of   the   Notes  or   the   Equity
                      Certificates,  as well  as by the  preferential right of
                      the Holders of Notes of each such Class to receive  such
                      interest  (1) in the case of the Class A Notes, prior to
                      the payment of any interest on the Class B Notes or  the
                      Equity  Certificates, and (2) in the case of the Class B
                      Notes, prior  to  the payment  of  any interest  on  the
                      Equity Certificates. Likewise, the likelihood of payment
                      of  principal on each Class of Notes will be enhanced by
                      the preferential right of the  Holders of Notes of  each
                      such  Class to receive such  principal, to the extent of
                      the Amount Available, after payment of the Servicing Fee
                      and interest on the Notes and the Equity Certificates as
                      aforesaid, (i) in the case  of the Class A Notes,  prior
                      to  the payment of any principal on the Class B Notes or
                      (except as  described herein)  the Equity  Certificates,
                      and  (ii) in the case of the Class B Notes, prior to the
                      payment of  any principal  on the  Equity  Certificates,
                      except  as  described  herein. See  "Description  of the
                      Notes."

RATINGS.............  It is a condition of issuance of the Notes that each  of
                      Standard  &  Poor's  Ratings  Services  ("S&P"), Moody's
                      Investors Service,  Inc.  ("Moody's"), Duff  and  Phelps
                      Credit  Rating Co. ("Duff & Phelps") and Fitch Investors
                      Service, L.P. ("Fitch" and,  together with S&P,  Moody's
                      and  Duff & Phelps, the  "Rating Agencies") (i) rate the
                      Class A Notes in its  highest rating category, and  (ii)
                      rate  the Class B Notes at least "A," "A2," "A" and "A,"
                      respectively. The  rating of  each Class  addresses  the
                      likelihood of the timely receipt of interest and payment
                      of  principal on  such Class of  Notes on  or before the
                      Stated Maturity Date for such  Class. A rating is not  a
                      recommendation  to buy, sell or  hold securities and may
                      be subject to revision or withdrawal at any time by  the
                      assigning Rating Agency. The ratings of the Notes do not
                      address  the likelihood  of payment of  principal on any
                      Class  of  Notes  prior  to  the  Stated  Maturity  Date
                      thereof,  or the possibility of the imposition of United
                      States withholding tax with respect to non-United States
                      Persons. See "Ratings of the Notes."

USE OF PROCEEDS.....  The proceeds from  the offering and  sale of the  Notes, together with the proceeds derived by the Depositor from
                      its   disposition  of  the  Equity  Certificates,  after
                      funding a  portion of  the Cash  Collateral Account  and
                      paying  the expenses of  the Depositor, will  be paid to
                      the Originators by the Depositor in connection with  the
                      transfer of the Contracts and the Originators' interests
                      in the Equipment.

                                       5
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TRUST ASSETS........  The Trust Assets will consist of:

                          (i)  a pool  of equipment  lease contracts  (each, a
                        "Lease  Contract")  and  installment  sale  contracts,
                        promissory  notes,  loan and  security  agreements and
                        other similar  types  of receivables  (each,  a  "Loan
                        Contract")   (all  such   Lease  Contracts   and  Loan
                        Contracts being referred to herein as the "Contracts")
                        with various  lessees,  borrowers  or  other  obligors
                        thereunder  (each,  an "Obligor"),  including  (a) all
                        monies at  any  time paid  or  payable thereon  or  in
                        respect thereof from and after the Cut-Off Date in the
                        form   of  (1)   Scheduled  Payments   (including  all
                        Scheduled Payments due prior  to, but not received  as
                        of,  the  Cut-Off  Date, but  excluding  any Scheduled
                        Payments due on or after,  but received prior to,  the
                        Cut-Off  Date), (2) Prepayments (but excluding, in the
                        case  of  a  Lease   Contract,  any  portion   thereof
                        allocated  to  the Depositor,  as described  in clause
                        (ii) of the definition of "Pledged Revenues"), and (3)
                        Liquidation Proceeds (including  any derived from  the
                        disposition  of the  related Equipment)  received with
                        respect to defaulted Contracts (excluding, in the case
                        of a Lease Contract, any portion thereof allocable  to
                        the   Depositor,   as   described   under  "Liquidated
                        Contracts" below), and (b)  all rights of the  secured
                        party  in the Equipment related to the Loan Contracts,
                        but excluding the rights of  the lessor in the  Leased
                        Equipment  (which rights, subject to the allocation of
                        Liquidation Proceeds received in respect thereof, have
                        been retained by the Depositor);

                          (ii) amounts on deposit in (and Eligible Investments
                        allocated to) certain accounts established pursuant to
                        the  Indenture   and   the  Transfer   and   Servicing
                        Agreement, including the Collection Account; and

                          (iii) certain other property and assets as herein described.

                      The Trust Assets will secure  payment of the Notes.  See
                      "Source   of  Payment  and   Security"  below  and  "The
                      Depositor and the Owner Trust -- The Owner Trust."

SOURCE OF PAYMENT
 AND SECURITY.......  Principal of and  interest on the  Notes and the  Equity
                      Certificates  will be  paid on each  Payment Date, after
                      payment of the Servicing  Fee, solely from, and  secured
                      by,  the "Amount Available" for such Payment Date, which
                      is equal to  the sum  of (a) those  Pledged Revenues  on
                      deposit  in  the  Collection  Account  as  of  the  last
                      Business Day  preceding the  related Determination  Date
                      (the  "Deposit  Date") (i)  which  were received  by the
                      Servicer during the related  Collection Period or  which
                      represent  amounts  paid  by  TCC  or  the  Depositor to
                      purchase Contracts  as of  the  end of  such  Collection
                      Period  ("Related Collection  Period Pledged Revenues"),
                      or (ii) to the extent  necessary to pay interest on  the
                      Notes  and the Equity Certificates on such Payment Date,
                      which were received by the Servicer after the end of the
                      related Collection  Period  but  on  or  prior  to  such
                      Deposit   Date   ("Current  Collection   Period  Pledged

                                       6
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                      Revenues"), plus (b) amounts  permitted to be  withdrawn
                      therefor  from the Cash Collateral Account, as described
                      under "Cash Collateral Account" below.

                      "Pledged Revenues" will consist of:

                          (i) "Scheduled  Payments"  on the  Contracts  (which
                        will consist of all payments under the Contracts other
                        than  those portions of such payments which, under the
                        Contracts, are to  be (A) applied  by the Servicer  to
                        the  payment of insurance  charges, maintenance, taxes
                        and other similar obligations, or (B) retained by  the
                        Servicer  in payment of  Administrative Fees) received
                        on or after the Cut-Off  Date and due during the  term
                        of the Contracts, without giving effect to end-of-term
                        extensions   or   renewals   thereof   (including  all
                        Scheduled Payments due prior  to, but not received  as
                        of,  the  Cut-Off  Date, but  excluding  any Scheduled
                        Payments due on or after,  but received prior to,  the
                        Cut-Off Date);

                          (ii)   any  voluntary   prepayments  ("Prepayments")
                        received on  or  after  the  Cut-Off  Date  under  the
                        Contracts,  provided that the amount, if any, by which
                        any such Prepayment exceeds the Required Payoff Amount
                        of  a  Lease  Contract  will  not  constitute  Pledged
                        Revenues but will be allocated to the Depositor;

                          (iii)  any amounts paid by TCC to purchase Contracts
                        due to a breach of representations and warranties with
                        respect  thereto,   as  described   under   "Mandatory
                        Purchase  of Certain  Contracts" below,  excluding, in
                        the case  of a  Lease  Contract, any  portion  thereof
                        allocable to the Depositor;

                          (iv) any amounts paid by the Depositor to purchase the Contracts as described under "Optional Purchase of Contracts" below;

                          (v)  certain  of  the  proceeds  derived  from   the
                        liquidation   of   the  Contracts   and   the  related
                        Equipment, as described  under "Liquidated  Contracts"
                        below; and

                          (vi) any earnings on the investment of amounts credited to the Collection Account.

                      The Depositor will not transfer  to the Owner Trust  (1)
                      its   ownership  or  security  interest  in  the  Leased
                      Equipment, including  the right  to receive  the  Leased
                      Equipment  (or the  purchase price  therefor or proceeds
                      thereof) upon  expiration of  the original  term of  the
                      related  Lease Contract, or  (2) the right  to receive a
                      portion of (a) Prepayments, as described in clause  (ii)
                      above, and (b) the Liquidation Proceeds of any defaulted
                      Lease   Contract,   including  any   derived   from  the
                      disposition  of   the  related   Leased  Equipment,   as
                      described  under  "Liquidated Contracts"  below. Amounts
                      payable to  the  Depositor  in  respect  of  the  Leased
                      Equipment or otherwise in respect of

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
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                      Prepayments  or Liquidation Proceeds  of defaulted Lease
                      Contracts will not be available for payment of  interest
                      or principal on the Notes. See "Leased Equipment" below.

THE CONTRACTS.......  The  aggregate of the  Contracts expected to  be held by the Owner Trust as part of  the Trust Assets, as of  any
                      particular  date, is referred to as the "Contract Pool,"
                      and the  Contract  Pool,  as of  the  Cut-Off  Date,  is
                      referred  to as the "Cut-Off  Date Contract Pool." As of
                      the Cut-Off Date, the Cut-Off Date Contract Pool had the
                      following  characteristics   (unless  otherwise   noted,
                      percentages  are  by  Initial  Contract  Pool  Principal
                      Balance);

                        (i) the  Initial Contract  Pool Principal  Balance  is
                        $3,185,229,329;

                        (ii) there were 280,634 Contracts;

                        (iii) the average Contract Principal Balance was approximately $11,350;

                        (iv) of such Contracts, approximately 96.0% were Lease
                        Contracts and approximately 4.0% were Loan Contracts;

                        (v) approximately 40.0% of  such Contracts related  to
                        telecommunications  equipment; approximately  23.0% of
                        such   Contracts   related   to   manufacturing    and
                        construction  equipment;  and  approximately  18.8% of
                        such Contracts related to computers and  point-of-sale
                        equipment;

                        (vi)  the  Obligors  on  approximately  13.2%  of  the
                        Contracts were  located in  California;  approximately
                        9.8% were located in New York; approximately 8.9% were
                        located in New Jersey; approximately 6.8% were located
                        in  Florida; approximately 5.8% were located in Texas;
                        approximately 5.5% were  located in  Illinois; and  no
                        other   state  represented  more   than  5.0%  of  the
                        Contracts;

                        (vii) approximately 90.8% of the Contracts had been originated by the Originators, with the remaining 9.2% of the Contracts having been originated by third parties and purchased by an Originator;

                        (viii) the remaining term of the Contracts ranged from 1 month to 95 months; and

                        (ix)  the  weighted  average  remaining  term  of  the
                        Contracts   was  approximately  38.6  months  and  the
                        weighted   average   age   of   the   Contracts    was
                        approximately 17.5 months. See "The
                        Contracts   --  Certain  Statistics  Relating  to  the
                        Cut-Off Date Contract Pool."

                      TCC will  make  certain representations  and  warranties
                      regarding  each  Contract,  and  will  be  obligated  to
                      purchase any Contract in  the event of  a breach of  any
                      such representation or
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                                       8
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
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                      warranty that materially and adversely affects the value
                      of  such  Contract. See  "Mandatory Purchase  of Certain
                      Contracts" below.

ORIGINATORS.........  The Contracts included in the Cut-Off Date Contract Pool have been originated or, in some cases, acquired by four
                      subsidiaries of TCC: AT&T Capital Leasing Services, Inc.
                      ("Leasing Services"), AT&T  Credit Corporation  ("Credit
                      Corp."),  NCR  Credit  Corp.  ("NCR  Credit"),  and  the
                      Portland division of AT&T Commercial Finance Corporation
                      (such  division  is   referred  to   herein  as   "CFC")
                      (collectively,  the  "Originators").  See  "AT&T Capital
                      Corporation" and "The Originators."

CONTRACT
 PREPAYMENTS........  TCC will represent  and warrant that  none of the  Lease
                      Contracts  permit the  Obligor thereunder  to prepay the
                      amounts due  under  such  Lease  Contract  or  otherwise
                      terminate  the  Lease  Contract prior  to  its scheduled
                      expiration date (except for a DE MINIMIS number of Lease
                      Contracts  which  allow  for   a  prepayment  or   early
                      termination  upon payment of an amount which is not less
                      than the  Required Payoff  Amount). Nevertheless,  under
                      the  Transfer and Servicing Agreement, the Servicer will
                      be permitted to  allow Prepayments of  any of the  Lease
                      Contracts,  but only if the amount  paid by or on behalf
                      of the Obligor (or, in the case of a partial Prepayment,
                      the sum  of  such  amount  and  the  remaining  Contract
                      Principal   Balance   of   the   Lease   Contract  after
                      application of such  amount) is  at least  equal to  the
                      Required Payoff Amount for such Lease Contract.

                      Most  Loan  Contracts permit  the Obligor  thereunder to
                      prepay the Loan Contract,  in whole or  in part, at  any
                      time at par plus accrued interest. Approximately 4.0% of
                      the   Contracts  (by  Initial  Contract  Pool  Principal
                      Balance) were Loan Contracts.

                      The "Required Payoff Amount," with respect to any Collection Period for any Contract, is equal to the sum of:

                          (i) the  Scheduled Payment  due in  such  Collection
                        Period, together with any Scheduled Payments due in prior Collection Periods and not yet received, plus

                          (ii) the Contract Principal Balance of such Contract
                        as of the last day of such Collection Period (after taking into account the Scheduled Payment due in such Collection Period).

                      In no event will Pledged Revenues include (nor will the Notes or the Equity Certificates otherwise be payable from) any portion of a Prepayment on a Lease Contract which exceeds the Required Payoff Amount for such Contract.

LIQUIDATED
 CONTRACTS..........  Liquidation Proceeds  (which will  consist generally  of all  amounts received by the Servicer in connection with
                      the

                      liquidation of a Contract and disposition of the related
                      Equipment, net of any related out-of-pocket liquidation expenses) will be allocated as follows:

                          (i) with respect to any Loan Contract, all such Liquidation Proceeds will be allocated to the Owner
                        Trust; and

                          (ii)  with  respect  to  any  Lease  Contract,  such
                        Liquidation Proceeds will be  allocated on a pro  rata
                        basis  between the Depositor, on the one hand, and the
                        Owner Trust, on the  other, based respectively on  (a)
                        the  "Book Value" of the  Leased Equipment (which is a
                        fixed  amount  equal  to  the  value  of  the   Leased
                        Equipment as shown on the accounting books and records
                        of  TCC or the  applicable Originator, as appropriate,
                        as of the  Cut-Off Date) and  (b) the Required  Payoff
                        Amount  for such Lease Contract  (determined as of the
                        Collection Period  during  which such  Lease  Contract
                        became  a Liquidated Contract);  provided that, in the
                        event the Liquidation Proceeds in respect of any Lease
                        Contract and the related  Leased Equipment exceed  the
                        sum  of the  Required Payoff Amount  for such Contract
                        and the Book Value of such Leased Equipment, any  such
                        excess shall be allocated solely to the Depositor.

                      All Liquidation Proceeds which are so allocable to the Owner Trust will be deposited in the Collection Account and constitute Pledged Revenues to be applied to the payment of interest and principal on the Notes and the Equity Certificates in accordance with the priorities described under "Priority of Payments" below.

SERVICING...........  The  Servicer   will   be  responsible   for   managing,
                      administering,  servicing and making  collections on the
                      Contracts. Compensation to the  Servicer will include  a
                      monthly fee (the "Servicing Fee"), which will be payable
                      to  the  Servicer  from  the  Amount  Available  on each
                      Payment Date,  in  an amount  equal  to the  product  of
                      one-twelfth of    % per annum multiplied by the Contract
                      Pool  Principal Balance determined as of the last day of
                      the second preceding Collection Period (or, in the  case
                      of  the  Servicing Fee  with  respect to  the Collection
                      Period commencing on the Cut-Off Date, the Contract Pool
                      Principal Balance as of the Cut-Off Date), plus any late
                      fees,  late   payment  interest,   documentation   fees,
                      insurance administration charges and other
                      administrative  charges and  a portion  of any extension
                      fees (collectively, the "Administrative Fees") collected
                      with  respect  to  the  Contracts  during  the   related
                      Collection   Period  and  any   investment  earnings  on
                      collections prior to deposit  thereof in the  Collection
                      Account.  The  Servicer  may be  terminated  as Servicer
                      under certain circumstances, in which event a  successor
                      Servicer  would be  appointed to  service the Contracts.
                      See "AT&T Capital Corporation"  and "Description of  the
                      Transfer  and Servicing Agreement -- Servicing -- Events
                      of Termination."

MANDATORY PURCHASE
 OF CERTAIN
 CONTRACTS..........  TCC will  make  certain representations  and  warranties with respect to each Contract and the related Equipment,
                      as   more   fully   described  in   "The   Contracts  --
                      Representations  and  Warranties   Made  by  TCC."   The
                      Indenture  Trustee will  be entitled  to require  TCC to
                      purchase any  Contract  and,  in the  case  of  a  Lease
                      Contract, the related Leased Equipment, at a price equal
                      to   (i)  the  Required  Payoff  Amount,  plus  (ii)  if
                      applicable,  the  Book  Value  of  the  related   Leased
                      Equipment  (which Book Value amount will be allocated to
                      the  Depositor),  if  the  value  of  the  Contract   is
                      materially  and adversely  affected by  a breach  of any
                      such representation  or  warranty  which  is  not  cured
                      within a specified period.

EQUITY
 CERTIFICATES.......  The  Owner  Trust  will issue  the  Equity Certificates, representing the  beneficial ownership  interest in  the
                      Owner  Trust, to the  Depositor. The Equity Certificates
                      will be  transferred  by  the Depositor  in  a  separate
                      transaction  unrelated to the issuance of the Notes. The
                      Equity  Certificates  will   be  payable  from   Pledged
                      Revenues  in the  priority described  under "Priority of
                      Payments"  below.  It  is   expected  that  the   Equity
                      Certificates  initially  will  represent  the  right  to
                      receive principal in an amount equal to approximately 4%
                      of the Initial Contract Pool Principal Balance, together
                      with interest thereon  at an interest  rate of    %  per
                      annum. Commencing on the first Payment Date,    % of the
                      Monthly  Principal Amount will be  payable on the Equity
                      Certificates on  each Payment  Date,  on a  parity  with
                      payment  of principal on the  Notes, until the aggregate
                      amount so paid  equals $           (which is  1% of  the
                      Initial Contract Pool Principal Balance).

LEASED EQUIPMENT....  The  Depositor will not transfer  to the Owner Trust its ownership or security interest in the Equipment  related
                      to   the  Lease  Contracts   (the  "Leased  Equipment"),
                      including the right to receive the Leased Equipment  (or
                      the  purchase price  therefor or  proceeds thereof) upon
                      expiration of  the original  term of  the related  Lease
                      Contract.  The Depositor  will also not  transfer to the
                      Owner Trust the right to receive the following:

                      (i) a portion of certain Prepayments (as described in clause (ii) of the definition of "Pledged Revenues"), which portion is anticipated to represent the value of the related Leased Equipment;

                      (ii) a portion of the Liquidation Proceeds derived from the liquidation of any Lease Contract and disposition of the related Leased Equipment (as described under "Liquidated Contracts" above); and

                      (iii) the purchase price paid by TCC to purchase any Leased Equipment due to a breach of any of TCC's representations and warranties with respect to the related Lease Contract (as described under "Mandatory
                        Purchase of Certain Contracts" above).

                      Amounts payable to  the Depositor in  respect of  Leased
                      Equipment or otherwise as described above are not available to pay, and will not provide security for the payment of, interest or principal on the Notes or the Equity Certificates.

SERVICING AND
 COLLECTION
 ACCOUNTS...........  The Indenture  Trustee  will establish  and  maintain  a
                      Servicing Account, into which the Servicer will deposit,
                      no  later  than the  second  Business Day  after receipt
                      thereof,   all    Scheduled    Payments,    Prepayments,
                      Liquidation  Proceeds and other  amounts received by the
                      Servicer in respect of  the Contracts after the  Cut-Off
                      Date.  The  Indenture  Trustee will  also  establish and
                      maintain  the  Collection  Account,  into  which   those
                      amounts   deposited   in  the   Servicing   Account  and
                      constituting Pledged Revenues will be transferred within
                      three Business Days following the deposit thereof in the
                      Servicing Account. The Servicer will be permitted to use
                      any alternative remittance schedule which is  acceptable
                      to  the Rating Agencies  if the effect  thereof will not
                      result in a  qualification, reduction  or withdrawal  of
                      any  of the  ratings then  applicable to  the Notes. See
                      "Description of the Transfer and Servicing Agreement  --
                      Collections on Contracts."

CASH COLLATERAL
 ACCOUNT............  A  "Cash Collateral  Account" will be  established on or prior to the Closing Date  and will be available to  the
                      Indenture  Trustee.  The  Cash  Collateral  Account will
                      initially be funded in an  amount equal to     % of  the
                      Initial  Contract Pool  Principal Balance (approximately
                      $       ). Amounts on deposit  from time to time in  the
                      Cash  Collateral Account (up  to, but not  in excess of,
                      the Requisite Amount (as  defined under "Description  of
                      the   Notes  --  Cash   Collateral  Account"),  and  not
                      including any investment earnings  on such funds)  shall
                      be  used  to fund  the  amounts specified  below  in the
                      following order of priority (to the extent that  amounts
                      on  deposit in the Collection  Account as of any Deposit
                      Date are  insufficient therefor  and provided  that  any
                      such insufficiency has resulted, directly or indirectly,
                      from   delinquencies  or  defaults,   or  both,  on  the
                      Contracts):

                      (i)  to  pay  interest  on  the  Notes  and  the  Equity
                      Certificates in the following order of priority:

                      (a) interest on the Class A Notes (including any overdue
                          interest and interest thereon),

                      (b) interest on the Class B Notes (including any overdue
                          interest and interest thereon), and

                      (c)  interest on the  Equity Certificates (including any
                          overdue interest and interest thereon);

                      (ii) to pay any Principal Deficiency Amount (equal to the lesser of:

                      (a) the  aggregate Liquidation  Losses on  all Contracts
                          that became Liquidated Contracts during the  related
                          Collection Period, or

                      (b)  the excess, if any,  of (A) the aggregate principal
                          balance of  the Notes  and the  Equity  Certificates
                          (after  giving effect to  all other distributions of
                          principal  on  such  Payment  Date),  over  (B)  the
                          aggregate  of  the Required  Payoff Amounts  for all
                          Contracts  as  of  the  last  day  of  the   related
                          Collection Period); and

                      (iii)   to  pay  principal  on   the  Notes  and  Equity
                      Certificates at  the  applicable  Stated  Maturity  Date
                        thereof.

                      If  and to the extent that  the amount on deposit in the
                      Cash Collateral Account as of  any Payment Date is  less
                      than  the  Requisite Amount,  such  deficiency is  to be
                      restored from  the  remaining  Amount  Available,  after
                      payment  of the Servicing Fee and interest and principal
                      on the Notes and  the Equity Certificates, as  described
                      under  "Priority  of  Payments"  below.  Any  amount  on
                      deposit in the Cash Collateral Account in excess of  the
                      Requisite  Amount, and all  investment earnings on funds
                      in the Cash  Collateral Account, will  be released  from
                      the  Cash  Collateral Account  and paid  to or  upon the
                      order of the  Depositor, and  will not  be available  to
                      make  payments on the Notes  or the Equity Certificates.
                      See  "Description  of  the  Notes  --  Cash   Collateral
                      Account."

PRIORITY OF
 PAYMENTS...........  On  each  Payment Date,  the  Indenture Trustee  will be required to make the following payments, first, from the
                      Related Collection Period  Pledged Revenues, second,  to
                      the   extent  the  Related   Collection  Period  Pledged
                      Revenues are insufficient to  pay interest on the  Notes
                      and  the Equity  Certificates on such  Payment Date, the
                      amount necessary  to cure  such insufficiency  from  the
                      Current  Collection Period  Pledged Revenues,  and third
                      (but only as  to amounts  described in  clause (ii)  and
                      certain  amounts included in clause (iii)), from amounts
                      permitted to  be  withdrawn  from  the  Cash  Collateral
                      Account  as  described under  "Cash  Collateral Account"
                      above, in  the following  order of  priority (except  as
                      otherwise  described under "Description  of the Notes --
                      Events of Default; Rights Upon Event of Default"):

                      (i) the Servicing Fee;

                      (ii) interest on the Notes and the Equity Certificates in the following order of priority:

                      (a) interest on the Class A Notes (including any overdue
                          interest and interest thereon),

                      (b) interest on the Class B Notes (including any overdue
                          interest and interest thereon), and

                      (c)  interest on the  Equity Certificates (including any
                          overdue interest and interest thereon);

                      (iii) an amount equal to the Monthly Principal Amount as of such Payment Date in respect of principal on the
                        Notes and the Equity Certificates in the priority described under "Principal" above;

                      (iv) to the Cash Collateral Account, the amount, if any,
                        necessary to increase the balance therein to the Requisite Amount; and

                      (v) the remainder, if any, to payment of certain amounts
                        payable in connection with the Cash Collateral Account and thereafter to the Equity Certificateholders.

OPTIONAL PURCHASE OF
 CONTRACTS..........  The  Depositor may purchase all  of the Contracts on any
                      Payment Date  following the  date  on which  the  unpaid
                      principal   balance   of  the   Notes  and   the  Equity
                      Certificates is less  than 10% of  the Initial  Contract
                      Pool Principal Balance, subject to certain provisions as
                      described  herein  under  "Description of  the  Notes --
                      Optional Purchase of Contracts."  The purchase price  to
                      be  paid in  connection with  such purchase  shall be at
                      least equal to the unpaid principal balance of the Notes
                      and the Equity Certificates as of such Payment Date plus
                      interest  to  be  paid  on  the  Notes  and  the  Equity
                      Certificates  on such Payment Date. The proceeds of such
                      purchase shall be  applied on such  Payment Date to  the
                      payment  of the remaining principal balance of the Notes
                      and  the  Equity  Certificates,  together  with  accrued
                      interest thereon.

U.S. TAXATION.......  In  the  opinion of  counsel  to the  Depositor  and the opinion of counsel to  the Underwriters, the Notes  will
                      be  characterized  as indebtedness  and the  Owner Trust
                      will  not  be  characterized  as  an  "association"   or
                      "publicly  traded partnership" taxable  as a corporation
                      for federal income tax purposes. Each Noteholder, by its
                      acceptance of a Note, will  agree to treat the Notes  as
                      indebtedness  for  federal, state  and local  income tax
                      purposes. Prospective investors  are advised to  consult
                      their  own tax advisors regarding the federal income tax
                      consequences of the purchase, ownership and  disposition
                      of  Notes, and  the tax  consequences arising  under the
                      laws of  any state  or  other taxing  jurisdiction.  See
                      "United States Taxation."

                      In the opinion of counsel, under United States federal income tax law in effect as of the date hereof, payments of principal and interest on the Notes to a United
                      States Alien Holder will not be subject to United States federal withholding tax (subject to the exceptions noted in "United States Taxation -- Tax Consequences to United
                      States Alien Holders"). If such law were to change and, as a result thereof, United States withholding tax were imposed on such payments, a United States Alien Holder would receive such payments net of such withholding tax, and neither the Owner Trust, the Depositor, TCC nor any other party would have any obligation to gross up such payments to compensate for such withholding tax.

ERISA
 CONSIDERATIONS.....  If the Notes are  considered to be indebtedness  without substantial equity features under a regulation issued by
                      the  United States Department  of Labor, the acquisition
                      or holding of Notes  by or on behalf  of a Benefit  Plan
                      will  not cause the assets of  the Owner Trust to become
                      plan   assets,   thereby   generally   preventing    the
                      application of certain prohibited

                      transaction  rules  of  the  Employee  Retirement Income
                      Security Act  of 1974,  as  amended ("ERISA"),  and  the
                      Internal  Revenue Code of 1986, as amended (the "Code"),
                      that otherwise  could possibly  be applicable.  Although
                      there  can be no  assurances in this  regard, it appears
                      that the Notes should be treated as indebtedness without
                      substantial  equity  features   for  purposes  of   such
                      regulation.  As a result,  subject to the considerations
                      described in  "ERISA Considerations"  herein, the  Notes
                      are  eligible  for  purchase  with  plan  assets  of any
                      Benefit Plan.  However,  a  fiduciary  or  other  person
                      contemplating  purchasing the Notes on behalf of or with
                      plan assets of any Benefit Plan should carefully  review
                      with  its legal advisors whether the purchase or holding
                      of the Notes could give rise to a transaction prohibited
                      or not otherwise permissible under ERISA or Section 4975
                      of the Code. See "ERISA Considerations."

LEGAL INVESTMENT....  The Class  A-1 Notes  will  be eligible  securities  for purchase by money market funds under Rule 2a-7 under the
                      Investment Company Act of 1940.

REGISTRATION,
 CLEARANCE AND
 SETTLEMENT OF
 NOTES..............  Each of the Notes will be registered in the name of Cede
                      &  Co., as the  nominee of The  Depository Trust Company
                      ("DTC"), and  will be  available  for purchase  only  in
                      book-entry  form on the records of DTC and participating
                      members thereof. Notes will be issued in definitive form
                      only under  the  limited circumstances  described  under
                      "Description  of  the  Notes --  Definitive  Notes." All
                      references herein  to "Holders"  or "Noteholders"  shall
                      reflect  the rights  of beneficial owners  of Notes (the
                      "Note Owners"),  as they  may indirectly  exercise  such
                      rights  through DTC  and participating  members thereof,
                      except as otherwise  specified herein. See  "Description
                      of  the Notes  -- Book-Entry  Registration." Noteholders
                      may elect to hold their Notes through DTC (in the United
                      States)  or  Cedel  Bank   or  Euroclear  (in   Europe).
                      Transfers  will be made in accordance with the rules and
                      operating procedures described in Appendix A hereto.

LISTING.............  Application has  been  made to  list  the Notes  on  the
                      Luxembourg Stock Exchange.

GOVERNING LAW.......  The   Transfer  and   Servicing  Agreement,   the  Trust
                      Agreement, the Purchase Agreement, the Indenture and the
                      Notes will be governed by the  laws of the State of  New
                      York.

                                  RISK FACTORS

    Prospective Noteholders should consider the following factors in connection with the purchase of the Notes:

LIMITED ASSETS OF THE OWNER TRUST

    The Notes are secured by the payments to be derived from the Contracts and other Trust Assets, which will not include any amounts constituting the purchase price for or proceeds of Leased Equipment upon expiration of the original term of the related Lease Contract or the portion of the Liquidation Proceeds derived from the liquidation of any defaulted Lease Contract and disposition of the related Leased Equipment that is allocable to the Depositor as described herein, which amounts will be paid solely to the Depositor. Moreover, the Owner Trust will have no assets other than the Contracts (including all or, in the case of Lease Contracts, an allocable portion of the Liquidation Proceeds derived from the disposition of the related Equipment or otherwise upon the liquidation of defaulted Contracts), amounts on deposit from time to time in the Collection Account and the accounts established pursuant to the Transfer and Servicing Agreement and the right to certain amounts in the Cash Collateral Account. The Notes will represent obligations solely of the Owner Trust, and none of the Notes will be insured or guaranteed, directly or indirectly, by TCC, the Depositor, the Indenture Trustee or the Owner Trustee (or any affiliate of any of them) or any other person or entity. Consequently, Holders of the Notes must rely for payment of interest and principal thereon on a given Payment Date on the Amount Available for such Payment Date.

SUBORDINATION OF THE CLASS B NOTES

    To the extent described herein under "Description of the Notes -- Distributions" and "-- Subordination of Class B Notes and Equity Certificates,"
(i) payments of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and (ii) payments of interest and principal on the Equity Certificates will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and the Class B Notes. In addition, payments of principal on the Notes will be subordinated in priority of payment to payments of interest on the Notes and the Equity Certificates. The Equity Certificates initially will represent the right to receive principal in an amount equal to 4% of the Initial Contract Pool Principal Balance, but such amount will be reduced as a result of principal payments made on the Equity Certificates (see "Description of the Notes -- Principal"), which will reduce the benefit to the Notes of the subordination of the Equity Certificates.

    Delinquencies and defaults on the Contracts could eliminate the protection afforded the Class B Noteholders by the Cash Collateral Account and the subordination of the Equity Certificates, and the Class B Noteholders could incur losses on their investment as a result. Further delinquencies and defaults on the Contracts could eliminate the protection offered to the Class A Noteholders by the subordination of the Class B Notes, and such Noteholders could also incur losses on their investment as a result.

BANKRUPTCY AND INSOLVENCY RISKS

    Dorsey & Whitney LLP, counsel to the Depositor, will deliver a legal opinion to the effect that, subject to the qualifications and limitations expressed therein, the transfer of the Contracts and the Leased Equipment from the Originators to the Depositor constitutes a sale or absolute assignment, rather than a pledge to secure indebtedness of TCC or the Originators; and that in the event that TCC or any of the Originators were to become a debtor under the federal bankruptcy code, a creditor or trustee in bankruptcy would be unable to successfully challenge the transfer of the Contracts and the Leased Equipment to the Depositor and the Contracts, payments thereunder and the Equipment would not be property of the bankruptcy estate. However, if TCC or any of the Originators were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of TCC or such Originator, or TCC or such Originator or either of them as debtor-in-possession, might argue that such transfer of the Contracts and the Equipment from the Originators to the Depositor was (or should be recharacterized as) a pledge of such assets rather than a sale. If this position were accepted by a court, any Lease Contracts considered to be "true" leases under the applicable Insolvency Laws (as described under "The Contracts--Description of the Contracts"), and any other Contract considered to be executory under such Insolvency Laws, could be rejected by such trustee in bankruptcy or by TCC or such Originator as debtor-in-possession, which would result in the termination of Scheduled Payments under any such Contracts and reductions in distributions to Noteholders, and Noteholders could incur a loss on their investment as a result. To reduce the likelihood of such rejection, UCC financing statements perfecting a security interest for the benefit of the Depositor in the Equipment, and assignments of such perfected security interest to the Owner Trust and the Indenture Trustee, will be filed against the Originators (except in two States representing less than 3.5% of the Initial Contract Pool Principal Balance). Even if such Contracts were not so rejected in the event of an insolvency of TCC or any of the Originators, the Owner Trust and the Indenture Trustee could experience a delay in or reduction of collections on all of the Contracts, and Noteholders could incur a loss on their investment as a result. In addition, in the event of an insolvency of an originator other than one of the Originators, a court could attempt to recharacterize the sale of the Contracts by such third-party originator to the applicable Originator as a borrowing from the Originator, secured by a pledge of such Contracts and the rights in the Equipment.


    A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a "security interest" that must be perfected under the Uniform Commercial Code ("UCC"). Although the Contracts constitute chattel paper or general intangibles rather than accounts under the UCC, sales of chattel paper, like sales of accounts, must be perfected under
Article 9 of the UCC. If TCC or any of the Originators were to become a debtor under any Insolvency Law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, the Owner Trust (and thus the Indenture Trustee) could experience a delay in or reduction of collections on the Contracts, and Noteholders could incur a loss on their investment as a result.

    Dorsey & Whitney LLP will deliver a legal opinion to the effect that, subject to the qualifications and limitations expressed therein, if any of the Originators or TCC were to become a debtor in a bankruptcy case, a bankruptcy court would not order that the assets and liabilities of the Depositor be consolidated with those of such Originator or TCC. The Depositor has taken steps in structuring the transactions described herein that are intended to prevent the voluntary or involuntary application for relief by or on behalf of TCC or any Originator under any Insolvency Law from resulting in the consolidation of the assets and liabilities of the Depositor with those of TCC or such Originator. Such steps include the maintenance of separate books and records and the insistence on arm's-length terms in all agreements with TCC, the Originators and affiliates thereof. Nevertheless, there can be no assurance that, in the event of a bankruptcy or insolvency of TCC or any Originator, a court would not order that the Depositor's or Owner Trust's assets and liabilities be consolidated with those of TCC or such Originator. Any such order would adversely affect the Owner Trust's and Noteholders' ability to receive payments on the Contracts, and Noteholders could incur a loss on their investment as a result.

    Under federal or state fraudulent transfer laws, a court could, among other things, subordinate the rights of the Noteholders in the Contracts and Equipment to the rights of creditors of TCC or the Originators, if a court were to find, among other things, that TCC or the Originators received less than reasonably equivalent value or fair consideration for the Contracts and the Equipment and, at the time of any transfers, was insolvent or rendered insolvent as a result of such transfer, and Noteholders could incur a loss on their investment as a result.

    While TCC is the Servicer, cash collections held by TCC may, subject to certain conditions, be commingled and used for the benefit of TCC prior to the date on which such collections are required to be deposited in a Collection Account as described under "Description of the Transfer and Servicing Agreement -- Collections on Contracts" and, in the event of the insolvency or receivership of TCC or, in certain circumstances, the lapse of certain time periods, the Owner Trust may not have a perfected ownership or security interest in such collections, and Noteholders could incur a loss on their investment as a result.

    If the Depositor were to become insolvent under any Insolvency Law, delays and reductions in the amount of distributions to Noteholders could occur. The Depositor has taken certain steps to minimize the likelihood that it will become bankrupt or otherwise insolvent. The Depositor is prohibited by its organizational documents and the Transfer and Servicing Agreement from engaging in activities (including the incurrence or guaranty of debt) other than those permitted by the Trust Agreement and the Transfer and Servicing Agreement. See "The Depositor and the Owner Trust -- The Depositor." Its certificate of incorporation also contains restrictions on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of all its directors, including its independent directors. The Indenture Trustee, on behalf of the Noteholders, will covenant not to subject the Depositor to bankruptcy proceedings until the Notes have been paid in full and one year and one day has elapsed. The Depositor believes that such actions substantially mitigate the risk of an involuntary bankruptcy petition being filed against it.

    TCC will make certain representations and warranties regarding the Contracts, the Equipment and certain other matters (see "The Contracts -- Representations and Warranties Made by TCC"). In the event that any such representation or warranty with regard to a specific Contract is breached, is not cured within a specified period of time, and the value of such Contract is materially and adversely affected by such breach, TCC shall be required to purchase the Contract from the Owner Trust at a price equal to the Required Payoff Amount of such Contract, and, in the case of a Lease Contract, shall be required to purchase the related Leased Equipment from the Depositor at a price equal to the Book Value thereof. In the event of a bankruptcy or insolvency of TCC, the Indenture Trustee's right to compel a purchase would both be impaired and have to be satisfied out of the available assets, if any, of TCC's bankruptcy estate, and Noteholders could incur a loss on their investment as a result.

YIELD AND PREPAYMENT CONSIDERATIONS


    The weighted average life of the Notes will be reduced by prepayments and early terminations of the Contracts. Prepayments may result from payments by Obligors, certain amounts received as a result of default or early termination of a Contract, the receipt of proceeds from the physical damage to the Equipment to the extent described herein under "The Contracts," purchases by TCC of Contracts as a result of certain uncured breaches of the representations and warranties made by it with respect thereto (see "The Contracts -- Representations and Warranties Made by TCC") or the Depositor exercising its option to purchase all of the remaining Contracts (see "Description of the Notes -- Optional Purchase of Contracts"). Generally, none of the Lease Contracts permit a prepayment or early termination thereof. Nevertheless, TCC historically has permitted lessees to terminate leases early, either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium, or both. The Transfer and Servicing Agreement will permit the Servicer to allow a voluntary prepayment of a Lease Contract by an Obligor at any time so long as the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Contract Principal Balance of the Lease Contract after application of such amount) is at least equal to the Required Payoff Amount for such Lease Contract. Approximately 4.0% of the Contracts (by Initial Contract Pool Principal Balance) are Loan Contracts, most of which permit the Obligor to prepay the Contract, in whole or in part, at any time. The amounts so received in respect of such prepayments are to be added to the Amount Available and applied in the priority described in "Description of the Notes -- Distributions." No assurance can be given as to the rate of prepayments or as to whether there will be a substantial amount of prepayments, nor can any assurance be given as to the level or timing of any prepayments that do occur. As the rate of payment of principal of the Notes will depend on the rate of payment (including prepayments) on the Contracts, final payment of a Class of Notes could occur significantly earlier than the Stated Maturity Date of such Class. There can be no assurance that

Noteholders will be able to reinvest principal paid on any Class of Notes at an interest rate equal to the Interest Rate for such Class, and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Notes. See "Weighted Average Life of the Notes" in Appendix B hereto.

CERTAIN LEGAL ASPECTS OF THE CONTRACTS

    The transfer of the Contracts by the Originators to the Depositor and by the Depositor to the Owner Trust, the perfection of the interest of the Depositor and the Owner Trust in the Contracts and the right to receive payments thereon, and the Owner Trust's and the Indenture Trustee's interest in such Contracts and in the Equipment are subject to the requirements of the UCC as in effect in New York and the states where the various Originators, the Depositor and the Owner Trust are located and, with respect to certain of the Equipment, in the various states in which the Equipment subject to the applicable Contract is located from time to time. The Depositor will take or cause to be taken such actions as are required to perfect the transfer to the Owner Trust of the Depositor's rights in the Contracts and the right to receive payments thereunder and to perfect the security interest of the Indenture Trustee in the Owner Trust's rights in the Contracts and the right to receive payments thereunder.

    It has been the general policy of TCC, depending on the dollar amount and type of the particular Contract, the perceived credit quality of the particular Obligor and the estimated repossession value of the particular related Equipment, not to file or (in certain cases) not to obtain or file UCC financing statements with respect to the Equipment relating to certain Contracts. See "The Originators -- Underwriting and Servicing -- Documentation." With respect to any such Contracts that were deemed to be loans or leases intended for security (as described under "The Contracts -- Description of the Contracts"), a purchaser from the applicable Obligor of the related Equipment would acquire such Equipment free and clear of the interest of the applicable Originator in such Equipment, and a creditor of the Obligor which has taken a security interest in such Equipment and filed a UCC financing statement with respect thereto or a trustee in the bankruptcy of such Obligor would have priority over the interest of the applicable Originator in such Equipment. Any such purchaser, creditor or trustee would have an interest superior to the interest of the Owner Trust in such Equipment, which interest is derived from the transfer and conveyance of a security interest in the Equipment by the Depositor to the Owner Trust. All of the Contracts prohibit the Obligor from selling or pledging the related Equipment to third parties.

    Due to the administrative burden and expense, no assignments of the UCC financing statements evidencing the security interest of the Originators in the Equipment (to the extent that such financing statements have been filed against the Obligor, as discussed above) will be filed to reflect the Depositor's, the Owner Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Owner Trust's interest in the Contracts or perfection of the Indenture Trustee's interest in such Contracts (including the related Originator's security interest in the related Equipment), it does expose the Owner Trust (and thus Noteholders) to the risk that the Originator could release its security interest in the Equipment of record, and it could complicate the Owner Trust's enforcement, as assignee, of the Originator's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of disposition of the Equipment subject to a Liquidated Contract, which are to be allocated to the Owner Trust as described under "Description of the Notes -- Liquidated Contracts." Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee.

    The Servicer will hold the Contracts and certain related documents on behalf of the Owner Trust and Indenture Trustee. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession. UCC financing statements will be filed in the appropriate jurisdictions reflecting the sale and assignment of the Contracts and the Originators' interests in the Equipment by the Originators to the Depositor, the transfer and assignment of the Contracts by the Depositor to the Owner Trust and the pledge of the Contracts by the Owner Trust to the Indenture Trustee, and the Servicer's accounting records and computer systems will also reflect such sale, assignment, transfer and pledge. The Contracts will not, however, be stamped or otherwise marked to reflect that such Contracts have been sold to the Depositor, transferred to the Owner Trust or pledged to the Indenture Trustee. If, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took a security interest in) any of such Contracts in the ordinary course of business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the Owner Trust and Indenture Trustee if the purchaser (or secured party) acquired (or took a security interest in) such Contracts for new value and without actual knowledge of the Owner Trust's or Indenture Trustee's interest. Such superior interest may include an ownership interest, which would cut off all rights of the Owner Trust to such Contracts and payments thereunder, or a security interest, which would be senior to the security interest held by the Owner Trust; in either case, Noteholders could incur a loss on their investment as a result.

NO GROSS-UP FOR WITHHOLDING TAX

    In the opinion of counsel, under current United States federal income tax law in effect as of the date hereof, payments of principal and interest on the Notes to a United States Alien Holder will not be subject to United States federal withholding tax (subject to the exceptions noted in "United States Taxation -- Tax Consequences to United States Alien Holders"). If such law were to change and, as a result thereof, United States withholding tax were imposed on such payments, a United States Alien Holder would receive such payments net of such withholding tax; and neither the Owner Trust, the Depositor, TCC nor any other party has any obligation to gross up such payments to account for such withholding tax.

LIMITED LIQUIDITY

    There is currently no market for the Notes. The U.S. Underwriters expect, but will not be obligated, to make a market for the Notes in the United States; and the International Managers expect, but will not be obligated, to make a market for the Notes outside the United States. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will provide the Holders of such Notes with liquidity of investment or will continue for the life of such Notes. Although it is expected that the Notes will be listed on the Luxembourg Stock Exchange, there can be no assurances that such listing will increase the liquidity of the Notes.

BOOK-ENTRY REGISTRATION

    The Notes will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Notes in the secondary market and the ability of the Noteholders to pledge them may be adversely affected. See "Underwriting" and "Description of the Notes -- Book-Entry Registration." The Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described under "Description of the Notes -- Definitive Notes," beneficial owners will not be recognized by the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly through DTC and its participating organizations. In addition, the laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the Notes.

                       THE DEPOSITOR AND THE OWNER TRUST

THE DEPOSITOR

    Antigua Funding Corporation is incorporated under the laws of the State of Delaware and is a wholly owned subsidiary of TCC. On the Closing Date, all of the Contracts and the interests of the Originators in the related Equipment will be transferred by the Originators to the Depositor in return for stock in the Depositor, pro rata in accordance with the value of the Contracts and Equipment transferred by each Originator. The Depositor will pay to the Originators the net proceeds received from the offering and sale of the Notes and the Equity Certificates.

    The Depositor has been formed solely for the purposes of the transactions described in this Prospectus; and under its incorporation documents and the Transfer and Servicing Agreement, the

Depositor is not permitted to engage in any activity other than (i) acquiring the Contracts and interests of the Originators in the Equipment related thereto,
(ii) transferring and conveying the Loan Contracts and the security interests in the related Equipment to the Owner Trust, (iii) transferring and conveying the Lease Contracts to the Owner Trust, (iv) executing and performing its obligations under the Trust Agreement, the Purchase Agreement, and the Transfer and Servicing Agreement, (v) holding or transferring the Equity Certificates,
(vi) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith and (vii) engaging in similar transactions with respect to other trusts similar to the Owner Trust. The Depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of the Owner Trust and the issuance of the Notes. The Depositor is not liable, responsible or obligated, directly or indirectly, for payment of any principal, interest or any other amount in respect of any of the Notes.

    The Depositor will not transfer to the Owner Trust its ownership or security interest in the Equipment related to the Lease Contracts (the "Leased
Equipment"), including the right to receive the Leased Equipment (or the purchase price therefor or the proceeds thereof) upon expiration of the original term of the related Lease Contracts. The Depositor will also not transfer to the Owner Trust the right to receive the following:

    (i) a portion of certain Prepayments (as described in clause (ii) of the definition of "Pledged Revenues" under "Description of the Notes -- Distributions"), which portion is anticipated to represent the value of the related Leased Equipment;

    (ii) a portion of the Liquidation Proceeds derived from the liquidation of any Lease Contract and the disposition of the related Leased Equipment (as described under "Description of the Notes -- Liquidated Contracts"); and

    (iii) the purchase price paid by TCC to purchase any Leased Equipment due to a breach of any of TCC's representations and warranties with respect to the related Lease Contract (as described under "The Contracts -- Representations and Warranties Made by TCC").

    Amounts payable to the Depositor in respect of Leased Equipment or otherwise as described above are not available to pay, and will not provide security for the payment of, interest or principal on the Notes or the Equity Certificates.

THE OWNER TRUST

    The Owner Trust was created pursuant to a Trust Agreement, dated as of September 1, 1996, between the Depositor and the Owner Trustee, and the Depositor and the Owner Trustee will enter into an Amended and Restated Trust Agreement on the Closing Date. Prior to the Closing Date, the Owner Trust will have no assets, property or obligations.

    The Owner Trust will issue the Equity Certificates, representing a beneficial ownership interest in the Owner Trust, to the Depositor. The Equity Certificates will be transferred by the Depositor in a separate transaction unrelated to the issuance of the Notes. The Equity Certificates will be payable from Pledged Revenues in the priority described under "Description of the Notes -- Distributions" below. It is expected that the Equity Certificates initially will represent the right to receive principal in an amount equal to approximately 4% of the Initial Contract Pool Principal Balance, together with interest thereon at an interest rate of % per annum. Commencing on the first Payment Date, % of the Monthly Principal Amount will be payable on the Equity Certificates on each Payment Date, on a parity with payment of principal on the
Notes, until the aggregate amount so paid  equals $         (which is 1% of  the
Initial Contract Pool Principal Balance).

    On the Closing Date, the Depositor and the Owner Trustee will execute and deliver the Amended and Restated Trust Agreement; the Owner Trust and the Indenture Trustee will execute and deliver the Indenture; the Depositor, the Indenture Trustee, the Owner Trustee and the Servicer will execute and deliver the Transfer and Servicing Agreement; and the Depositor, TCC and the Originators will execute and deliver the Purchase Agreement. On the Closing Date, the Depositor will, pursuant to the Transfer and Servicing Agreement, transfer and convey to the Owner Trust all of the Contracts and the related security interests in the Equipment in consideration for (i) the proceeds from the sale of the Notes, less that portion thereof to be used to fund a portion of the Cash Collateral Account and to pay the expenses of the Depositor, and (ii) the Equity Certificates.

    From and after the Closing Date, the Trust Assets will consist of:

    (1) a pool of equipment lease contracts (the "Lease Contracts") and installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables (the "Loan Contracts" and, together with the Lease Contracts, the "Contracts"), with various lessees or other obligors thereunder (each, an "Obligor"), including, (a) all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date in the form of (i) Scheduled Payments (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date, (ii) Prepayments (but excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor, as described in clause (ii) of the definition of "Pledged Revenues") and (iii) Liquidation Proceeds (including any derived from the disposition of the related Equipment) received with respect to defaulted Contracts (excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor, as described under "Description of the Notes -- Liquidated Contracts"), and (b) all rights of the secured party in the Equipment related to the Loan Contracts, but excluding the rights of the lessor in the Leased Equipment (which rights, subject to the allocation of Liquidation Proceeds received in respect thereof, have been retained by the Depositor);

    (2) amounts on deposit in (and Eligible Investments allocated to) certain accounts established pursuant to the Indenture and the Transfer and Servicing Agreement, including the Collection Account;

    (3) the Depositor's rights under the Purchase Agreement; and

    (4) the Depositor's rights (but not its obligations) with respect to the Cash Collateral Account.

    The Owner Trust will not engage in any business activity other than (i) issuing the Notes and the Equity Certificates, (ii) holding and dealing with (including disposing of) the Trust Assets, (iii) making payments on the Notes and the Equity Certificates, (iv) entering into and performing the duties, responsibilities and functions required under the Transfer and Servicing Agreement, the Indenture, the Contracts, and related documents, and (v) matters related to the foregoing.

CAPITALIZATION OF THE OWNER TRUST

    The following table illustrates the capitalization of the Owner Trust as of the Cut-Off Date, as if the issuance and sale of the Notes offered hereby had taken place on such date:

Class A-1 Receivable-Backed Notes...............................  $
Class A-2 Receivable-Backed Notes...............................
Class A-3 Receivable-Backed Notes...............................
Class A-4 Receivable-Backed Notes...............................
Class B Receivable-Backed Notes.................................
Equity Certificates.............................................
                                                                  ---------
    Total.......................................................  $
                                                                  ---------
                                                                  ---------

THE OWNER TRUSTEE

    The Bank of New York will be the Owner Trustee under the Trust Agreement. The Owner Trustee is a New York banking corporation and its principal offices are located at 101 Barclay Street, New York, New York 10286. The Owner Trustee's liability in connection with the issuance and sale of the Notes and the Equity Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Indenture.

    The Owner Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Owner Trustee. The Depositor may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Any resignation or removal of the Owner Trustee will not become effective until acceptance of the appointment of a successor Owner Trustee.

                            AT&T CAPITAL CORPORATION

    AT&T Capital Corporation ("TCC") is a full-service, diversified equipment leasing and finance company that operates principally in the United States and also has operations in Europe, Canada, the Asia/Pacific region, Mexico and South America. TCC is one of the largest equipment leasing and finance companies in the United States, based on the aggregate value of equipment leased or financed, and is the largest lessor of telecommunications equipment in the United States.

    TCC, through its various subsidiaries, leases and finances a wide variety of equipment, including general office, manufacturing and medical equipment, telecommunications equipment (such as private branch exchanges, telephone systems and voice processing units), information technology equipment (such as personal computers, retail point of sale systems and automatic teller machines) and transportation equipment (primarily vehicles). In addition, TCC provides inventory financing for equipment dealers, franchise financing for franchisees and financing collateralized by real estate. TCC's leasing and financing services are marketed to (i) customers of equipment manufacturers, distributors and dealers with which TCC has a marketing relationship for financing services and (ii) directly to end-users of equipment. TCC's approximately 500,000 customers include large global companies, small and mid-sized businesses and federal, state and local governments and their agencies.

    During its 11 year history, TCC has achieved significant growth in assets, finance volume (aggregate dollar amount of equipment and other items financed), revenues and net income. At December 31, 1995, TCC's total assets were $9.5 billion, an increase of 18.9% over the prior year-end; finance volume for 1995 was $4.6 billion, an increase of 7.4% over 1994; total revenues for 1995 were $1.6 billion, an increase of 13.9% over 1994; and net income of $127.6 million for 1995 was 27.1% greater than the net income for 1994. Total assets at the end of the second quarter of 1996 were $10.1 billion representing a 15.5% increase over total assets at the end of the second quarter of 1995, and net income of $74.8 million for the first six months of 1996 represented an increase of 41.2% over the net income for the corresponding period in 1995.

    TCC's predecessor was founded in 1985 by AT&T Corp. ("AT&T") principally as a captive finance company to assist its equipment marketing and sales efforts by providing AT&T's customers with tailored financing. In 1993, AT&T sold approximately 14% of TCC's common stock in an initial public offering. TCC's common stock traded on the New York Stock Exchange under the symbol "TCC." Although TCC's common stock has been delisted following the consummation of the Merger (as described below), TCC will, from time to time, continue to issue securities in the public market and, accordingly, will continue to be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the Commission.

    On September 20, 1995, AT&T announced plans to separate itself into three publicly traded companies (AT&T, Lucent Technologies Inc. ("Lucent") and NCR Corporation ("NCR")) and to sell its remaining equity interest in TCC in a public or private sale. On October 1, 1996, Antigua Acquisition Corporation, a newly formed Delaware corporation ("MergerCo."), merged with and into TCC, with TCC being the surviving company (the "Merger"), and the outstanding common stock of TCC was converted into the right to receive $45 per share. As a result of the Merger, all of the outstanding equity capital of the surviving company is owned by members of management of TCC and by Hercules Limited, a newly formed Cayman Islands corporation ("HoldCo."). All of the outstanding equity capital of HoldCo. is currently owned by a group of companies led by GRS Holding Company Limited.


    TCC has an experienced management team with a significant amount of expertise in the equipment leasing and finance industry. At June 30, 1996, TCC and its subsidiaries had approximately 2,850 members (employees). The principal executive offices of TCC are located at 44 Whippany Road, Morristown, New Jersey 07962.

    The Contracts comprising the Trust Assets have been originated or, in some cases, purchased from third parties by four subsidiaries of TCC: AT&T Capital Leasing Services, Inc. ("Leasing Services"), AT&T Credit Corporation ("Credit Corp."), NCR Credit Corp. ("NCR Credit") and the Portland division of AT&T Commercial Finance Corporation (such division is referred to as "CFC") (collectively, the "Originators").


                                THE ORIGINATORS

AT&T CAPITAL LEASING SERVICES, INC.


    Leasing Services provides leasing and financing programs for certain targeted manufacturers and distributors as well as leasing and financing to existing customers. Leasing Services (formerly known as Eaton Financial Corporation) was acquired by a predecessor of Credit Corp. in March 1989, and became a subsidiary of a predecessor of TCC in connection with TCC's reorganization in March 1990. It thereafter became a subsidiary of TCC in connection with TCC's restructuring in March 1993.


    Leasing Services is headquartered in Framingham, Massachusetts and employed, as of June 30, 1996, approximately 430 people in a network of four full service offices throughout the United States and a support office in Framingham. Its portfolio of contracts includes leases and loans on a variety of equipment types, including office automation and general-purpose business equipment such as copiers and computers, as well as industry-specific equipment such as printing, machine tools and medical/ dental equipment. At June 30, 1996, the Leasing Services portfolio (which includes both contracts owned by Leasing Services and contracts serviced on behalf of others) was comprised of the following equipment types: computers 23%, machine tool manufacturing equipment 23%, copiers 18%, medical/ dental equipment 12%, printing equipment 7%, automobile test/repair equipment 6% and other 11%.

    At June 30, 1996, 87% of Leasing Services' portfolio of contracts consisted of leases. Approximately 21% of such leases include fair market value purchase options exercisable by the applicable lessee upon expiration of the applicable lease. The balance of the leases contain fixed price or nominal purchase options. At June 30, 1996, 13% of Leasing Services' portfolio of contracts consisted of loans, which are prepayable, in whole or in part, at any time. Generally under Leasing Services' contracts, the obligor is responsible for all maintenance, insurance and taxes.

    Leasing Services' total portfolio of contracts has a customer base of over 146,000 customers (as of June 30, 1996), who are mainly small and medium-sized companies. The portfolio is also broadly diversified; as of June 30, 1996, the ten largest customers comprised only 0.5% of the aggregate portfolio. As of June 30, 1996, the average exposure per customer for the entire portfolio was approximately $13,000. In terms of geographical distribution, five states accounted for approximately 47% of outstanding receivables (California 17%, Florida 8%, New York 8%, Texas 7% and New Jersey 7%) as of June 30, 1996.

    Leasing Services' credit and collections operations are decentralized within its network of four full-service offices located in the Atlanta, Georgia; Dallas, Texas; San Francisco, California; and Boston, Massachusetts metropolitan areas. As of June 30, 1996, Leasing Services had approximately 260 members responsible for credit and contract approval and collections activities.

AT&T CREDIT CORPORATION AND NCR CREDIT CORP.


    Credit Corp. supports the sales of AT&T, Lucent and NCR equipment by providing leasing and financing options to customers who have selected equipment manufactured or supplied by these vendors. Credit Corp.'s predecessor was established as a captive finance company of AT&T in 1985. The predecessor of NCR Credit, which is a subsidiary of Credit Corp., was established as a captive finance company of NCR in 1980. In 1992, when AT&T acquired NCR, ownership of NCR Credit was transferred to TCC. At that time Credit Corp. and NCR Credit operated as separate business units of TCC. In 1995, TCC consolidated the operations of NCR Credit and Credit Corp.; relocated the credit and collections operations supporting NCR Credit from Dayton, Ohio, to Credit Corp.'s executive offices in Parsippany, New Jersey; ceased using NCR Credit to originate new financings; and began using Credit Corp. to originate business in that market segment. As of June 30, 1996, Credit Corp. employed approximately 520 members.

    Substantially all of Credit Corp.'s transactions are generated through Lucent and NCR. NCR is currently a subsidiary of AT&T, and Lucent, until recently, was a subsidiary of AT&T. See "AT&T Capital Corporation." Lucent manufactures and distributes telecommunications and related equipment, and NCR manufactures and distributes information technology (including retail point-of sale systems, automated teller machines ("ATMs") and computers). At June 30, 1996, the combined portfolio of contracts of Credit Corp. and NCR Credit (the "Combined Portfolio") comprised both leases and loans on the following equipment types: telecommunications equipment 76%, computer equipment 5%, retail point-of-sale systems 5%, ATMs 4%, and other 10%.


    At June 30, 1996, 93% of the Combined Portfolio consisted of leases. Approximately 91% of such leases include fair market value purchase options exercisable by the applicable lessee upon expiration of the applicable lease. The balance of the leases contain fixed price or nominal purchase options. At June 30, 1996, 7% of the Combined Portfolio consisted of loans, the majority of which are prepayable, in whole or in part, at any time. Generally under the contracts included in the Combined Portfolio, the obligor is responsible for all maintenance, insurance and taxes.

    Transactions generated from the sales of Lucent equipment historically are small ticket transactions (approximately 132,800 customers; average transaction size of $13,258; comprising 52% of the Lucent equipment portfolio) and middle market transactions (approximately 1,800 customers; average transaction size of $686,771; comprising 36% of the Lucent equipment portfolio). In terms of geographical distribution, five states accounted for approximately 48% of the outstanding receivables in the Lucent equipment portfolio (New Jersey 18%, California 10%, New York 9%, Illinois 6% and Texas 5%) as of June 30, 1996. Transactions generated from the sales of NCR equipment historically are large ticket transactions (approximately 20 customers; average transaction size of $14,389,623; comprising 51% of the NCR equipment portfolio) and middle market transactions (approximately 300 customers; average transaction size of $975,326; comprising 41% of the NCR equipment portfolio). In terms of geographical distribution, five states accounted for approximately 50% of the outstanding receivables in the NCR equipment portfolio (New Jersey 16%, Florida 12%, New York 8%, Wisconsin 7%, and Ohio 7%) as of June 30, 1996.

    Credit Corp.'s credit and collection operations are handled on a centralized basis through its executive offices in Parsippany, New Jersey. As of June 30, 1996, Credit Corp. had approximately 200 members in New Jersey responsible for credit and contract approvals, documentation and collections. Substantially all of these members work in teams that are focused on distinct market segments (e.g., by vendor (Lucent or NCR), by size of transaction (small ticket or middle market) or by geographic region). Other members provide company-wide oversight of the credit, contract and collections processes associated with the portfolio originated by Credit Corp. and NCR Credit. In addition, as of June 30, 1996 Credit Corp. had approximately 20 account managers located in Lucent offices throughout the United States to help process credit applications and documentation packages.

AT&T COMMERCIAL FINANCE CORPORATION

    CFC provides financing and leasing programs for manufacturers and distributors of material handling and construction equipment. CFC was formed in December 1989 in connection with the acquisition of substantially all the assets of two divisions of Pacificorp Credit, Inc.

    CFC is headquartered in Portland, Oregon and employed as of June 30, 1996, approximately 50 members, including 8 regionally deployed sales representatives. CFC's credit and collection operations are located in Portland, Oregon. As of June 30, 1996, CFC had approximately 30 members responsible for credit and collections activity.

    At June 30, 1996, the CFC portfolio (which includes both contracts owned by CFC and contracts serviced on behalf of others) related entirely to material handling equipment. At June 30, 1996, 78% of CFC's portfolio consisted of leases and 22% consisted of loans. Approximately 50% of the leases include fair market value purchase options exercisable by the applicable lessee upon expiration of the applicable lease. The balance of the leases contain fixed price or nominal options. The loans included within CFC's portfolio are prepayable, in whole or in part, at any time. Generally under CFC's contracts, the obligor is responsible for all maintenance, insurance and taxes.

    CFC's end user portfolio has a diverse customer base, with over 5,000 customers (as of June 30, 1996) comprising businesses of varying sizes in a wide variety of industries. As of June 30, 1996, the average exposure per end user customer was approximately $54,000. The ten largest end user customers comprised 21% of the aggregate end user portfolio. In terms of geographical distribution, five states accounted for approximately 32% of the outstanding end user receivables (California 9%, Texas 6%, Georgia 6%, Ohio 6% and New York 5%) as of June 30, 1996.

UNDERWRITING AND SERVICING

    CREDIT MANAGEMENT PHILOSOPHY

    TCC strives to manage certain risks in connection with its business, including credit risk and residual value risk associated with the acquisition and holding of receivables such as the Contracts. The management of these risks is critical to each strategic business unit within TCC (an "SBU"). As such, TCC has in place policies, controls, systems and procedures intended to manage and limit such risks, promote early problem recognition and corrective action as well as facilitate consistent portfolio performance measurements. Such policies, controls, systems and procedures are subject to periodic review by TCC's Risk Management Department, which includes legal, credit and asset management personnel, by TCC's internal auditors and TCC's Audit Committee. In addition, TCC's executive officers, acting as a committee (the "CLT"), regularly monitor TCC's overall risk profile.

    The control of credit losses is an important element of TCC's business. TCC seeks to minimize its credit risk through diversification of its portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. TCC's financing activities have been spread across a wide range of equipment types (E.G., general equipment, telecommunications equipment, office equipment, information technology and transportation equipment) and real estate and a large number of end-users located throughout the United States and, to a lesser extent, abroad.

    Each SBU has a senior credit officer and a credit committee that together are responsible for overseeing the quality, integrity and performance of their respective credit portfolios. Before any transaction can be committed to, it must first be credit approved by one of TCC's proprietary credit scoring models or by a duly authorized credit officer in accordance with clearly defined authorities, policies and procedures. Each SBU credit committee is charged with the responsibility of establishing credit policies appropriate for its business and periodically reviewing its credit personnel's exercise of credit authority for adherence to the established credit policies. Credit authorities are an important tool that TCC uses to manage and control its portfolio risk. Credit authorities are set in order to enable individual credit officers (and SBUs) to handle approximately 80-85% of the transactions flowing to them. This approach results in approximately 15-20% of the transactions being reviewed by higher credit authorities. This ensures oversight of an individual's judgment, credit skills and compliance with credit policy by more senior credit officials. Each SBU credit committee is empowered to establish credit authorities for qualified members of their credit staff for up to $250,000. Approval of new credit authorities up to $1,000,000 requires the approval of TCC's Chief Credit Officer or its Chief Risk Management Officer in addition to the approval of the SBU credit committee. Approval of new credit authorities in excess of $1,000,000 also require the approval of the CLT or TCC's Chief Executive Officer. The existing credit authorities allow the SBU senior credit officer to approve transactions up to $4.5 million in the case of Credit Corp., up to $2.0 million in the case of Leasing Services, up to $2.0 million in the case of NCR Credit and up to $1.5 million in the case of CFC. In addition, approval by TCC's Chief Credit Officer, Chief Risk Management Officer, Corporate Business Leader or CLT is required for transactions in excess of the SBU's credit authority and for certain other matters. The credit authority granted to approve transactions may not be delegated. Portfolio quality is monitored regularly to assess the overall condition of the portfolio and identify the major exposures within the portfolio. TCC utilizes the "one obligor concept" in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must be sufficient to approve the customer's total credit exposure. TCC tracks credit exposure in an automated fashion aggregating all SBUs' exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals are valid for up to 180 days.

    UNDERWRITING -- GENERAL

    TCC's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are made based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all transactions under $50,000 originated by Leasing Services and Credit Corp., credit scoring systems (where a computer makes the initial credit decision after consideration of many variables from the credit application data and credit bureau information, based on a statistical model of TCC's prior loss experience) are utilized to make credit decisions. TCC's proprietary credit scoring systems are designed to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality. With respect to credit decisions for those transactions which are not based on credit scoring, TCC's credit officers conduct various credit investigations including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet, TRW and other credit bureaus. In the case of larger sized transactions (generally over $100,000), TCC's credit officers will obtain and analyze financial statements from the customer. Analysis will be conducted to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Asset quality is carefully reviewed and stated liabilities are compared to the information obtained from reference checking and credit reports. Cash flow is checked for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis would typically involve a review of the potential customer's leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios and comparing the company to other companies its size in similar businesses. In this connection, various reference sources are utilized such as Robert Morris Associates Annual Statement Studies. Additionally, information may be obtained from rating agencies, securities firms, Bloomberg and numerous other sources. A written analysis is then prepared by the credit officer summarizing the amount and terms of the credit request and setting forth the credit officer's recommendation including detailed supporting rationale. Alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, are also considered in the event the customer fails to honor its payment obligations, but TCC does not impose rigid loan-to-value ratios in its underwriting processes, nor is a maximum loan-to-value ratio imposed. The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, more advance payments or other credit enhancements, and it will dictate the necessary documentation. Any subsequent modification of approval terms or required documentation must be re-approved by one of TCC's authorized credit officers. TCC also requires the credit personnel of each SBU to rate the creditworthiness of each of such unit's customer accounts over $100,000 and, in connection therewith, to take into account certain other factors affecting the credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.

    UNDERWRITING -- ADVANCED CREDIT SCORING SYSTEMS

    In  1992,  TCC  commissioned  the  Bell  Laboratories  Operations   Research
Department ("Bell Labs") to design decision support systems and associated strategies for credit risk management throughout the customer's financing life cycle. This life cycle approach, while commonplace in the consumer credit field, is not common in commercial leasing. Three sets of decision support systems were developed and implemented, covering each stage of the small ticket leasing life cycle; front-end credit decisions, credit line management, and delinquent account collections (see "-- Collections" below). Each system is comprised of a suite of statistically derived risk prediction models, a sequential decision strategy which determines the model to be used in each instance, and a risk based strategy which determines the optimal decision based upon the model results.

    The current front-end credit decisioning systems follow a series of steps including the selection and electronic retrieval of credit bureau information, the quantification of credit risk and the decision to accept, reject or manually review the credit applicant. While both Leasing Services and Credit Corp. have been using credit application scoring models based on more traditional credit scorecards since 1991 and 1989, respectively, Leasing Services implemented an improved decisioning system in March 1993, while Credit Corp. implemented such system in May 1995. Separate credit line management models have been developed and implemented within Credit Corp. in May 1995 and are currently being implemented within Leasing Services. The credit scoring systems are monitored using various reporting mechanisms and have been upgraded over time to incorporate the value of more recent data and to take advantage of improved statistical techniques. Overrides of credit scoring decisions by authorized credit officers are permitted, but are discouraged unless additional information is uncovered which materially strengthens the transaction or if sufficient credit enhancements can be obtained to mitigate the risk. Overrides are tracked by the operating units each month, and are more common at Credit Corp. than they are at Leasing Services. Such advanced credit scoring systems are not used by CFC and NCR Credit because the contracts originated by each of them have larger original balances.

    DOCUMENTATION

    Prior  to   funding  leasing   and   financing  transactions,   a   complete
documentation package (including generally a credit application, signed lease/installment sale or financing agreement, vendor invoice, initial lease/advance payment, proof of insurance (where relevant), delivery and acceptance acknowledgements and appropriate UCC financing statements) is required. Filing of UCC financing statements typically is required by Leasing Services unless the underlying equipment has a cost of less than $10,000 (or $30,000 in the case of a lease contract with a fair market value purchase option); by Credit Corp. unless the underlying equipment has a cost of less than $20,000 (or $50,000 in the case of a lease contract with a fair market value purchase option); by NCR Credit unless the underlying equipment has a cost of less than $25,000; and by CFC in all transactions.

    BILLING

    Billing for the Originators is handled by third parties, which prepare and mail monthly invoices. All customers are assigned a billing cycle and invoices are sent either 19 days before the due date in the case of Credit Corp., 30 days before the due date in the case of Leasing Services, 20 days before the due date in the case of CFC, or 25 days before the due date in the case of NCR Credit. From time to time to facilitate customer needs, the Originators will provide manual invoices. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions.

    PORTFOLIO MONITORING

    Delinquency is tracked and calculated monthly for each major portfolio segment, including segmentation by classification of days past due. In addition, non-accruals (see "-- Non-Accrual and Write-off Policy") are tracked monthly, including the portion which is deemed to be at risk by the SBU credit officials. Similarly, credit losses are monitored each month and are compared with credit losses for previous months and the corresponding month in a number of prior years. TCC also employs other techniques in evaluating the performance of its portfolio. These techniques include roll rate analysis (a type of portfolio analysis examining the rate at which accounts in various stages of delinquency become, or "roll" into, losses), a type of vintage analysis (another type of portfolio analysis in which TCC's assets are classified by age and then compared across different years (e.g., comparing loss experience for two-year-old portfolio in 1996 with that in 1995)) as well as other types of analysis. For transactions over $1,000,000, TCC conducts annual reviews of customer financial condition and risk rating. Such annual reviews are conducted on transactions over $500,000 in the event of certain higher risk ratings. All other transactions are monitored via the normal collection process, meaning that they would receive individual attention only if they became delinquent or for some other reason came to the attention of the company's credit and collections personnel -- for example, a material adverse change in the financial condition of the obligor in the transaction.

    In addition to  providing an  initial credit review,  ongoing credit  review procedures  exist to  identify at  an early  stage those  customers that  may be experiencing financial difficulty. Once identified, these customers are monitored by credit personnel, who periodically make recommendations to the SBU Credit Committee and/or the CLT about what remedial actions should be taken; what portion, if any, of total credit exposures should be written off; or whether a specific allocation of TCC's loss reserves should be made.

    In establishing allowances for credit losses, TCC's management reviews, among other things, the aging of TCC's portfolio, all non-performing leases and receivables and prior collection experience, as well as TCC's overall exposure and changes in credit risk.

    COLLECTIONS

    TCC collects overdue payments using several different methods. At Credit Corp. and Leasing Services, computerized collection management systems have been developed and deployed. Leasing Services has used outbound call management systems and behavioral scoring systems in prioritizing collection activities in its collection process since March 1994. Credit Corp. has utilized similar technology in its collection activities since 1989 with the exception of behavioral scoring, which is now being implemented company-wide following a testing period in several of Credit Corp.'s units for most of 1996. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems (also referred to as behavioral scoring). Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls (which are automatically rescheduled).

    Accounts are ranked using a suite of statistically derived risk prediction indicators (behavioral scoring) for handling in order of risk weighted exposure. The collection management systems utilize different account collection strategies as a function of risk level and account balance. Accounts with low balances and/or low risk are assigned to a low impact collection strategy which involve greater reliance upon letters in the early stages of delinquency and less reliance on telephone calls until the later stages of delinquency. Also, the number of days between actions are greater for a low risk account than in the case of a high risk account. A high impact collection strategy is assigned to accounts with high balances and/or high risk scores. In this case, telephone calls are commenced sooner in the collection process and collection actions are more closely spaced.

    At NCR Credit and CFC, account collections are undertaken in a more manual fashion with prioritization being principally driven by the number of days past due. Accounts are typically assigned to individuals or groups who will be responsible to ensure appropriate collection activities are undertaken to effectuate customer payment. The collection process is undertaken using computer generated reminder notices which are generally sent once an account is 10-15 days past due, individually tailored collection letters and telephone contact, as appropriate.

    Outside collection agencies and attorneys are frequently used to supplement collection activity. Typically an account is placed with an outside collection agency or attorney when it is 180 days or more past due. However, accounts past due less than 180 days may be placed with a collection agency or attorney depending upon the circumstances of its delinquency. Equipment may be repossessed at any time after the contracted default but repossession typically is not made until the account is past due between 70 and 180 days.

    NON-ACCRUAL AND WRITE-OFF POLICY

    TCC maintains non-accrual and write-off policies which are followed by all SBUs. The policies require that all accounts which are 90 days past due (or sooner in the event of a bankruptcy or other appropriate evidence of impairment) be placed on non-accrual, and be written off or specifically reserved at 180 days past due. Smaller transactions (generally $100,000 or less) will be written off at such time. Larger transactions (generally more than $100,000) will utilize specific reserves to appropriately reduce the carrying value of the equipment to an amount which may be "covered" by collateral value.

                                 THE CONTRACTS

DESCRIPTION OF THE CONTRACTS

    GENERAL


    The Contracts consist of Lease Contracts (96.0% by Initial Contract Pool Principal Balance) and Loan Contracts (4.0% by Initial Contract Pool Principal Balance). All of the Contracts are commercial, rather than consumer, leases or loans. The following description of the Contracts generally describes the material terms of the Contracts to be included in the Contract Pool, although an immaterial number of Contracts may differ in one or more provisions from the description below.


    The Lease Contracts include both true leases and leases intended for security as defined in Section 1-201(37) of the UCC. Under a true lease the lessor bears the risk of ownership, takes any federal tax benefits associated with the lease and no title is conferred upon the lessee. The lessee under a true lease has the right to the temporary use of equipment for a term shorter than the economic life of such equipment in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant "residual" economic interest in the leased equipment. End of lease options for true leases include purchase or renewal at fair market value. Under leases intended for security, the lessor in effect finances the "purchase" of the leased assets by the lessee and retains a security interest in the leased assets. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. These leases are considered conditional sales type leases for federal tax purposes, and, accordingly, the lessor does not take any federal tax benefits. End of lease options for such leases depend on the terms of the related Lease Contract, although generally these terms provide for purchase of the Equipment at a prestated price. The inclusion of true leases in the Contract Pool will have no income tax impact on Noteholders since the Notes are treated as debt for income tax purposes. See "United States Taxation." However, true leases are treated differently under the Bankruptcy Code from leases intended for security. See "Risk Factors--Bankruptcy and Insolvency Risks" and "Certain Legal Aspects of the Contracts--Insolvency Matters" for a discussion of these differences.

    THE FORMS OF CONTRACTS

    The Lease Contracts are generally in one of two forms: (a) a master lease agreement containing all of the general terms and conditions of the lease transaction or transactions, with schedules setting forth the specific terms of each lease transaction with that particular Obligor (a "Master Form Lease"), and
(b) specific lease agreement forms containing all of the terms and conditions of the lease transaction (a "Specific Lease Form"). Credit Corp. generally uses the Master Form Lease for lease transactions in excess of $100,000 and in connection with smaller transactions in which the Obligor has previously executed a Master Form Lease; NCR Credit uses the Master Form Lease for substantially all of its transactions; CFC uses both a Specific Lease Form and a Master Form Lease; and Leasing Services generally uses a Specific Lease Form but uses a Master Form Lease for certain vendor customers. In certain cases, the Lease Contract may be written on another form which was created by one of the Originators, by a customer or by a third-party originator. The Loan Contracts are documented on installment sale contract, promissory note, chattel mortgage or loan and security agreement forms.

    PAYMENTS GENERALLY


    Generally, the Contracts require that the Obligor make periodic payments on a monthly basis, while a number of Contracts (which, in relation to the Initial Contract Pool Principal Balance, is not material) provide for quarterly, semi-annual or annual payments. The payments under all of the Contracts are required to be made in United States dollars and are fixed and specified payments, rather than payments which are tied to a formula or are otherwise at a floating rate. Payments under the Contracts are ordinarily payable in advance, although a small percentage (including most of those originated by NCR Credit) provide for payments in arrears.

    EXPENSES RELATING TO EQUIPMENT

    The Contracts require the Obligors to assume the responsibility for payment of all expenses of the related Equipment including (without limitation) any expenses in connection with the maintenance and repair of the related Equipment, the payment of any and all premiums for casualty and liability insurance and the payment of all taxes relating to the Equipment.

    INSURANCE; REPAIR AND REPLACEMENT


    The Lease Contracts (except for a small number of Contracts which, in relation to the Initial Contract Pool Principal Balance, is not material) require the Obligors to maintain liability insurance which must name the lessor as additional insured. Lease Contracts and Loan Contracts require Obligors to procure property insurance against the loss, theft or destruction of, or damage to, the Equipment for its full replacement value, naming the lessor (or lender) as loss payee. This requirement is, from time to time, waived by the Originator for a small number of transactions and, for some Lease Contracts, the Obligor is permitted to self-insure the Equipment under the Obligor's already existing self-insurance program.


    For Lease Contracts originated by Credit Corp. or Leasing Services relating to equipment with a cost of $100,000 or less, the Obligor is generally provided with written information concerning its property insurance obligations under the Lease Contract and the Originator's own property insurance coverage that will be provided at the expense of the Obligor if the Obligor does not provide the Originator with satisfactory evidence of its own insurance coverage. The Obligor is given a specified time period in which to provide such evidence. Proper evidence of coverage is verified independently and tracked by a third party tracking company and licensed broker. If the Originator provides the insurance coverage, the Obligor is charged a monthly fee covering the insurance charges and other related administrative charges. If, at any time, the Obligor provides evidence of its own coverage, such monthly charges cease. The Obligor has the ability to "opt out" of the program by providing evidence of its own coverage.

    For transactions involving Equipment with a cost of more than $100,000, insurance coverage generally is verified and tracked by the respective Originator and the failure to maintain such insurance constitutes an event of default under the applicable Lease Contract. Generally, either pursuant to the Specific Lease Form or the Master Form Lease, the Obligor also agrees to indemnify the Originator for all liability and expenses arising from the use, condition or ownership of the Equipment.

    Under each Lease Contract, if the Equipment is damaged or destroyed, the Obligor is required to (i) repair such Equipment, (ii) make a termination payment to the lessor in an amount not less than the Required Payoff Amount, or
(iii) in some cases, replace such damaged or destroyed Equipment with other equipment of comparable use and value. Under the Transfer and Servicing Agreement, the Servicer is permitted (in the case of the destruction of the Equipment related to a particular Lease Contract) either to allow the Lessee to replace such Equipment (provided that the replacement equipment is, in the judgment of the Servicer, of comparable use and at least equivalent value to the value of the Equipment which was destroyed) or to accept the termination payment referred to above.

    ASSIGNMENT OF CONTRACTS

    The Contracts permit the assignment of the Contract by the lessor or secured party without the consent of the Obligor, except for a small number of Contracts which require notification of the assignment to, or the consent of, the Obligor (and TCC will represent and warrant in the Purchase Agreement that such notices have been given, or such approvals will have been received, not more than ten days following the Closing Date). The Contracts do not permit the assignment thereof (or the Equipment related thereto) by the Obligor without the prior consent of the lessor or secured party, other than Contracts which (i) may permit assignments to a parent, subsidiary or affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Contract, or (iii) permit assignment to a third party with a credit standing (determined by TCC in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor. Under the Transfer and Servicing Agreement, the Servicer may permit an assignment of a particular Contract from an Obligor to a third party only if the Servicer (utilizing the current underwriting criteria for its contract origination activities generally) determines that such third party is of sufficient credit quality that the Servicer would permit such third party to become an obligor with respect to a lease or loan contract originated by the Servicer generally.

    HELL-OR-HIGH-WATER LEASE CONTRACTS

    The Lease Contracts are "hell-or-high-water" contracts which require all payments thereunder to be made regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the lessor.

    EVENTS OF DEFAULT AND REMEDIES

    Events of default under the Contracts generally include the failure to pay all amounts required by the Contract when due, the failure of the Obligor to perform its agreements and covenants under the applicable Contract, material misrepresentations made by the Obligor, the bankruptcy or insolvency of the Obligor or the appointment of a receiver for the Obligor and, in some cases, default by the Obligor under other contracts or agreements. Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the Obligor include the right to cancel or terminate in the case of a Lease Contract, or to accelerate payments in the case of a Loan Contract, to recover possession of the related Equipment, and to receive an amount intended to make the lessor or secured party (as the case may be) whole plus costs and expenses (including legal fees) incurred by the lessor or secured party as a result of such default. Notwithstanding such events of default and remedies, under the Transfer and Servicing Agreement, the Servicer is permitted to take such actions, with respect to delinquent and defaulted Contracts, as a reasonably prudent creditor would do under similar circumstances. See
"Description of the Transfer and Servicing Agreement -- Servicing." The Originators may occasionally provide payment extensions (generally of 3 months or less, although longer extensions are occasionally granted) to customers experiencing delays in payment due to cash flow shortages or other reasons. However, it is not intended that extensions be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, it will permit the permanent resolution of the delinquency.

    PREPAYMENTS AND EARLY TERMINATION

    None of the Lease Contracts permit the prepayment or early termination of the Lease Contract (except for a DE MINIMIS number of Lease Contracts which allow for a prepayment or early termination upon payment of an amount which is not less than the Required Payoff Amount). Nevertheless, the Servicer is permitted under the Transfer and Servicing Agreement to accept prepayments of any of the Lease Contracts, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Contract Principal Balance of the Lease Contract after application of such amount) is at least equal to the Required Payoff Amount for such Lease Contract. All or substantially all of the Loan Contracts permit the Obligors, at their option, to prepay such Loans at any time, in full or in part, and if in full in an amount equal to the then outstanding principal balance plus accrued interest to the date of such prepayment plus any applicable unpaid charges.

    DISCLAIMER OF WARRANTIES

    The Lease Contracts contain provisions whereby the lessor (or the Originator, as assignee of the lessor) disclaims all warranties with respect to the Equipment and, in the majority of cases, the lessor assigns the manufacturer's warranties to the Obligor for the term of the Lease. Under the Lease Contracts, the Obligor "accepts" the Equipment under the applicable Lease Contract following delivery and an opportunity to inspect the related Equipment.

    ADDITIONAL EQUIPMENT

    Some of the Lease Contracts constitute leases of "additional equipment" (generally costing $25,000 or less) with existing Obligors. Pursuant to the terms of the original Lease Contract between the lessor and the Obligor, these leases for "additional equipment" are documented on a written form prepared by the lessor and delivered to (but not executed by) the Obligor, which written form describes all of the terms of the lease. Under the terms of the Lease Contract, the Obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of such "additional equipment."

REPRESENTATIONS AND WARRANTIES MADE BY TCC

    Under the Purchase Agreement, TCC will make the following representations and warranties regarding each Contract (and the related Equipment) as of the Cut-Off Date:

    (A)Each Contract (i) constitutes a valid, binding and enforceable payment obligation of the Obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies), (ii) has been duly and properly sold, assigned and conveyed by the applicable Originator under the Purchase Agreement to the Depositor and has been duly and properly transferred and conveyed by the Depositor to the Owner Trust pursuant to the Transfer and Servicing Agreement, (iii) was originated by one of the Originators in the ordinary course of such Originator's business, or (in the case of any Contract purchased by one of the Originators) was acquired by such Originator for proper consideration and was validly assigned to such Originator by the seller of such Contract, and (iv) contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related Equipment (although no representation or warranty is made with respect to the perfection or priority of any security interest in such related Equipment);

    (B)No   selection   procedures  adverse   to   the  Noteholders   or  Equity
       Certificateholders were utilized in selecting the Contracts from those lease and loan contracts owned by the Originators on the Cut-Off Date;

    (C)All requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Contracts, have been complied with in all material respects;

    (D)There is no known default, breach, violation or event permitting cancellation or termination of the Contract by the lessor (in the case of
Lease Contracts) or by the secured party (in the case of Loan Contracts) under the terms of any Contract (other than Scheduled Payment delinquencies (in excess of 10% of the Scheduled Payment due) of not more than 59 days), and (except for payment extensions and waivers of Administrative Fees in accordance with TCC's servicing and collection policies and procedures) there has been no waiver of any of the foregoing; and as of the Cut-Off Date, no related Equipment had been repossessed;

    (E)Immediately prior to the sale, assignment and conveyance of each Contract by an Originator to the Depositor, such Originator had good title to such
Contract and the Originator's interest in the related Equipment (subject to the terms of such Contract) and was the sole owner thereof, free of any Lien; and immediately prior to the transfer and conveyance of the Contracts to the Owner Trust, the Depositor had good title to such Contracts and such interest in the related Equipment and was the sole owner thereof, free of any Lien (other than the rights of the Obligor under the related Contract);

    (F)No person has a participation in or other right to receive Scheduled Payments under any Contract, and neither the Depositor nor any of the
Originators nor TCC has taken any action to convey any right to any person that would result in such person having a right to Scheduled Payments received with respect to any Contract;

    (G)Each Contract was originated or purchased by an Originator and was sold and assigned by such Originator to the Depositor without any fraud or misrepresentation on the part of such Originator or TCC;

    (H)Each Obligor (i) is located in the United States, and (ii) is not (a) the United States of America or any State or local government or any agency, department, subdivision or instrumentality thereof or (b) the Depositor, an Originator, TCC or any subsidiary thereof;

    (I)The sale, transfer and assignment of such Contract and the Originators' interest in the related Equipment to the Depositor under the Purchase
Agreement, and the transfer and conveyance of such

Contract from, and the grant of a security interest in the related Equipment by, the Depositor to the Owner Trust under the Transfer and Servicing Agreement, are not unlawful, void or voidable under the laws of the jurisdiction applicable to such Contract;

    (J)All filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Owner Trust a first priority perfected lien or ownership interest in the Contracts and a first priority perfected security interest in the Originator's interest in the Equipment have been made, taken or performed;

    (K)There exists a Contract File pertaining to each Contract, and such Contract File contains the Contract or a facsimile copy thereof;

    (L)There is only one original executed copy of each Contract or, if there are multiple originals, all such originals are in the possession of the
Originator or the signed original in the possession of the Originator is noted thereon as being the only copy that constitutes chattel paper;

    (M)The Contracts constitute chattel paper within the meaning of the UCC as in effect in the States of New Jersey, Massachusetts and Oregon (other than those Contracts in which the lessor is financing exclusively the Obligor's software license or maintenance contract for leased Equipment, which Contracts, in proportion to the Initial Contract Pool Principal Balance, are not material);

    (N)Each Contract was entered into by an Obligor who, at the Cut-Off Date, had not been identified on the records of TCC or the Originators as being the subject of a current bankruptcy proceeding;

    (O)The computer tape containing information with respect to the Contracts that was made available by the Depositor to the Owner Trustee and the
Indenture Trustee on the Closing Date and was used to select the Contracts was complete and accurate in all material respects as of the Cut-Off Date and includes a description of the same Contracts that are described in the Schedule of Contracts to the Transfer and Servicing Agreement;

    (P)By the Closing Date, the portions of the electronic master record of TCC and each Originator relating to the Contracts will have been clearly and unambiguously marked to show that the Contracts constitute part of the Trust Assets and are owned by the Owner Trust in accordance with the terms of the Transfer and Servicing Agreement;

    (Q)No Contract has a Scheduled Payment delinquency (in excess of 10% of the Scheduled Payment due) of more than 59 days past due as of the Cut-Off
Date (although some Contracts may have experienced such delinquencies prior to the Cut-Off Date);

    (R)Each Contract may be sold, assigned and transferred by the Originator to the Depositor, and may be assigned and transferred by the Depositor to the Owner Trust, without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Contracts
(which, in proportion to the aggregate of all of the Contracts, are not material) that require notification of the assignment to the Obligor, which notification will be given by the Servicer not later than 10 days following the Closing Date, and (ii) Contracts (which, in proportion to the aggregate of all of the Contracts, are not material) that require the consent of the Obligor, which consent will be obtained by the Servicer not later than 10 days following the Closing Date;

    (S)Each Contract prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Contract by another person in a manner that would release the Obligor thereof from the Obligor's obligation, or any sale, assignment or transfer of the related Equipment, without the prior consent of the lessor (in the case of Lease Contracts) or the secured party (in the case of Loan Contracts), other than Contracts which may (i) permit assignment to a subsidiary, corporate parent or other affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Contract, or (iii) permit assignment to a third party with a credit standing (determined by TCC in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor;

    (T)The  Obligor under each Contract is  required to make payments thereunder
       (i) in United States dollars, and (ii) in fixed amounts and on fixed and predetermined dates;

    (U)Each Contract requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related Equipment, the payment of all premiums for insurance of such Equipment and the payment of all taxes (including sales and property taxes) relating to such Equipment;

    (V)Each Contract requires the Obligor thereunder to make all Scheduled Payments thereon under all circumstances and regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the manufacturer, lessor or lender (as the case may be);

    (W)Under each Lease Contract, if the Equipment is damaged or destroyed, the Obligor is required either (i) to repair such Equipment, (ii) to make a termination payment to the lessor in an amount not less than the Required Payoff Amount, or (iii) in some cases, to replace such damaged or destroyed Equipment with other equipment of comparable use and value;

    (X)None of the Lease Contracts permit the Obligor to terminate the Lease Contract prior to the latest Stated Maturity Date or to otherwise prepay the amounts due and payable thereunder, except for a DE MINIMIS number of Lease Contracts which allow for an early termination or prepayment upon payment of an amount which is not less than the Required Payoff Amount;

    (Y)Any Loan Contract that permits the prepayment of the amount due thereunder, at the option of the Obligor, requires that the prepayment in full must be in an amount not less than the principal amount then outstanding plus accrued interest thereon to the date of such prepayment;

    (Z)It is not a precondition to the valid transfer or assignment of the Originator's interest in any of the Equipment related to any Contract that title to such Equipment be transferred on the records of any governmental or quasi-governmental agency, body or authority;

    (AA)The information with respect to the Contracts listed on the Schedule of Contracts attached to the Purchase Agreement is true, correct and complete in all material respects;

    (BB)No provisions of any Contract have been waived, altered or modified in any material respect, except as indicated in the Contract File;

    (CC)No Lease Contract is a "consumer lease" as defined in Article 2A of the Uniform Commerical Code; and

    (DD)To the best of TCC's knowledge, each Obligor has accepted the related Equipment and has had reasonable opportunity to inspect and test such
Equipment.

    The above-described representations and warranties of TCC will survive the transfer and assignment of the related Contracts and other Trust Assets to the Owner Trust.

    In the event of a breach of any such representation or warranty with respect to a Contract that materially and adversely affects the value of such Contract (any such breach being a "Repurchase Event"), TCC, unless it cures the breach by the end of the second Collection Period after the date on which TCC or the Depositor becomes aware of or receives written notice from the Indenture Trustee or the Servicer of such breach, will be obligated to purchase the Contract and, in the case of a Lease Contract, the related Leased Equipment. Any such purchase shall be made on the Deposit Date immediately following the end of such second Collection Period at a price equal to the Required Payoff Amount applicable to such Contract (which will be allocated to the Owner Trust) plus, if applicable, the Book Value of the related Leased Equipment (which will be allocated to the Depositor). This purchase obligation may be enforced by the Indenture Trustee on behalf of the holders of the Notes and the Equity Certificates, and will constitute the sole remedy available to the Noteholders and the Equity Certificateholders against TCC for any such uncured breach, except that pursuant to the Transfer and Servicing

Agreement, TCC will indemnify the Indenture Trustee, the Owner Trustee, the Owner Trust, the Noteholders and the Equity Certificateholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

    Upon the purchase by TCC of a Contract (and, in the case of a Lease Contract, any related Leased Equipment), such Contract and related Leased Equipment will be released to TCC.


CERTAIN STATISTICS RELATING TO THE CUT-OFF DATE CONTRACT POOL


    GENERAL


    The Depositor has prepared certain statistics relating to the Contract Pool as of the Cut-Off Date (the "Cut-Off Date Contract Pool"). The Initial Contract Pool Principal Balance is an amount equal to $3,185,229,329 (which amount is based upon the Contract Pool Principal Balance determined as of the Cut-Off Date, but also includes an amount in respect of Scheduled Payments on the Contracts due prior to, but not received as of, the Cut-Off Date). The total number of Contracts in the Cut-Off Date Contract Pool is 280,634. The average Contract Pool Principal Balance of the Contracts, as of the Cut-Off Date, was approximately $11,350. Within the Cut-Off Date Contract Pool, 90.8% of the Contracts (by Initial Contract Pool Principal Balance) were originated by the Originators (or by other affiliates of TCC) and 9.2% of such Contracts (by Initial Contract Pool Principal Balance) were purchased by the Originators (or by other affiliates of TCC) from unrelated third parties.



                 COMPOSITION OF THE CUT-OFF DATE CONTRACT POOL



                                             WEIGHTED                      WEIGHTED                    AVERAGE
                                             AVERAGE                        AVERAGE                    CONTRACT
               INITIAL CONTRACT              ORIGINAL                      REMAINING                  PRINCIPAL
   NUMBER       POOL PRINCIPAL                 TERM                          TERM                      BALANCE
OF CONTRACTS       BALANCE                   (RANGE)                        (RANGE)                    (RANGE)
------------  ------------------  ------------------------------  ---------------------------  ------------------------
  280,634       $3,185,229,329             56.1 months                    38.6 months                  $11,350
                                     (6 months to 165 months)       (1 month to 95 months)       ($50 to $12,393,602)


    TYPE OF CONTRACTS


    The following table shows the distribution of the Cut-Off Date Contract Pool between Lease Contracts and Loan Contracts by indicating the number of Contracts in each category, the aggregate Contract Principal Balance of such Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts in the Cut-Off Date Contract Pool:



                                                                % OF TOTAL                         % OF INITIAL
                                                   NUMBER OF    NUMBER OF    AGGREGATE CONTRACT    CONTRACT POOL
TYPE OF CONTRACT                                   CONTRACTS    CONTRACTS    PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------------------------  -----------  ------------  ------------------  -----------------
Lease Contracts.................................     266,812        95.07%   $    3,057,933,979         96.00%
Loan Contracts..................................      13,822         4.93           127,295,350          4.00
                                                  -----------  ------------  ------------------       -------
      Total.....................................     280,634       100.00%   $    3,185,229,329        100.00%
                                                  -----------  ------------  ------------------       -------
                                                  -----------  ------------  ------------------       -------

    GEOGRAPHICAL DIVERSITY


    The following table shows the geographical diversity of the Cut-Off Date Contract Pool, by indicating the number of Contracts, the aggregate Contract Principal Balance of such Contracts and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts in the Cut-Off Date Contract Pool by reference to the State in which the Obligors on such Contracts are located:



                                          % OF TOTAL NUMBER   AGGREGATE CONTRACT     % OF INITIAL CONTRACT POOL
     STATE         NUMBER OF CONTRACTS      OF CONTRACTS       PRINCIPAL BALANCE          PRINCIPAL BALANCE
----------------  ---------------------  -------------------  -------------------  -------------------------------
Alabama.........            3,000                 1.07%         $    36,718,327                   1.15%
Alaska..........              308                 0.11                2,494,601                   0.08
Arizona.........            4,660                 1.66               52,847,913                   1.66
Arkansas........            1,274                 0.45               13,278,514                   0.42
California......           37,153                13.23              420,090,005                  13.18
Colorado........            5,752                 2.05               51,908,279                   1.63
Connecticut.....            4,236                 1.51               50,173,901                   1.58
Delaware........              792                 0.28                6,484,578                   0.20
District of
Columbia........            1,651                 0.59               17,336,636                   0.54
Florida.........           19,595                 6.98              216,562,830                   6.80
Georgia.........            8,665                 3.09              100,283,035                   3.15
Hawaii..........              428                 0.15                4,375,875                   0.14
Idaho...........              954                 0.34                8,715,914                   0.27
Illinois........           13,347                 4.76              174,412,918                   5.48
Indiana.........            3,972                 1.42               39,740,659                   1.25
Iowa............            1,690                 0.60               21,720,156                   0.68
Kansas..........            1,459                 0.52               18,272,507                   0.57
Kentucky........            2,114                 0.75               17,824,657                   0.56
Louisiana.......              100                 0.04                1,280,522                   0.04
Maine...........               47                 0.02                  549,981                   0.02
Maryland........            5,104                 1.82               54,819,740                   1.72
Massachusetts...           12,310                 4.39              135,068,160                   4.24
Michigan........           10,153                 3.62              105,261,074                   3.30
Minnesota.......            3,860                 1.38               46,071,976                   1.45
Mississippi.....            1,530                 0.55               13,648,051                   0.43
Missouri........            3,541                 1.26               58,815,478                   1.85
Montana.........              543                 0.19                4,310,567                   0.14
Nebraska........              765                 0.27                7,608,599                   0.24
Nevada..........            1,546                 0.55               16,606,763                   0.52
New Hampshire...            1,921                 0.68               20,394,787                   0.64
New Jersey......           19,746                 7.04              285,066,162                   8.95
New Mexico......            1,386                 0.49               11,522,077                   0.36
New York........           25,597                 9.11              311,188,230                   9.76
North
Carolina........            6,897                 2.46               71,122,763                   2.23
North Dakota....              225                 0.08                1,679,648                   0.05
Ohio............            9,497                 3.38               99,014,107                   3.11
Oklahoma........            1,891                 0.67               25,010,367                   0.79
Oregon..........            3,280                 1.17               30,745,165                   0.97
Pennsylvania....           12,304                 4.38              115,725,434                   3.63
Rhode Island....            1,420                 0.51               15,423,651                   0.48
South
Carolina........            3,049                 1.09               34,741,966                   1.09
South Dakota....              331                 0.12                6,714,944                   0.21
Tennessee.......            4,659                 1.66               50,242,806                   1.58
Texas...........           17,674                 6.30              184,861,723                   5.80
Utah............            2,007                 0.72               27,636,061                   0.87
Vermont.........              701                 0.25                6,412,573                   0.20
Virginia........            6,487                 2.31               60,481,512                   1.90
Washington......            6,210                 2.21               58,497,290                   1.84
West Virginia...            1,140                 0.41                9,612,632                   0.30
Wisconsin.......            3,283                 1.17               59,414,252                   1.87
Wyoming.........              380                 0.14                2,438,963                   0.08
                         --------              -------        -------------------              -------
Total...........          280,634               100.00%         $ 3,185,229,329                 100.00%
                         --------              -------        -------------------              -------
                         --------              -------        -------------------              -------



    Adverse economic conditions in States where a substantial number of Obligors are located, such as California and New Jersey, may adversely affect such Obligors' ability to make payments on the related Contracts, and the Noteholders could suffer a loss on their investment as a result.

    PAYMENT STATUS


    The following table shows the payment status of the Cut-Off Date Contract Pool, by indicating the number of Contracts, the aggregate Contract Principal Balance of such Contracts and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts in the Cut-Off Date Contract Pool by reference to whether such Contracts were current as of the Cut-Off Date or were 30-59 days delinquent:



                                                                                                   % OF INITIAL
                                                           % OF TOTAL        AGGREGATE CONTRACT    CONTRACT POOL
PAYMENT STATUS                  NUMBER OF CONTRACTS    NUMBER OF CONTRACTS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------------------  ---------------------  ---------------------  ------------------  -----------------
Current......................           271,615                96.79%        $    3,078,343,963         96.64%
30-60 Days Delinquent........             9,019                 3.21                106,885,366          3.36
                                       --------              -------         ------------------       -------
      Total..................           280,634               100.00%        $    3,185,229,329        100.00%
                                       --------              -------         ------------------       -------
                                       --------              -------         ------------------       -------


    CONTRACTS BY EQUIPMENT TYPE

    The following table shows the type of Equipment securing or otherwise related to the Contracts, by the number of Contracts, the aggregate Contract Principal Balance of such Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts:


                                                                                                    % OF INITIAL
                                                                                                   CONTRACT POOL
                                                            % OF TOTAL        AGGREGATE CONTRACT     PRINCIPAL
TYPE OF EQUIPMENT                NUMBER OF CONTRACTS    NUMBER OF CONTRACTS   PRINCIPAL BALANCE       BALANCE
------------------------------  ---------------------  ---------------------  ------------------  ----------------
Telecommunications............           124,356                44.31%        $    1,274,816,175        40.01%
Manufacturing and
 Construction.................            41,589                14.82                733,814,265        23.04
Computers and Point-of-Sale...            65,572                23.37                599,645,315        18.83
General Office................            32,620                11.62                296,126,406         9.30
Medical.......................             8,937                 3.18                156,574,002         4.92
Printing......................             7,539                 2.69                122,921,661         3.86
Other.........................                21                 0.01                  1,331,505         0.04
                                        --------              -------         ------------------      -------
      Total...................           280,634               100.00%        $    3,185,229,329       100.00%
                                        --------              -------         ------------------      -------
                                        --------              -------         ------------------      -------


    CONTRACT PRINCIPAL BALANCES


    The following table shows the distribution of the Cut-Off Date Contract Pool by Contract Principal Balance by indicating the number of Contracts which have a Contract Principal Balance within a defined range and the aggregate Contract Principal Balance of such Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts:



                                                                                                   % OF INITIAL
                                         NUMBER OF        % OF TOTAL        AGGREGATE CONTRACT     CONTRACT POOL
CONTRACT PRINCIPAL BALANCE               CONTRACTS    NUMBER OF CONTRACTS    PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------------  -----------  ---------------------  -------------------  -----------------
$        0 to $   5,000.00............     167,144            59.56%         $     336,022,401          10.55%
$  5,000.01 to $  25,000.00...........      88,509            31.54                969,552,852          30.43
$ 25,000.01 to $  50,000.00...........      14,378             5.12                498,622,975          15.65
$ 50,000.01 to $ 100,000.00...........       6,883             2.45                473,182,026          14.86
$100,000.01 to $ 500,000.00...........       3,438             1.23                586,944,876          18.43
$500,000.01 to $1,000,000.00..........         198             0.07                136,814,444           4.30
Over $1,000,000.00....................          84             0.03                184,089,755           5.78
                                        -----------         -------         -------------------       -------
      Total...........................     280,634           100.00%         $   3,185,229,329         100.00%
                                        -----------         -------         -------------------       -------
                                        -----------         -------         -------------------       -------

    REMAINING TERMS OF CONTRACTS


    The following table shows the remaining term of the Contracts from the Cut-Off Date to the scheduled expiration date of such Contracts, by indicating the number of Contracts, the aggregate Contract Principal Balance of such Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts:



                                          NUMBER                                                   % OF INITIAL
                                            OF            % OF TOTAL        AGGREGATE CONTRACT     CONTRACT POOL
REMAINING TERM OF CONTRACTS              CONTRACTS    NUMBER OF CONTRACTS    PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------------  -----------  ---------------------  -------------------  -----------------
One Month to 12 Months................      67,412            24.02%         $     173,229,417           5.44%
13 Months to 24 Months................      74,524            26.56                517,043,108          16.23
25 Months to 36 Months................      69,326            24.70                764,718,320          24.01
37 Months to 48 Months................      38,997            13.90                765,522,474          24.03
49 Months to 60 Months................      28,885            10.29                808,105,010          25.37
Over 60 Months........................       1,490             0.53                156,611,000           4.92
                                        -----------         -------         -------------------       -------
      Total...........................     280,634           100.00%         $   3,185,229,329         100.00%
                                        -----------         -------         -------------------       -------
                                        -----------         -------         -------------------       -------


    TYPES OF OBLIGOR


    The Contracts with a single Obligor (or group of affiliated Obligors) having the largest aggregate Contract Principal Balance as of the Cut-Off Date represented no more than 2.92% of the Initial Contract Pool Principal Balance. The following table shows the types of Obligor on Contracts within the Cut-Off Date Contract Pool, by the number of Contracts, the aggregate Contract Principal Balance of such Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the
Contracts:



                                                                                                     % OF INITIAL
                                             NUMBER                                                 CONTRACT POOL
                                               OF            % OF TOTAL        AGGREGATE CONTRACT     PRINCIPAL
TYPE OF OBLIGOR                             CONTRACTS    NUMBER OF CONTRACTS    PRINCIPAL BALANCE      BALANCE
-----------------------------------------  -----------  ---------------------  -------------------  --------------
Service Organizations....................     141,730             50.51%        $   1,342,031,632          42.14%
Manufacturing and Construction...........      40,028             14.26               776,606,415          24.38
Retail and Wholesale Trade...............      37,789             13.47               400,648,060          12.58
Other....................................      14,016              4.99               197,310,969           6.19
Financial Services.......................      14,988              5.34               184,329,803           5.79
Professionals............................      18,976              6.76               109,647,800           3.44
Printing and Copy Centers................       6,009              2.14                89,812,221           2.82
Medical..................................       7,098              2.53                84,842,429           2.66
                                           -----------          -------        -------------------       -------
      Total..............................     280,634            100.00%        $   3,185,229,329         100.00%
                                           -----------          -------        -------------------       -------
                                           -----------          -------        -------------------       -------


CERTAIN STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS

    DELINQUENCIES

    The following table sets forth statistics relating to Delinquencies on lease and/or loan contracts within the Originators' owned and managed portfolios of receivables similar to the Contracts (on an aggregate basis) as of December 31, in each of the past four years and as of June 30, 1996. Such receivables did not constitute the Originators' entire portfolio of lease contracts and loan contracts. For these purposes, a "Delinquency" means that the obligor on the lease or loan contract has failed to make a required Scheduled Payment in an amount equal to at least 90% of the required Scheduled Payment within 30 days of the due date. For these purposes, any payment made by the obligor on a lease or loan contract subsequent to the required payment date is applied to the earliest payment which was unpaid. The statistics set forth below relate to the entire portfolio of receivables similar to the Contracts serviced by the Originators as of the date specified, and not only to the Contracts; and, accordingly, such statistics are not necessarily indicative of the future performance of the Contracts. The following table is based, where indicated, on the gross receivable balance of the lease and loan contracts, as it appears on the accounting records of TCC as of the date set forth below and not solely the overdue payments.

                                                       PERCENTAGE OF GROSS RECEIVABLE BALANCE OF CONTRACTS
                                   GROSS RECEIVABLE                   WHICH WERE DELINQUENT
                                      BALANCE OF      ------------------------------------------------------
                                       CONTRACTS        31 TO 60      61 TO 90     91 TO 120      OVER 120
DATE OF CALCULATION                 (IN THOUSANDS)        DAYS          DAYS          DAYS          DAYS        TOTAL
---------------------------------  -----------------  ------------  ------------  ------------  ------------  ---------
12/31/92.........................    $   3,407,520          2.49%         0.64%         0.36%         1.29%       4.78%
12/31/93.........................    $   3,614,441          2.53%         0.83%         0.36%         0.49%       4.21%
12/31/94.........................    $   4,172,097          2.88%         0.79%         0.41%         0.53%       4.61%
12/31/95.........................    $   4,469,009          3.53%         0.86%         0.44%         0.76%       5.59%
 6/30/96.........................    $   4,578,955          2.61%         0.87%         0.39%         1.02%       4.89%

    NON-ACCRUALS

    The following table sets forth statistics relating to Non-Accruals on receivables similar to the Contracts within the Originators' owned and managed portfolios (on an aggregate basis) as of, and for the 12-month periods ending, December 31 in each of the past four years and as of, and for the six-month period ending, June 30, 1996. Such receivables did not constitute the Originators' entire portfolio of lease contracts and loan contracts. For these purposes, a "Non-Accrual" means that, as of the date indicated, the obligor on the relevant lease or loan contract had failed to make payments in an amount at least equal to 90% of the required Scheduled Payment for at least 90 days beyond the date required, or commenced a bankruptcy or insolvency proceeding. The statistics set forth below relate to the portfolio of receivables similar to the Contracts serviced by the Originators for the period specified and not only to the Contracts; and, accordingly, such statistics are not necessarily indicative of the future performance of the Contracts. The following table is based, where indicated, on the net investment of the lease and loan contracts (gross of any allowance for losses) as it appears on the records of TCC as of the date specified below:

                                                                        AGGREGATE NET          PERCENTAGE OF
                                                                        INVESTMENT OF    AGGREGATE NET INVESTMENT
                                                                          CONTRACTS     OF CONTRACTS WHICH WERE ON
DATE OF CALCULATION                                                    (IN THOUSANDS)           NON-ACCRUAL
---------------------------------------------------------------------  ---------------  ---------------------------
12/31/92.............................................................   $   3,159,814                2.72%
12/31/93.............................................................   $   3,339,313                1.65%
12/31/94.............................................................   $   3,839,569                1.33%
12/31/95.............................................................   $   4,107,023                1.54%
 6/30/96.............................................................   $   4,357,631                1.45%

    LOSSES AND RECOVERIES

    The following table sets forth statistics relating to gross losses and losses net of recoveries on defaulted lease and loan contracts within the Originators' owned and managed portfolios (of receivables similar to the Contracts on an aggregate basis) during the 12-month period ending December 31 in each of the past four years and during the six-month period ending June 30, 1996. Such receivables did not constitute the Originators' entire portfolio of lease contracts and loan contracts. For these purposes, "gross losses" means total losses before recoveries measured against the net investment of the lease and loan contracts (gross of any allowance for losses), and "losses net of recoveries" means losses after recoveries measured against the net investment of the lease and loan contracts (gross of any allowance for losses). The statistics set forth below relate to the portfolio of receivables similar to the Contracts serviced by the Originators during the period indicated and not only to the Contracts; and, accordingly, such statistics are not necessarily indicative of the future performance of the Contracts.

                                 AGGREGATE NET          GROSS LOSSES AS A     NET LOSSES AS A
                            INVESTMENT OF CONTRACTS     PERCENTAGE OF NET    PERCENTAGE OF NET
   DATE OF CALCULATION           (IN THOUSANDS)            INVESTMENT           INVESTMENT
-------------------------  --------------------------  -------------------  -------------------
12/31/92.................        $    3,159,814                 2.68%                2.17%
12/31/93.................        $    3,339,313                 2.44%                1.88%
12/31/94.................        $    3,839,569                 1.77%                1.22%
12/31/95.................        $    4,107,023                 1.80%                1.32%
 6/30/96.................        $    4,357,631                 1.73%                1.29%

    The Originators' delinquency, non-accrual and net loss experience has historically been affected by prevailing economic conditions, particularly in industries and geographic regions where it has customer concentrations. Recently, for example, a downturn in the retailing industry has caused an increase in delinquencies in contracts relating to point-of-sale equipment, and recent weakness in general economic conditions has caused an increase in delinquencies in the Originators' small-ticket portfolios. TCC believes the increased use of scoring models, both in underwriting and collections, has been a factor in the improvement in non-accruals and losses over the past five years.

    It has been the Originators' experience that, unlike consumer receivables, collections from the obligors constitute a significant portion of recoveries on defaulted receivables, in addition to the proceeds from liquidation of the related equipment. The resale value of individual items of Equipment, which would be collected by the Servicer in the event of a default under the related Contract, will vary substantially, depending on such factors as the expected remaining useful life of the Equipment at the time of the default and the obsolescence of the Equipment. It is possible that the resale values for some Equipment would be negligible or insufficient to justify repossession and resale.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The Chase Manhattan Bank, a national banking association headquartered in New York, New York, will be the Indenture Trustee.

    Pursuant to the Indenture, the Owner Trust will issue five classes of notes (the "Notes"), consisting of four classes of senior notes, designated as the
   %  Receivable-Backed Notes,  Class A-1, in  the original  principal amount of
$       (the "Class A-1 Notes"), the   % Receivable-Backed Notes, Class A-2,  in
the  original principal  amount of $          (the "Class  A-2 Notes"), the    %
Receivable-Backed Notes, Class A-3, in the original principal amount of $
(the "Class A-3 Notes"), and the   % Receivable-Backed Notes, Class A-4, in  the
original  principal amount of $        (the "Class A-4 Notes" and, together with
the Class A-1, Class A-2 and Class A-3 Notes, the "Class A Notes"), and one class of subordinated notes, designated as the % Receivable-Backed Notes,
Class B, in the original principal amount of $    (the "Class B Notes").

    The Class A Notes will be senior in right of payment to the Class B Notes. The Owner Trust will also issue a single class of certificates of beneficial interest, the Equity Certificates, which are not being offered hereby. It is expected that the Equity Certificates will initially represent the right to receive principal in an amount equal to approximately 4% of the Initial Contract Pool Principal Balance, together with interest thereon at % per annum, payable from Pledged Revenues in the priority described under "-- Distributions" below.

    Payments on the Notes will be made by the Indenture Trustee on each Payment Date to persons in whose names the Notes are registered as of the related Record Date (the "Holders" or "Noteholders"). The Payment Date for the Notes will be the 15th day of each month (or if such 15th day is not a Business Day, the next succeeding Business Day), commencing in November 1996. The Record Date for any Payment Date will be the Business Day immediately preceding the Payment Date (so long as the Notes are held in the book-entry form), or the last day of the prior calendar month (if Definitive Notes have been issued).

    A "Business Day" is any day (other than a Saturday, Sunday or legal holiday) on which commercial banks in New York City, or any other location of successor Servicer or Indenture Trustee, are open for regular business.

    Each Class of  Notes initially  will be represented  by one  or more  global
Notes (the "Global Notes") registered in the name of the nominee of DTC (together with any successor depository selected by the Indenture Trustee, the "Depository"), except as set forth below. Beneficial interests in each Class of Notes will be available for purchase in minimum denominations of $10,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Note Owner acquiring an interest in any Class of Notes will be entitled to receive a certificate representing such Note Owner's interest in such Notes. Until such time, all references herein to actions by Noteholders of any Class of Notes will refer to actions taken by the Depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders of any Class of Notes will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered Holder of the Notes of such Class, for distribution to Note Owners of such Class in accordance with the Depository's procedures. See "-- Book-Entry Registration" and "-- Definitive Notes."


    Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any paying agent in trust under the Indenture for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and, upon request of the Owner Trustee, shall be deposited by the Indenture Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Owner Trust for payment thereof, and all liability of the Indenture Trustee or such paying agent with respect to such money shall thereupon cease.


DISTRIBUTIONS

    Principal of and interest on the Notes and the Equity Certificates will be paid on each Payment Date, after payment of the Servicing Fee, solely from, and secured by, the Amount Available for such Payment Date, which is equal to the sum of (a) those Pledged Revenues on deposit in the Collection Account as of the last Business Day preceding the related Determination Date (the "Deposit Date")
(i) which were received by the Servicer during the related Collection Period or which represent amounts paid by TCC or the Depositor to purchase Contracts as of the end of such Collection Period ("Related Collection Period Pledged Revenues"), or (ii) to the extent necessary to pay interest on the Notes and the Equity Certificates on such Payment Date, which were received by the Servicer after the end of the related Collection Period but on or prior to such Deposit Date ("Current Collection Period Pledged Revenues" and, together with the Related Collection Period Pledged Revenues, the "Available Pledged Revenues"), plus (b) amounts permitted to be withdrawn therefor from the Cash Collateral Account, as described under "-- Cash Collateral Account" below.

    "Pledged Revenues" will consist of (i) "Scheduled Payments" on the Contracts (which will consist of all payments under the Contracts other than those portions of such payments which, under the Contracts, are to be (A) applied by the Servicer to the payment of insurance charges, maintenance, taxes and other similar obligations, or (B) retained by the Servicer in payment of Administrative Fees) received on or after the Cut-Off Date and due during the term of the Contracts, without giving effect to end-of-term extensions or renewals thereof (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date); (ii) any voluntary prepayments ("Prepayments") received on or after the Cut-Off Date under the Contracts, provided that the amount, if any, by which any such Prepayment exceeds the Required Payoff Amount of a Lease Contract will not constitute Pledged Revenues but will be allocated to the Depositor; (iii) any amounts paid by TCC to purchase Contracts due to a breach of representations and warranties with respect thereto, as described under "The Contracts -- Representations and Warranties Made by TCC," excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor; (iv) any amounts paid by the Depositor to purchase the Contracts as described under "Optional Purchase of Contracts below;
(v) certain of the Liquidation Proceeds derived from the liquidation of the Contracts and the disposition of the related Equipment, as described under "-- Liquidated Contracts" below; and (vi) any earnings on the investment of amounts credited to the Collection Account.

    On each Payment Date, the Indenture Trustee will be required to make the following payments, first, from Related Collection Period Pledged Revenues, second, to the extent the Related Collection Period Pledged Revenues are insufficient to pay interest on the Notes and the Equity Certificiates on such Payment Date, the amount necessary to cure such insufficiency from Current Collection Period Pledged Revenues, and third (but only as to amounts described in clause (ii) and certain amounts included in clause (iii)), from amounts permitted to be withdrawn from the Cash Collateral Account as described under "-- Cash Collateral Account" below, in the following order of priority (except as otherwise described under "-- Events of Default; Rights Upon Event of Default" below):

         (i)
       the Servicing Fee;

        (ii)
       interest on the Notes and the Equity Certificates in the following order of priority:

       (a) interest on the Class A Notes (including any overdue interest and interest thereon),

       (b) interest on the Class B Notes (including any overdue interest and interest thereon) and

       (c) interest on the Equity Certificates (including any overdue interest and interest thereon);

       (iii)
       an amount equal to the Monthly Principal Amount, as of such Payment Date, in respect of principal on the Notes and the Equity Certificates in the priority described under "-- Principal" below;

        (iv)
       to the Cash Collateral Account, the amount, if any, necessary to increase the balance therein to the Requisite Amount; and

         (v)
       the remainder, if any, to payment of certain amounts payable in connection with the Cash Collateral Account and thereafter to the Equity Certificateholders.

CLASS A INTEREST

    Interest will be paid to the Holders of each Class of the Class A Notes on each Payment Date, to the extent the Amount Available (after taking into account any prior applications described under "-- Distributions" above) is sufficient therefor, at the interest rate for such Class specified on the cover of this Prospectus (the "Interest Rate" for such Class) on the then outstanding principal balance of the Notes of such Class, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such interest so payable on such Payment Date will be equal to one-twelfth of the product of (i) the applicable Interest Rate and (ii) the related Class principal balance as of the immediately preceding Payment Date (after giving effect to reductions in such principal balance on such immediately preceding Payment Date). Interest on each Class of the Class A Notes will accrue from and including the Closing Date to but excluding November 15, 1996 (in the case of the first interest period), and thereafter for each successive Payment Date from and including the most recent prior Payment Date to which interest has been paid, to but excluding such Payment Date.

    In the event that, on a given Payment Date, the Amount Available is not sufficient to make a full payment of interest to the Holders of Class A Notes, the amount of interest to be paid on the Class A Notes will be allocated among each Class thereof (and within a Class among the Notes of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of such shortfall will be carried forward and, together with interest thereon at the applicable Interest Rate, added to the amount of interest such Holders will be entitled to receive on the next Payment Date.

CLASS B INTEREST

    Interest will be paid to the Holders of the Class B Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account any prior applications described under "-- Distributions" above) is sufficient therefor, at the Class B Interest Rate on the then outstanding Class B Principal Balance, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such interest so paid on such Payment Date will be equal to one-twelfth of the product of (i) the Class B Interest Rate and (ii) the Class B Principal Balance as of the immediately preceding Payment Date (after giving effect to reductions in the Class B Principal Balance on such immediately preceding Payment Date). Interest on the Class B Notes will accrue from and including the Closing Date to but excluding November 15, 1996 (in the case of the first interest period), and thereafter for each successive Payment Date from and including the most recent prior Payment Date to which interest has been paid, to but excluding such Payment Date.

    In the event that, on a given Payment Date, the Amount Available, after payment of interest on the Class A Notes, is not sufficient to make a full payment of interest to the Holders of Class B Notes, the amount of interest to be paid on the Class B Notes will be allocated among the Notes of such Class pro rata in accordance with their respective entitlements to interest, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class B Interest Rate, added to the amount of interest such Holders will be entitled to receive on the next Payment Date.

PRINCIPAL


    To the extent the remaining Amount Available (after taking into account any prior applications described under "-- Distributions" above) is sufficient therefor, the amount of principal to be paid on the Notes and the Equity Certificates on each Payment Date will equal the Monthly Principal Amount. Principal payable on the Notes on each Payment Date will be paid in respect of principal on the Class A-1

Notes until the Class A-1 Principal Balance has been reduced to zero, then in respect of principal on the Class A-2 Notes until the Class A-2 Principal Balance has been reduced to zero, then in respect of principal on the Class A-3 Notes until the Class A-3 Principal Balance has been reduced to zero, then in respect of principal on the Class A-4 Notes until the Class A-4 Principal Balance has been reduced to zero, and then in respect of principal on the Class B Notes until the Class B Principal Balance has been reduced to zero. Commencing on the first Payment Date, however, % of the Monthly Principal Amount for each Payment Date will be payable on the Equity Certificates, on a parity with payment of principal on the Notes, until the aggregate amount so paid equals
$         (which is 1% of the Initial Contract Pool Principal Balance).


    The "Monthly Principal Amount" for any Payment Date will equal the excess, if any, of (i) the sum of the principal balances of the Notes and the Equity Certificates as of such Payment Date (determined prior to the payment of any principal in respect thereof on such Payment Date), over (ii) the aggregate of the Contract Principal Balances of the Contracts (the "Contract Pool Principal Balance") as of the last day of the Collection Period relating to such Payment Date.

    The "Contract Principal Balance" of any Contract as of the last day of any Collection Period is:


       (1) in the case of a Lease Contract, the present value of the unpaid Scheduled Payments due on such Lease Contract after such last day of the Collection Period (excluding all Scheduled Payments due on or prior to, but not received as of, such last day, as well as any Scheduled Payments due after such last day and received on or prior thereto) after giving effect to any Prepayments received on or prior to such last day, discounted monthly at the rate of 8.10% per annum (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period), and



       (2) in the case of a Loan Contract, the lesser of (a) the remaining scheduled principal balance of such Loan Contract after giving effect to Scheduled Payments due on or prior to such last day of the Collection Period, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such last day, received on or prior to such last day, and (b) the present value of the unpaid Scheduled Payments due on such Loan Contract after such last day of the Collection Period (excluding all Scheduled Payments due on or prior to, but not received as of, such last day, as well as any Scheduled Payments due after such last day and received prior thereto) after giving effect to any Prepayments received on or prior to such last day, discounted monthly at the rate of 8.10% per annum (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period).


The Contract Principal Balance of any Contract which became a Liquidated Contract during a given Collection Period or was required to be purchased by TCC as of the end of a given Collection Period due to a breach of representations and warranties, will, for purposes of computing the Monthly Principal Amount and the Requisite Amount for the Cash Collateral Account, be deemed to be zero on and after the last day of such Collection Period.

    A "Liquidated Contract" is any Contract (a) which the Servicer has charged off as uncollectible in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the Servicer has repossessed and disposed of the related Equipment, or otherwise collected all proceeds which, in the Servicer's reasonable judgment, can be collected under such Contract), or (b) as to which 10% or more of a Scheduled Payment is delinquent 180 days or more.

    The "Collection Period" for any Payment Date will be the calendar month preceding the month in which such Payment Date occurs.


    The "Initial Contract Pool Principal Balance" is $3,185,229,329 (which amount is based upon the Contract Pool Principal Balance determined as of the Cut-Off Date, but also includes an amount in respect of Scheduled Payments on the Contracts due prior to, but not received as of, the Cut-Off Date).

SUBORDINATION OF CLASS B NOTES AND EQUITY CERTIFICATES

    The likelihood of payment of interest on each Class of Notes will be enhanced by the application of the Amount Available, after payment of the Servicing Fee, to the payment of such interest prior to the payment of principal on any of the Notes or the Equity Certificates, as well as by the preferential right of the Holders of Notes of each such Class to receive such interest (1) in the case of the Class A Notes, prior to the payment of any interest on the Class B Notes or the Equity Certificates, and (2) in the case of the Class B Notes, prior to the payment of any interest on the Equity Certificates. Likewise, the likelihood of payment of principal on each Class of Notes will be enhanced by the preferential right of the Holders of Notes of each such Class to receive such principal, to the extent of the Amount Available, after payment of the Servicing Fee and interest on the Notes and the Equity Certificates as aforesaid, (i) in the case of the Class A Notes, prior to the payment of any principal on the Class B Notes or (except as described under "-- Principal" above) the Equity Certificates and (ii) in the case of the Class B Notes, prior to the payment of any principal on the Equity Certificates, except as described under "-- Principal" above.

CASH COLLATERAL ACCOUNT

    The Cash Collateral Account will be established on or prior to the Closing Date and will be available to the Indenture Trustee. The Cash Collateral Account will initially be funded in an amount equal to % of the Initial Contract Pool
Principal  Balance (approximately $        ) (the  "Initial Amount"). Amounts on
deposit from time to time in the Cash Collateral Account (up to, but not in excess of, the Requisite Amount described below, and not including any investment earnings on such funds) shall be used to fund the following amounts in the following order of priority (to the extent that amounts on deposit in the Collection Account as of any Deposit Date are insufficient therefor and provided that any such insufficiency has resulted, directly or indirectly, from delinquencies or defaults, or both, on the Contracts): (i) to pay interest on the Notes and the Equity Certificates in the following order of priority: (a) interest on the Class A Notes (including any overdue interest and interest thereon), (b) interest on the Class B Notes (including any overdue interest and interest thereon) and (c) interest on the Equity Certificates (including any overdue interest and interest thereon); (ii) to pay any Principal Deficiency Amount (equal to the lesser of (a) the aggregate Liquidation Losses on all Contracts that became Liquidated Contracts during the related Collection Period (the "Current Realized Losses") or (b) the excess, if any, of (A) the aggregate principal balance of the Notes and the Equity Certificates (after giving effect to all other distributions of principal on such Payment Date), over (B) the aggregate of the Required Payoff Amounts for all Contracts as of the last day of the related Collection Period); and (iii) to pay principal on the Notes and Equity Certificates at the applicable Stated Maturity Date thereof.

    "Liquidation Loss" means, as to any Liquidated Contract, the excess, if any, of (1) the Required Payoff Amount of such Contract for the Collection Period during which such Contract became a Liquidated Contract, over (2) that portion of the Liquidation Proceeds for such Liquidated Contract allocated to the Owner Trust (as described under "-- Liquidated Contracts" below).

    The "Required Payoff Amount," with respect to any Collection Period for any Contract, is equal to the sum of: (i) the Scheduled Payment due in such Collection Period, together with any Scheduled Payments due in prior Collection Periods and not yet received, plus (ii) the Contract Principal Balance of such Contract as of the last day of such Collection Period (after taking into account the Scheduled Payment due in such Collection Period).

    If and to the extent that the amount on deposit in the Cash Collateral Account as of any Payment Date is less than the Requisite Amount, then such deficiency is to be restored from the remaining Amount Available, after payment of the Servicing Fee and interest and principal on the Notes and the Equity Certificates as described under "-- Distributions" above. The "Requisite Amount" will be (i) for any Payment Date on or prior to the Payment Date occurring in
            , 1997, the Initial Amount, and (ii) for any Payment Date thereafter, an amount equal to the greater of (a) the sum of (1) % of the Contract Pool Principal Balance for such Payment Date, plus (2) the excess, if any, of (A) the sum of the principal balances of the Notes and the Equity Certificates after giving effect to any payment of principal in respect thereof on such Payment Date, over (B) the Contract Pool Principal Balance for such Payment

Date, and (b)  $        (which is    %  of the Initial  Contract Pool  Principal
Balance); provided that in no event will the Requisite Amount exceed the sum of the principal balances of the Notes and the Equity Certificates. Any amount on deposit in the Cash Collateral Account in excess of the Requisite Amount, and all investment earnings on funds in the Cash Collateral Account, will be released from the Cash Collateral Account and paid to or upon the order of the Depositor, and will not be available to make payments on the Notes or the Equity Certificates.

    The Cash Collateral Account must be an Eligible Account, and funds on deposit in the Cash Collateral Account will be invested in Eligible Investments (each as defined under "-- Trust Accounts" below).

LIQUIDATED CONTRACTS


    Liquidation Proceeds (which will consist generally of all amounts received by the Servicer in connection with the liquidation of a Contract and disposition of the related Equipment, net of any related out-of-pocket liquidation expenses) will be allocated as follows: (i) with respect to any Loan Contract, all such Liquidation Proceeds will be allocated to the Owner Trust; and (ii) with respect to any Lease Contract, such Liquidation Proceeds will be allocated on a pro rata basis between the Depositor, on the one hand, and the Owner Trust, on the other, based respectively on (a) the "Book Value" of the Leased Equipment (which is a fixed amount equal to the value of the Leased Equipment as shown on the accounting books and records of TCC or the applicable Originator, as appropriate, as of the Cut-Off Date) and (b) the Required Payoff Amount for such Lease Contract (determined as of the Collection Period during which such Lease Contract became a Liquidated Contract); provided that, in the event the Liquidation Proceeds in respect of any Lease Contract and the related Leased Equipment exceed the sum of the Required Payoff Amount for such Contract and the Book Value of such Leased Equipment, any such excess shall be allocated solely to the Depositor. By way of example, if the Servicer, in connection with a defaulted Lease Contract, derived Liquidation Proceeds in the amount of $100 from the liquidation of such Lease Contract and disposition of the related Leased Equipment, and if the Required Payoff Amount of such Lease Contract was, as of the Collection Period during which such Lease Contract became a Liquidated Contract, $120 and the Book Value of such Leased Equipment was $30, such Liquidation Proceeds would be allocated to the Owner Trust in the amount of $80 and to the Depositor in the amount of $20. All Liquidation Proceeds which are so allocable to the Owner Trust will be deposited in the Collection Account and constitute Pledged Revenues to be applied to the payment of interest and principal on the Notes and the Equity Certificates in accordance with the priorities described under "-- Distributions" above.


OPTIONAL PURCHASE OF CONTRACTS

    The Depositor may purchase all of the Contracts on any Payment Date following the date on which the unpaid principal balance of the Notes and the Equity Certificates is less than 10% of the Initial Contract Pool Principal Balance. The purchase price to be paid in connection with such purchase shall be at least equal to the unpaid principal balance of the Notes and the Equity Certificates as of such Payment Date plus interest to be paid on the Notes and the Equity Certificates on such Payment Date. The proceeds of such purchase shall be applied on such Payment Date to the payment of the remaining principal balance of the Notes and the Equity Certificates, together with accrued interest thereon.

TRUST ACCOUNTS

    The Indenture Trustee will establish and maintain under the Indenture segregated trust accounts (which need not be deposit accounts, but which shall constitute "Eligible Accounts"), consisting of the "Collection Account," the "Servicing Account" and the "Note Distribution Account" (collectively, the
"Trust  Accounts").  An "Eligible  Account" means  any account  which is  (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the bank holding company has capital and surplus) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) have a credit rating from each of the Rating Agencies (if rated by such Rating Agency) which signifies "investment grade"; or (iv) an account that will not cause any Rating Agency to reduce, qualify or withdraw its then-current rating assigned to the Notes or Equity Certificates, as confirmed in writing by such Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits or unsecured long-term debt have a credit rating from each of the Rating Agencies (if rated by such Rating Agency), and which is subject to supervision and examination by federal or state authorities.

    The Servicer, as agent for the Indenture Trustee, may designate, or otherwise arrange for the purchase by the Indenture Trustee of, investments to be made with funds in the Trust Accounts, which investments shall be Eligible Investments (as defined in the Indenture) that will mature not later than the business day preceding the applicable monthly Payment Date. "Eligible Investments" include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions and other investments which would not result in the reduction, qualification or withdrawal of any rating of the Notes or Equity Certificates by any Rating Agency.

REPORTS TO NOTEHOLDERS

    The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

           (i)
           the amount of interest paid on the Class A-1 Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class A-1 Notes;

          (ii)
           the amount of interest paid on the Class A-2 Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class A-2 Notes;

         (iii)
           the amount of interest paid on the Class A-3 Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class A-3 Notes;

          (iv)
           the amount of interest paid on the Class A-4 Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class A-4 Notes;

           (v)
           the amount of interest paid on the Class B Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class B Notes;

          (vi)
           the amount of principal paid on the Class A-1 Notes;

         (vii)
           the amount of principal paid on the Class A-2 Notes;

        (viii)
           the amount of principal paid on the Class A-3 Notes;

          (ix)
           the amount of principal paid on the Class A-4 Notes;

           (x)
           the amount of principal paid on the Class B Notes;

          (xi)
           the Principal Deficiency Amount, if any, for such Payment Date;

         (xii)
           the amount of interest and principal (if any) paid on the Equity Certificates; and

        (xiii)
           the Requisite Amount of the Cash Collateral Account and the amount on deposit in the Cash Collateral Account (after giving effect to any deposits and withdrawals to be made on the Payment Date).

    The Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described under "-- Definitive Notes" below, beneficial owners will not be recognized by the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC and its participating organizations. The Servicer will file a copy of each such report with the Commission on Form 8-K. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Depositor expects that the Trust's obligation to file such reports will be terminated at the end of 1996.

BOOK-ENTRY REGISTRATION

    Each Class of Notes will initially be represented by one or more Global Notes registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. Noteholders may hold their Notes through DTC (in the United States) or Cedel Bank or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems ("Participants"), or indirectly through organizations that are participants in such systems. Cedel Bank and Euroclear will hold omnibus positions on behalf of the Cedel Bank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositories (collectively, the "International Depositories") which in turn will hold such positions in customers' securities accounts in the International Depositories' names on the books of DTC.

    DTC is a New York-chartered limited-purpose trust company, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Bank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its International Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its International Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the International Depositories.

    Because of time-zone differences, credits of securities received in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Bank Participant or Euroclear Participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures and with respect to tax documentation procedures, see "Global Clearance, Settlement and Tax Documentation Procedures" and "Certain U.S. Federal Income Tax Documentation Requirements" in Appendix A.

    Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. Note Owners will receive all distributions from the Indenture Trustee through Participants and Indirect Participants. Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Note Owners. Note Owners will not be recognized by the Indenture Trustee as Noteholders and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of amounts payable on the Notes. Participants and Indirect Participants with which Note Owners have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

    Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

    DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the Indenture, only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Except as required by law, the Depositor, the Owner Trust, and the Indenture Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Notes held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. See "-- Definitive Notes."

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

    Cedel Bank, societe anonyme ("Cedel Bank") is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its Participants ("Cedel Bank Participants") and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book-entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled by Cedel Bank in numerous currencies, including United States dollars. Cedel Bank provides to its Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulations by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters of the Notes. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

    The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Notes held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its International Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Bank Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its International Depository's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    A paying agent shall be maintained in respect of the Notes in Luxembourg (the "Luxembourg Paying Agent") for so long as the Notes are listed on the Luxembourg Stock Exchange. Kredietbank S.A. Luxembourgeoise has been appointed as the initial Luxembourg Paying Agent. Kredietbank S.A. Luxembourgeoise shall be appointed transfer agent in Luxembourg, with respect to the Notes, in case the Global Notes are replaced by Definitive Notes.

DEFINITIVE NOTES

    The Notes of each Class will be issued in registered, certificated form to the Note Owners of such Class or their nominees ("Definitive Notes"), rather than to the Depository or its nominee, only if (i) the Depository advises the Indenture Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Notes of such Class, and the Indenture Trustee is unable to locate a qualified successor, or
(ii) Note Owners representing not less than 50% of the principal balance of such Class advise the Indenture Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Note Owners of such Class.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Notes. Upon surrender by the Depository of the definitive certificate representing the Notes of the affected Class and instructions for registration, the Indenture Trustee will issue the Notes of such Class as Definitive Notes, and thereafter the Indenture Trustee will recognize the Note Owners of such Definitive Notes as Noteholders under the Indenture.

    Distributions of principal and interest on the Notes will be made by the Indenture Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on each Payment Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Indenture Trustee. The final payment on any Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Indenture Trustee will provide such notice to registered Noteholders mailed not later than the fifth day of the month of such final distributions.

    Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Indenture Trustee (in such capacity, the "Transfer Agent and Registrar") and the offices of
Kredietbank S.A. Luxembourgeoise which shall be appointed as transfer agent in Luxembourg in respect of such Definitive Notes (the "Luxembourg Transfer Agent"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Notes for the period from the Record Date preceding the due date for any payment to the Payment Date with respect to such Definitive Notes.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

    The Owner Trust and the Indenture Trustee may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Owner Trust (as described under "-- Certain Covenants"); (iii) to add additional covenants for the benefit of the Noteholders, or to surrender any rights or power conferred upon the Owner Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended;
(viii) to avoid a reduction, qualification or withdrawal of any rating of the Notes; or (ix) to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or to modify in any manner the rights of the Holders of the Notes under the Indenture, provided that such action shall not (a) result in a reduction, qualification or withdrawal of the then-current ratings of the Notes or the Equity Certificates, or (b) as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

    With the consent of the Holders representing a majority of the principal balance of each Class of the Notes then outstanding (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the Noteholders.

    Without the consent of the Holder of each outstanding Note affected thereby, however, no supplemental indenture may: (i) change the date, timing or method of determination of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of each Class of the Notes then outstanding the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Owner Trust, any other obligor on the Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Pledged Revenues if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) reduce the percentage of each Class of the Notes then outstanding required to amend the sections of the Indenture which specify the applicable percentage of each Class of the Notes then outstanding necessary to amend the Indenture or certain other related agreements; (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or (viii) result in a reduction, qualification or withdrawal of the rating of any Class of Notes by a Rating Agency, as confirmed in writing by each Rating Agency.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    "Events of Default" under the Indenture will consist of: (i) a default for five calendar days or more in the payment of interest due on any Note; (ii) failure to pay the unpaid principal amount of any Class of Notes on the Stated Maturity Date or any redemption date for such Class; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Owner Trust made in the Indenture, or any representation or warranty made by the Owner Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 calendar days after notice thereof is given to the Owner Trust by the Indenture Trustee or to the Owner Trust and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Owner Trust or the Depositor.

    If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

    If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Pledged Revenues, exercise remedies as a secured party, sell the related Pledged Revenues or elect to have the Owner Trust maintain possession of the Pledged Revenues and continue to apply collections on the Pledged Revenues as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the Pledged Revenues following an Event of Default, unless (i) the Holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale distributable to Holders of the Notes are sufficient to pay in full the principal of and the accrued interest on all the outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the Pledged Revenues would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, any proceeds of liquidation of the Pledged Revenues, will be applied in the following order of priority: (i) to the reimbursement of the Trustee for its expenses; (ii) to the payment of interest and then principal on the Class A Notes; (iii) to the payment of interest and then principal on the Class B Notes; (iv) to the payment of interest and then principal on the Equity Certificates; and (v) the remainder, if any, to payment of certain amounts payable in connection with the Cash Collateral Account and thereafter to the Equity Certificateholders.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the Holders of such outstanding Notes.

    No Holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Holder or Holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

    If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

    In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Depositor or the Owner Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Holder of a Note including, without limitation, the Depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the Notes or for any agreement or covenant of the Owner Trust contained in the Indenture.

CERTAIN COVENANTS

    The Indenture will provide that the Owner Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Owner Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Owner Trustee has been advised that the rating of the Notes and the Equity Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation,
(v) the Owner Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Owner Trust or to any Noteholder or Equity Certificateholder, and (vi) the Owner Trust or the Person (if other than the Owner Trust) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Owner Trust immediately prior to giving effect to such consolidation or merger.

    The Owner Trust will not, among other things, (i) except as expressly permitted by the Indenture or the Trust Agreement, sell, transfer, exchange or otherwise dispose of any of the assets of the Owner Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Holder of such Notes because of the payment of taxes levied or assessed upon the Owner Trust,
(iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Indenture, the Transfer and Servicing Agreement or the Trust Agreement, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Owner Trust or any part thereof, or any interest therein or proceeds thereof.

    The Owner Trust may not engage in any activity other than as specified under "The Depositor and the Owner Trust -- The Owner Trust." The Owner Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Indenture, the Trust Agreement and the Transfer and Servicing Agreement.

ANNUAL COMPLIANCE STATEMENT

    The Owner Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

    The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Owner Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

    The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

    The Chase Manhattan Bank will be the Indenture Trustee. The Indenture Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, if the Indenture Trustee becomes insolvent or if the rating assigned to the long-term unsecured debt obligations of the Indenture Trustee (or the holding company thereof) by the Rating Agencies shall be lowered below the rating of "BBB", "Baa3" or equivalent rating or be withdrawn by any Rating Agency. In such circumstances, the Depositor will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT

TRANSFER AND ASSIGNMENT OF CONTRACTS AND EQUIPMENT

    On the Closing Date, the Originators will transfer to the Depositor pursuant to the Purchase Agreement all of their right, title and interest in the Contracts and the related Equipment, including all security interests created thereby and therein, the right to receive all Scheduled Payments and Prepayments received on the Contracts on or after the Cut-Off Date (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off
Date), all rights under insurance policies maintained on the Equipment pursuant to the Contracts, all documents contained in the Contract Files and all proceeds derived from any of the foregoing. Pursuant to the Transfer and Servicing Agreement, on the Closing Date, the Depositor will transfer all of the foregoing (excluding the Depositor's ownership or security interest in the Leased Equipment, as well as a portion of (i) Prepayments received on Lease Contracts and (ii) Liquidation Proceeds received with respect to the liquidation of defaulted Lease Contracts and the disposition of the related Leased Equipment, as described under "The Depositor and the Owner Trust-- The Depositor," all of which will be retained by the Depositor), together with all its rights under the Purchase Agreement, to the Owner Trust.

    The Transfer and Servicing Agreement will designate the Servicer as custodian to maintain possession, as the Owner Trust's agent, of the Contracts and all documents related thereto. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in TCC's possession. UCC financing statements will be filed on the Closing Date in the applicable jurisdictions reflecting the transfer of the Contracts and the Equipment by the Originators to the Depositor, the transfer by the Depositor to the Owner Trust, and the pledge by the Owner Trust to the Indenture Trustee, and the Originators' accounting records and computer systems will also reflect such assignments and pledge. The Contracts will not, however, be stamped or otherwise physically marked to reflect their assignment to the Owner Trust. If, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Owner Trust's interest in the Contracts could be defeated. See "Risk Factors -- Certain Legal Aspects of the Contracts" and "Certain Legal Aspects of the Contracts."

COLLECTIONS ON CONTRACTS

    The Indenture Trustee will establish and maintain a Servicing Account, into which the Servicer will deposit, no later than the second Business Day after receipt thereof, all Scheduled Payments, Prepayments, Liquidation Proceeds and other amounts received by the Servicer in respect of the Contracts after the Cut-Off Date. The Servicer will thereafter transfer to the Collection Account, no later than the third Business Day after deposit thereof in the Servicing Account, the following amounts:

       (i) all Scheduled Payments made by or on behalf of Obligors under the Contracts;

       (ii)all Prepayments, excluding any portion thereof allocable to the Depositor, as described in clause (ii) of the definition of "Pledged
    Revenues" under "Description of the Notes -- Distributions";

       (iii)
           all amounts constituting Liquidation Proceeds on Liquidated Contracts to the extent allocable to the Owner Trust as described under
    "Description of the Notes -- Liquidated Contracts";

       (iv)any and all payments made by TCC pursuant to the Transfer and Servicing Agreement in connection with the purchase of any Contracts as a result of a breach of a representation or warranty with respect thereto, as described under "The Contracts -- Representations and Warranties Made by TCC," excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor; and

       (v) the amount paid by the Depositor to purchase the Contracts, as described under "Description of the Notes -- Optional Purchase of
    Contracts."

    So long as no Event of Termination shall have occurred and be continuing with respect to the Servicer, the Servicer may make the remittances to be made by it to the Collection Account net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) otherwise to be distributed to it in payment of its Servicing Fee.

    The Servicer will be entitled to withdraw from the Collection Account any amounts deposited therein in error or required to be repaid to an Obligor, based on the Servicer's good-faith determination that such amount was deposited in error or must be returned to the Obligor.


    Under the Transfer and Servicing Agreement, the Servicer is required to establish in its own name one or more "Insurance, Maintenance and Tax Accounts," into which are to be deposited any payments made by or on behalf of Obligors which constitute (a) insurance charges paid by an Obligor to the lessor or secured party under a Contract (unless such payments are made directly by the Obligor to the applicable insurance company, or TCC or the Originator has previously paid such charges), (b) any insurance payments or recoveries paid by an insurance company or comparable third party and related to the damage to, or destruction of, the Equipment related to such Contract (unless paid directly by such insurance company or comparable third party directly to the Obligor), (c) any payments made by or on behalf of Obligors which constitute amounts paid by an Obligor to the lessor or secured party under a Contract in respect of the maintenance of the related Equipment, and (d) taxes paid by the Obligor and related to the applicable Contract or the Equipment related thereto (unless such payment is made directly by the Obligor to the applicable taxing authority or authorities, or TCC or the Originator has previously paid such taxes). The Servicer may withdraw amounts from the Insurance, Maintenance and Tax Accounts, when and if appropriate, to pay when due (or may pay from its own funds and thereafter reimburse itself from amounts in the Insurance, Maintenance and Tax Accounts) (1) all insurance charges in the amounts received under clause (a) above, (2) any amounts payable under any applicable maintenance contract or otherwise with respect to the maintenance of the related Equipment in the amounts received under clause (c) above, and (3) all taxes in the amounts received under clause (d) above. Amounts on deposit in the Insurance, Maintenance and Tax Accounts which represent amounts received by the Servicer pursuant to clause (b) above shall be applied by the Servicer as follows: if equipment is purchased to replace the Equipment that was damaged or destroyed, and such replacement equipment is (in the reasonable opinion of the Servicer) of comparable use and equivalent value to the Equipment that was damaged or destroyed, or if the Equipment is to be repaired, the Servicer shall release such amount so received from the insurance company or comparable third party in payment or reimbursement for such replacement equipment or such repair; and if this replacement option is not exercised and the Equipment is not to be repaired, then the Servicer shall treat such amount as Liquidation Proceeds and transfer that portion thereof which would be allocable to the Notes and the Equity Certificates (as described in "Description of the Notes -- Liquidated Contracts") from the Insurance, Maintenance and Tax Account to the Collection Account.


    The Servicer will pay to the Depositor, no later than the third Business Day after deposit thereof in the Servicing Account, all proceeds from the disposition of Leased Equipment, to the extent allocable to the Depositor, including amounts paid by Obligors to exercise purchase options under Lease Contracts and the allocable portion of Liquidation Proceeds (as described under "Description of the Notes -- Liquidated Contracts").

    On or before the fifth Business Day preceding each Payment Date (the "Determination Date"), the Servicer is required to determine the amount of Related Collection Period Pledged Revenues for such Payment Date, the amount of interest payable on the Notes and the Equity Certificates on such Payment Date, the Monthly Principal Amount for such Payment Date, the Principal Deficiency Amount (if any) for such Payment Date, and the amount, if any, by which such Related Collection Period Pledged Revenues, when applied in accordance with the priorities described under "Description of the Notes -- Distributions," are insufficient to pay the interest payable on the Notes and the Equity Certificates on such Payment Date (an "Interest Shortfall"). If there is an Interest Shortfall for such Payment Date, Current Collection Period Pledged Revenues will be applied to the payment of interest on the Notes and the Equity Certificates to the extent necessary to cure such Interest Shortfall. The Servicer shall further give notice to the Indenture Trustee of amounts to be withdrawn from the Cash Collateral Account to pay (1) any remaining Interest Shortfall (after giving effect to the previous application of Available Pledged Revenues as aforesaid), (2) the Principal Deficiency Amount (if any), and (3) if such Payment Date is the Stated Maturity Date for any Class of Notes or the Equity Certificates, the remaining unpaid principal balance of such Class of Notes or the Equity Certificates (after giving effect to previous application of Available Pledged Revenues as aforesaid).

SERVICING

    Pursuant to the Transfer and Servicing Agreement, TCC will be engaged to act as Servicer on behalf of the Owner Trust and the Depositor. The Servicer is generally obligated under the Transfer and Servicing Agreement to service the Contracts in accordance with customary and usual procedures of institutions which service equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable such contracts that it services for itself or others. In performing such duties, so long as TCC is the Servicer, it shall comply in all material respects with its credit and collection policies and procedures in effect from time to time (which credit and collection policies currently in effect are described under "The Originators--Underwriting and Servicing"). The Servicer may delegate certain of its servicing responsibilities with respect to the Contracts to third parties, provided that the Servicer will remain obligated to the Owner Trust and the Depositor for the proper performance of all such servicing responsibilities.

    The Servicer is generally obligated to act in a commercially reasonable manner with respect to the repossession and disposition of Equipment following a Contract default with a view to realizing proceeds at least equal to the fair market value thereof. The Servicer may, in its discretion, choose to dispose of Equipment through a new lease or in some other manner which provides for payment for the Equipment over time. In any such event, the Servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of such Equipment (less any related out-of-pocket liquidation expenses), and the Servicer will be entitled to all payments received thereafter in respect of such Equipment. Any such amounts so paid by the Servicer will be deemed to constitute additional Liquidation Proceeds with respect to the related Contract and Equipment and will be allocated as described under "Description of the Notes -- Liquidated Contracts."

    Under the Transfer and Servicing Agreement, the Servicer is responsible for, among other things: reviewing and certifying that the Contract Files are complete; monitoring and tracking any property and sales taxes to be paid by Obligors; billing, collection and recording of payments from Obligors; communicating with and providing billing records to Obligors; deposit of funds into the Collection Account; receiving payments as the Owner Trust's agent on the insurance policies maintained by the Obligors and communicating with insurers with respect thereto; issuance of reports to the Indenture Trustee specified in the Indenture and in the Transfer and Servicing Agreement; repossession and remarketing of Equipment following Obligor defaults; and paying the fees and ordinary expenses of the Indenture Trustee and the Owner Trustee.


    The Servicer shall, to the extent the proceeds of such liquidation are sufficient therefor, be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of liquidating a Contract and disposing of the related Equipment, which amounts may be retained by the Servicer from such proceeds to the extent of such expenses. The Servicer is entitled under the Transfer and Servicing Agreement to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to such expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. Upon completion of such liquidation, the remainder of any such reserve, after reimbursement to the Servicer of all out-of-pocket liquidation expenses, shall constitute Liquidation Proceeds and be deposited in the Collection Account.



    Under the Transfer and Servicing Agreement, the Servicer, subject to certain limitations, is permitted to grant payment extensions on a Contract in accordance with its credit and collection policies and procedures if the Servicer believes in good faith that such extension is necessary to avoid a termination and liquidation of such Contract and will maximize the amount to be received by the Owner Trust with respect to such Contract. Under the Transfer and Servicing Agreement, the Servicer, subject to certain limitations, is permitted to grant modifications or amendments to a Contract in accordance with its credit and collection policies and procedures.


    PREPAYMENTS. The Servicer may in its discretion allow a Prepayment of any Lease Contract, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial Prepayment, the sum of such amount and the remaining Contract Principal Balance of the Lease Contract after application of such amount) is at least equal to the Required Payoff Amount of such Lease Contract. To the extent any Prepayment exceeds the Required Payoff Amount of a Lease Contract, such excess will be paid to the Depositor.

    EVIDENCE AS TO COMPLIANCE. On or before March 31 of each year, the Servicer must deliver to the Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of equipment leases and loans serviced by the Servicer and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Transfer and Servicing Agreement, except for any exceptions set forth in such report.

    CERTAIN MATTERS REGARDING THE SERVICER. The Servicer may not resign from its obligations under the Transfer and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations and duties under the Transfer and Servicing Agreement. The Servicer can be removed as Servicer only upon the occurrence of an Event of Termination as discussed below.

    The Servicer must keep in place throughout the term of the Transfer and Servicing Agreement (i) a policy or policies of insurance covering errors and omissions by the Servicer, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons that service a portfolio of equipment leases having an unpaid balance of at least $100 million and which are generally regarded as servicers acceptable to institutional investors.

    SERVICING COMPENSATION AND PAYMENT OF EXPENSES. Compensation to the Servicer will include a monthly fee (the "Servicing Fee"), which will be payable to the Servicer from the Amount Available on each Payment Date, in an amount equal to the product of one-twelfth of % per annum multiplied by the Contract Pool Principal Balance as of the last day of the second preceding Collection Period (or, in the case of the Servicing Fee with respect to the Collection Period commencing on the Cut-Off Date, the Contract Pool Principal Balance as of the Cut-Off Date), plus any late fees, late payment interest, documentation fees, insurance administration charges and other administrative fees and charges and a portion of any extension fees (collectively, the "Administrative Fees") collected with respect to the Contracts during the prior Collection Period and any investment earnings on collections prior to deposit thereof in the Collection Account. Up to % of such % Servicing Fee will be used by the Servicer to pay certain expenses relating to the Contracts and the Owner Trust. The Servicer is authorized under the Transfer and Servicing Agreement, in its discretion, to waive any Administrative Fees or extension fees that may be collected in the ordinary course of servicing any Contract.

    EVENTS OF TERMINATION. An Event of Termination under the Transfer and Servicing Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Transfer and Servicing Agreement and such failure continues for five business days (or three business days in the case of a failure by TCC to pay the amount necessary to purchase a Contract and the related Equipment due to a breach of representations and warranties with respect thereto) after notice from the Indenture Trustee or after discovery by the Servicer; (b) the Servicer fails to deliver to the Indenture Trustee and the Owner Trustee the Servicer's Certificate by the third Business Day prior to the related Payment Date; (c) the Servicer fails to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Transfer and Servicing Agreement (and, if TCC is the Servicer, the Purchase Agreement), and such failure (i) materially and adversely affects the rights of the Owner Trust, Noteholders or Equity Certificateholders, and (ii) continues unremedied for 30 days after written notice thereof has been given to the Servicer by the Owner Trustee, the Indenture Trustee or any Certificateholder or Noteholder; (d) certain events of bankruptcy or insolvency occur with respect to the Servicer; or (e) any representation, warranty or statement of the Servicer made in the Transfer and Servicing Agreement or any certificate, report or other writing delivered pursuant thereto proves to be incorrect in any material respect, and such incorrectness (i) has a material adverse effect on the Owner Trust, Noteholders or Equity Certificateholders, and (ii) continues uncured for 30 days after written notice thereof has been given to the Servicer by the Owner Trustee, the Indenture Trustee or any Certificateholder or Noteholder. The Servicer is required under the Transfer and Servicing Agreement to give the Indenture Trustee, the Owner Trustee and each Rating Agency notice of an Event of Termination promptly after having obtained knowledge of such event.

    Federal bankruptcy laws limit the termination of contracts solely by reason of the fact that the party obligated to provide such performance is subject to federal bankruptcy proceedings. In such a circumstance, the Indenture Trustee may be unable to terminate the Servicer unless it could demonstrate that independent grounds (whether or not arising from the same facts causing the Servicer to be subject to bankruptcy proceedings) exist to declare an Event of Termination and the court supervising the bankruptcy proceeding determines that such grounds warrant termination of the Servicer.

    RIGHTS UPON EVENT OF TERMINATION. So long as an Event of Termination remains unremedied, the Indenture Trustee may, and at the written direction of
(i) a Note Majority, or (ii) at such time as the Notes are no longer Outstanding, Equity Certificateholders representing a majority of the aggregate principal balance of the Equity Certificates (an "Equity Certificate Majority") shall, terminate all of the rights and obligations of the Servicer under the Transfer and Servicing Agreement in and to the Contracts, whereupon a successor servicer (which, unless and until the Indenture Trustee appoints a new servicer, will be the Indenture Trustee) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Transfer and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that any successor servicer will not assume any obligation of TCC to repurchase Contracts for breaches of representations and warranties, and any successor servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Transfer and Servicing Agreement.

    A Note Majority (or, at such time as the Notes are no longer Outstanding, an Equity Certificate Majority) may waive any default by the Servicer in the performance of its obligations under the Transfer and Servicing Agreement and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Termination arising therefrom shall be deemed to have been remedied. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

AMENDMENT

    The Transfer and Servicing Agreement may  be amended by the parties  thereto
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement that are not inconsistent with the provisions thereof, provided that

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such action will not adversely affect  in any material respect the interests  of the Noteholders or the Equity Certificateholders. The Transfer and Servicing Agreement may also be amended by the parties thereto with the consent of a Note Majority and an Equity Certificate Majority for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of the Noteholders or the holders of the Equity Certificates; provided, however, that no such amendment (a) that reduces in any manner the amount of, or accelerates or delays the timing of, any payment received on or with respect to Contracts that are required to be distributed on any Note or Equity Certificate or that reduces the aforesaid percentage required to consent to any such amendment or any waiver under the Transfer and Servicing Agreement, may be effective without the consent of the Holder of each such Note and Equity Certificate, or (b) will be effective unless each Rating Agency confirms that such amendment will not result in a reduction, qualification or withdrawal of the ratings on the Notes and the Equity Certificates.

TERMINATION OF THE TRANSFER AND SERVICING AGREEMENT

    The obligations created by the Transfer and Servicing Agreement will terminate (after distribution of all interest and principal then due to Noteholders and the holders of the Certificates) on the earlier of (i) the Payment Date next succeeding the later of the final payment or other liquidation of the last Contract or the disposition of all Equipment acquired upon termination of any Contract; or (b) the Payment Date on which the Depositor repurchases the Contracts as described under "Description of the Notes -- Optional Purchase of Contracts." However, TCC's representations, warranties and indemnities will survive any termination of the Transfer and Servicing Agreement.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

ENFORCEMENT OF SECURITY INTERESTS IN THE EQUIPMENT

    Due to the administrative burden and expense, no assignments of the UCC financing statements evidencing the security interest of the Originators in the Equipment (to the extent that such financing statements have been filed against the Obligor, as discussed under "The Originator--Underwriting and Servicing--Documentation") will be filed to reflect the Depositor's, the Owner Trust's and the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Owner Trust's interest in the Contracts (including the related Originator's interest in the related Equipment), it does expose the Owner Trust and the Noteholders to the risk that the Originator could release its security interest in the Equipment of record, and it could complicate the Owner Trust's enforcement, as assignee, of the Originator's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of disposition of the Equipment subject to a Liquidated Contract, which are to be allocated to the payment of the Notes and the Equity Certificates as described under "Description of the Notes--Liquidated Contracts." Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests assigned to the Indenture Trustee in the Equipment.

    In the event of a default by the Obligor under a Loan Contract or a Lease Contract intended for security, the Servicer on behalf of the Owner Trust and the Depositor may take action to enforce the Originator's interest in the related Equipment by repossession and resale or re-lease of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Obligor's voluntary surrender, or by "self-help" repossession that does not involve a breach of the peace and by judicial process. In the event of bankruptcy or insolvency of the Obligor these remedies may require the permission of a bankruptcy court or may otherwise not be immediately available. See "-- Insolvency Matters" below.

    In the event of a default by the Obligor under a Loan Contract or a Lease Contract intended for security, some jurisdictions require that the Obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

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    The UCC  and other  state  laws place  restrictions on  repossession  sales, including requirements that the secured party provide the debtor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner.

    Under most state laws, an Obligor under a Loan Contract or a Lease Contract intended for security has the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

    In addition, because the market value of equipment of the type subject to the Contracts generally declines with age, due to obsolescence, the net disposition proceeds of Equipment at any time during the term of the Contracts may not equal or exceed the Contract Principal Balance on the related Contract. Because of this, and because other creditors may in certain cases have rights in the related Equipment superior to those of the Owner Trust, the Servicer may not be able to recover the entire amount due on a defaulted Contract in the event that the Servicer elects to repossess and dispose of such Equipment at any time.

    Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an Obligor under a Loan Contract or a Lease Contract intended for security for any deficiency on repossession and resale of the asset securing the unpaid balance of such Obligor's Contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of an Obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing, selling or re-leasing the equipment and to offset the net proceeds of such disposition against its claim. In addition, an Obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Obligor from all further obligations under the UCC. If a deficiency judgment were granted, the judgment would be a personal judgment against the Obligor for the shortfall, but a defaulting Obligor may have limited assets or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Many states have adopted a version of Article 2A of the UCC ("Article  2A").
Article 2A purports to codify many provisions of existing common law. Although there is little precedental authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" provision in a Lease Contract, provide an Obligor with remedies including the right to cancel the Lease Contract for any lessor breach or default, and may add to or modify the terms of "consumer leases" and leases where the Obligor is a "merchant lessee." However, each Lease Contract contains an acknowledgement by the Obligor that the Equipment was acquired for business purposes, and TCC will represent in the Purchase Agreement that no Lease
Contract is a "consumer lease" under Article 2A. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or Obligor defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

INSOLVENCY MATTERS

    Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell or re-lease Equipment or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of an Obligor, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer to enforce the Owner Trust's
rights   under  the   Contracts.  For   example,  although   the  bankruptcy  or
reorganization of an Obligor would constitute an event of default under such Contract, the

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Bankruptcy  Code  provides  generally  that  rights  and  obligations  under  an unexpired lease or an executory contract may not be terminated or modified solely because of a provision in the lease or executory contract conditioned upon the commencement of a case under the Bankruptcy Code. If bankruptcy proceedings were instituted in respect of an Obligor under such a Contract, the Owner Trust could be prevented from continuing to collect payments due from or on behalf of such Obligor or exercising any remedies assigned to the Owner Trust without the approval of the bankruptcy court, and, with respect to a Loan Contract or a Lease Contract intended as security, the bankruptcy court could permit the Obligor, as owner of the Equipment, to use or dispose of the Equipment and provide the Owner Trust with a lien on substitute collateral, so long as the court held that such substitute collateral constituted "adequate protection" within the meaning of the Bankruptcy Code.

    In the case of a Lease Contract that is deemed not to be intended as security, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any such rejection by the lessee would result in the return of the leased equipment to the lessor. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the non-breaching party to a claim for breach of contract, which claim would be payable only from the assets of the debtor's bankruptcy estate. The net proceeds from any resulting judgment would be allocated by the Servicer between the Owner Trust and the Depositor as described under "Description of the Notes -- Liquidated Contracts."

    In the event that, as a result of the bankruptcy or reorganization of an Obligor, the related Contract becomes a defaulted Contract, the amount available to be withdrawn from, or drawn on, the Cash Collateral Account has been reduced to zero and the Contract has become a defaulted Contract without breach of any representation or warranty of TCC or the Depositor, no recourse would be available against TCC or the Depositor and the Noteholders and Equity Certificateholders could suffer a loss with respect to such Contract.

    These UCC and bankruptcy provisions, in addition to the possible decrease in the value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment securing the Contracts to less than the amount due thereunder.

                             UNITED STATES TAXATION

    The following discussion is a summary of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes by the holders thereof. Dorsey & Whitney LLP, counsel to the Depositor, and Cadwalader, Wickersham & Taft, counsel to the Underwriters (collectively, "Counsel"), are each delivering their opinion regarding certain federal income tax matters discussed below. The opinions of Counsel address only those issues specifically identified below as being covered by such opinions; however, the opinions of Counsel also state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. The opinions of Counsel are not binding on the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will take a similar view of such issues, and no assurance can be given that the opinions of Counsel would be sustained if challenged by the IRS. No ruling on any of the issues discussed below will be sought from the IRS.

    This summary does not purport to be a complete analysis of all the potential federal income tax consequences relating to the purchase, ownership and disposition of the Notes. Moreover, the discussion does not address all aspects of taxation that may be relevant to particular purchasers in light of their individual circumstances (including the effect of any foreign, state or local tax laws) or to certain types of purchasers (including dealers in securities, insurance companies, financial institutions and tax-exempt entities) subject to special treatment under United States federal income tax laws. The discussion below assumes that the Notes are held as capital assets.

    The discussion of the United States federal income tax consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions and administrative interpretations, all of which are subject to change, which changes may be

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retroactive. Because  individual  circumstances  may  differ,  each  prospective purchaser of the Notes is strongly urged to consult its own tax advisor with respect to its particular tax situation and the tax effects of any state, local, foreign, or other tax laws and possible changes in the tax laws.

    As used herein, the term "United States Holder" means a beneficial owner of a Note who or which is for United States federal income tax purposes either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust, (A) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions, or (B) otherwise, the income of which is subject to U.S. federal income tax regardless of its source. The term also includes certain former citizens of the United States whose income and gain on the Notes will be subject to United States taxation. As used herein, the term "United States Alien Holder" means a beneficial owner of a Note that is not a United States Holder.

TREATMENT OF THE NOTES

    In the opinion of Counsel, the Notes will be treated as indebtedness for United States federal income tax purposes. Under the terms of the Notes and the Indenture, each Noteholder agrees and acknowledges upon its purchase of the Notes and by acceptance of the Notes that it will also treat the Notes as indebtedness for such purposes.

TREATMENT OF THE OWNER TRUST

    In the opinion of Counsel, the Owner Trust will not be characterized as an "association" or "publicly traded partnership" taxable as a corporation for United States federal income tax purposes. If the Owner Trust were treated as either an association or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Contracts, and certain distributions by the entity would not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Noteholders.

PAYMENTS OF INTEREST

    Interest paid on a Note will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes.

ORIGINAL ISSUE DISCOUNT

    Under applicable regulations, a Note will be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of the Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered DE MINIMIS under the regulations if it does not exceed .25% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date or, in the case of the Notes which have more than one principal payment, the weighted average maturity date. It is anticipated that the Notes will not be considered issued with more than DE MINIMIS OID. Under the OID regulations, a holder of a Note issued with a DE MINIMIS amount of OID must include an allocable portion of such OID in income as principal payments are made on the Note.

    While it is not anticipated that the Notes will be issued with more than DE MINIMIS OID, it is possible that they will be so issued. If the Notes are issued with more than DE MINIMIS OID, such OID would be includible in the income of Noteholders as interest over the term of the Notes under a constant yield method. Any amount included in income as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes is not materially different from its coupon, this

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treatment will  have no  significant  effect on  Noteholders using  the  accrual method of accounting. Cash method Noteholders, however, may be required to report income with respect to Notes issued with OID in advance of the receipt of cash attributable to such income. Each Noteholder should consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID and the consequences to such holder as a result of special rules in the Code which are applicable to debt instruments whose principal payments may be accelerated by reason of prepayments of other obligations securing such debt instruments.

MARKET DISCOUNT

    If a United States Holder purchases a Note at a price that is less than its remaining principal amount or, in the case of a Note issued with OID, its adjusted issue price, by 0.25% or more of its remaining redemption amount multiplied by the number of whole years to maturity, the Note will be considered to bear "market discount" in the hands of such United States Holder. In such case, principal payments received by the United States Holder, or gain realized by the United States Holder on the disposition of the Note, generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Note while held by such United States Holder and that has not previously been included in income. Market discount generally accrues on a straight-line basis over the remaining term of a Note except that, at the election of the United States Holder, market discount may accrue on a constant yield basis. A United States Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Note. A United States Holder may elect to include market discount in income currently as it accrues (either on a straight-line basis or, if the United States Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all bonds acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. A United States Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry such a Note; provided, that, if such a Noteholder elected to include market discount in income currently as it accrues, the foregoing deferral rule will not apply.

AMORTIZABLE BOND PREMIUM

    If a United States Holder purchases a Note for an amount that is greater than the amount payable at maturity, such holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium using a constant yield method over the remaining term of the Note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note in such year. A United States Holder that elects to amortize bond premium must reduce its tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned or thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS.

SALE, EXCHANGE OR RETIREMENT OF NOTES

    Upon the sale, exchange or retirement of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amount attributable to accrued but unpaid interest) and such holder's adjusted tax basis in the Note. To the extent attributable to accrued but unpaid interest, the amount realized by a United States Holder would be treated as a payment of interest. A United States Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amount of any OID and market discount previously included in income by such holder with respect to such Note and reduced by any amortized bond premium and any principal payments received by such holder.

    Subject to the discussion of market discount above, gain or loss realized on the sale, exchange or retirement of a Note by a United States Holder will be capital gain or loss, and will be long-term capital gain or loss if at the time of the sale, exchange or retirement the Note has been held for more than one

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
year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers, but not for corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS

    Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

       (a) payments of principal of and interest on the Notes by the Trustee or any paying agent to a beneficial owner of a Note that is a United
    States Alien Holder, as defined above, will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) such holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Depositor or TCC entitled to vote, (ii) such holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Depositor or TCC through stock ownership, (iii) such holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or
    Section 881(c) of the Code and Treasury regulations thereunder (summarized below) are met;

       (b) a United States Alien Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met or (ii) such gain is effectively connected with the conduct by such holder of a trade or business in the United States; and

       (c) a Note held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United
    States federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Depositor or TCC entitled to vote and payments with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

    Sections 871(h) and 881(c) of the Code and Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (i) the beneficial owner of a Note must certify under penalties of perjury to the Indenture Trustee or the paying agent, as the case may be, that such owner is a United States Alien Holder and must provide such owner's name and address, and United States taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of the beneficial owner thereof must certify under penalties of perjury to the Indenture Trustee or the paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying United States Alien Holder after issuance of the Notes in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a Note certifies on IRS Form W-8, under penalties of perjury, that it is a United States Alien Holder and provides its name and address, and any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof).

    If a United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest on the Note, or gain realized on the sale, exchange or other disposition of the Note, is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from United States withholding tax, will generally be subject to regular United States income tax on such

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interest or gain in  the same manner as  if it were a  United States Holder.  In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the Trustee or the paying agent, as the case may be, a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on and any gain recognized on the sale, exchange or other disposition of a Note will be included in the earnings and profits of such United States Alien Holder if such interest or gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

BACKUP WITHHOLDING

    Under current United States federal income tax law, a 31% backup withholding tax requirement applies to certain payments of interest on, and the proceeds of a sale, exchange or redemption of, the Notes.

    Backup withholding will generally not apply with respect to payments made to certain exempt recipients such as corporations or other tax-exempt entities. In the case of a non-corporate United States Holder, backup withholding will apply only if such holder (i) fails to furnish its taxpayer identification number ("TIN") which, for an individual, would be his social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to report properly payments of interest and dividends or (iv) under certain circumstances, fails to certify under penalties of perjury that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

    In the case of a United States Alien Holder, under current Treasury Regulations, backup withholding will not apply to payments made by the Indenture Trustee or any paying agent thereof on a Note if such holder has provided the required certificate under penalties of perjury that it is not a United States Holder (as defined above) or has otherwise established an exemption, provided in each case that the Indenture Trustee or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States Holder.

    Under current Treasury Regulations, if payments on a Note are made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner.

    Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury that it is not a United States Holder and that certain other conditions are met or otherwise establishes an exemption.

    Holders of Notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment under the backup withholding rules will be allowed as a credit against a holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

    THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE NOTEHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THE PROSPECTIVE NOTEHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME TAX LAWS AND ANY RECENT OR POSSIBLE CHANGES IN APPLICABLE TAX LAWS.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act ("ERISA"), and/or
Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

    Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Owner Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Owner Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Owner Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Plan Assets Regulation also provides that a beneficial interest in a trust is an equity interest. Although there can be no assurances in this regard, it appears that the Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation and that the Notes do not constitute beneficial interests in the Owner Trust for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Owner Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by "insurance company general accounts"; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF ANY OF THE NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE OWNER TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              RATINGS OF THE NOTES

    It is a condition of issuance that each of S&P, Moody's, Duff & Phelps and Fitch (i) rate the Class A Notes in its highest rating category and (ii) rate the Class B Notes at least "A," "A2," "A" and "A," respectively. The rating of each Class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on such Class of Notes on or before the Stated Maturity Date for such Class. The rating of the Notes will be based primarily upon the Pledged Revenues, the Cash Collateral Account and the subordination provided by
(1) the Class B Notes and the Equity Certificates, in the case of the Class A Notes and (2) the Equity Certificates, in the case of the Class B Notes. There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating or ratings with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes so qualified, reduced or withdrawn.

    The rating of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes do not address the likelihood of payment of principal on any Class of Notes prior to the Stated Maturity Date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

                                USE OF PROCEEDS

    The proceeds from the offering and sale of the Notes, together with the proceeds derived by the Depositor from its disposition of the Equity Certificates, after funding a portion of the Cash Collateral Account and paying the expenses of the Depositor, will be paid to the Originators by the Depositor in connection with the transfer of the Contracts and the Originators' interests in the Equipment.

                                  UNDERWRITING

    Subject to the terms and conditions of the United States underwriting agreement (the "U.S. Underwriting Agreement"), the underwriters named below (the "U.S. Underwriters"), through their representative, Goldman, Sachs & Co. (the "U.S. Representative"), have severally agreed to purchase from the Depositor the following respective Initial Principal Amount of Notes (the "U.S. Notes") at the initial public offering price less the underwriting discounts set forth on the cover page of this Prospectus:

                                  INITIAL          INITIAL          INITIAL          INITIAL          INITIAL
                                 PRINCIPAL        PRINCIPAL        PRINCIPAL        PRINCIPAL        PRINCIPAL
                              AMOUNT OF CLASS  AMOUNT OF CLASS  AMOUNT OF CLASS  AMOUNT OF CLASS  AMOUNT OF CLASS
U.S. UNDERWRITERS                A-1 NOTES        A-2 NOTES        A-3 NOTES        A-4 NOTES         B NOTES
----------------------------  ---------------  ---------------  ---------------  ---------------  ---------------
Goldman, Sachs & Co.........
Lehman Brothers Inc.........
Merrill Lynch, Pierce,
 Fenner & Smith
 Incorporated...............
J.P. Morgan Securities
 Inc........................
                              ---------------  ---------------  ---------------  ---------------  ---------------
    Total
                              ---------------  ---------------  ---------------  ---------------  ---------------
                              ---------------  ---------------  ---------------  ---------------  ---------------

    In the U.S. Underwriting Agreement, the U.S. Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the U.S. Notes offered hereby if any of such U.S. Notes are purchased. The Depositor has been advised by the U.S. Representative that the U.S. Underwriters propose initially to offer the U.S. Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession not in excess of 0. % per Class A-1 Note, 0. % per Class A-2 Note, 0. % per Class A-3 Note, 0. % per Class A-4 Note and 0. % per Class B Note. The U.S. Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of 0. % per Class A-1 Note, 0. % per Class A-2 Note, 0. % per Class A-3 Note, 0. % per Class A-4 Note and 0. % per Class B Note. After the Notes are released for sale to the public, the offering prices and other selling terms may be varied by the U.S. Representative.
    TCC  and  certain  of  its  affiliates have  agreed  to  indemnify  the U.S.
Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
    The Notes are new issues of securities with no established trading market. The Depositor has been advised by the U.S. Representative that the U.S. Underwriters intend to make a market in the Notes in the United States but are not obligated to do so and may discontinue market making at any time without notice. The Depositor has been advised by the International Managers that the International Managers intend to make a market in the Notes outside of the United States but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

    Funds in the Cash Collateral Account  and the Trust Accounts may, from  time
to   time,  be  invested   in  Eligible  Investments   acquired  from  the  U.S.
Underwriters.


    TCC and  the Depositor  have  entered into  an underwriting  agreement  (the
"International Underwriting Agreement") with certain managers (the "International Managers," and collectively with the U.S. Underwriters, the "Underwriters") through their representative, Nomura International plc (the "International Representative"), providing for the concurrent offer and sale of
an  aggregate of $          , $          $          , $          and $
principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes, respectively (the "International Notes") outside the United States. The offering price and aggregate underwriting discounts and commissions per Note for the U.S. Notes and the International Notes are identical.


    To provide for the coordination of their activities, the U.S. Underwriters and the International Managers have entered into an Agreement between U.S. Underwriters and International Managers (the "Intersyndicate Agreement") which provides, among other things, that the U.S. Underwriters and the International Managers may purchase and sell among each other such number of Notes as is approved by Nomura International plc. To the extent there are sales among the U.S. Underwriters and the International Managers pursuant to the Intersyndicate Agreement and as approved by Nomura International plc, the number of U.S. Notes initially available for sale by the U.S. Underwriters and the number of International Notes initially available for sale by the International Managers may be more or less than the numbers appearing on the cover page of this Prospectus. Except as permitted by the Intersyndicate Agreement, the price of any Notes so sold will be the respective initial public offering price, less an amount not greater than the selling concession.

    Pursuant to the Intersyndicate Agreement, as part of the distribution of the Notes and subject to certain exceptions, (a) the U.S. Underwriters will offer and sell U.S. Notes only in the United States to U.S. Persons (as defined below) and (b) the International Managers will offer and sell International Notes only outside the United States to (i) non-U.S. Persons (including any entity constituting an investment advisor located outside the United States acting with discretionary authority for a U.S. Person) or (ii) U.S. Persons if such sales are pursuant to Rule 15a-6(a)(4)(v) promulgated under the Exchange Act. For these purposes, U.S. Person means individual residents in the United States, corporations, partnerships, or other entities organized in or under the laws of the United States or any political subdivision thereof (including any such entity constituting an investment advisor acting with discretionary authority for a non-U.S. Person) whose office most directly involved with the purchase is located in such country, or a U.S. branch of a foreign bank or financial institution. "United States" means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.


    Nomura International plc has provided acquisition financing and advisory services to HoldCo. and MergerCo. in connection with the Merger, and holds warrants to acquire an indirect majority interest in the common stock of TCC. See "AT&T Capital Corporation." In addition, Nomura International plc may make a loan to provide a portion of the initial funding of the Cash Collateral Account.


    Application  has  been  made  to  list the  Notes  on  the  Luxembourg Stock
Exchange.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Notes will be passed upon for the Depositor by Dorsey & Whitney LLP. Cadwalader, Wickersham & Taft will act as counsel to the U.S. Underwriters and the International Managers. The Indenture, the Transfer and Servicing Agreement, the Trust Agreement, the Purchase Agreement and the Notes will be governed by the laws of the State of New York.

                             ADDITIONAL INFORMATION


    1. The issue of the Notes has been authorized pursuant to the Indenture and a resolution dated October 8, 1996 of the Board of Directors of the
Depositor.


    2. An application has been made to list the Notes on the Luxembourg Stock Exchange. In connection with such application, a legal notice of the issuance of the Notes and copies of the Indenture and a copy of the Registration Statement will be deposited with the Chief Registrar of the District of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement a Luxembourg) where such documents may be examined and copies obtained.


    3. As long as the Notes are outstanding, copies of the Registration Statement, all amendments and exhibits thereto, the Indenture and any reports containing information on the Owner Trust prepared by the Servicer will be available free of charge at the offices of the Indenture Trustee and Kredietbank S.A. Luxembourgeoise, as the listing agent in Luxembourg at the following address: 43, boulevard Royal, L-2955 Luxembourg, and notices of their availability (together with other notices to be given to Noteholders in accordance with the Indenture) will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger
Wort).


    4. There is no litigation, arbitration or administrative proceeding, actual or pending, which relates to the Owner Trust and to which the Owner Trust is a party or of which the Owner Trust has been notified, or threatened that it will be made a party, which is material in the context of the issue of the Notes.

    5. Upon issuance, the Notes will be accepted for clearance and settlement through DTC, Euroclear and Cedel Bank, as applicable.


                                                           COMMON CODE            ISIN                CUSIP
                                                         ---------------  --------------------  -----------------
Class A-1 Notes........................................      7027931      US13970LAA0-8         13970L AA 0
Class A-2 Notes........................................      7027958      US13970LAB8-0         13970L AB 8
Class A-3 Notes........................................      7027966      US13970LAC6-3         13970L AC 6
Class A-4 Notes........................................      7027974      US13970LAD4-7         13970L AD 4
Class B Notes..........................................      7028008      US13970LAE2-0         13970L AE 2

                            INDEX OF PRINCIPAL TERMS

TERM                                        PAGE
-------------------------------------  ---------------
Administrative Fees..................      10, 59
Amount Available.....................       6, 43
Article 2A...........................        62
AT&T.................................        23
ATMs.................................        25
Available Pledged Revenues...........        43
Bankruptcy Code......................        62
Bell Labs............................        27
Benefit Plan.........................        68
Book Value...........................      10, 48
Business Day.........................        42
Cash Collateral Account..............        12
Cedel Bank...........................        50
Cedel Bank Participants..............        50
CFC..................................       9, 24
Class A Notes........................   Cover, 2, 42
Class A-1 Notes......................       1, 42
Class A-2 Notes......................       1, 42
Class A-3 Notes......................       1, 42
Class A-4 Notes......................       2, 42
Class B Notes........................       2, 42
Closing Date.........................         4
CLT..................................        26
Code.................................      15, 63
Collection Account...................        47
Collection Period....................       4, 45
Commission...........................         i
Contract Pool........................         8
Contract Pool Principal Balance......       3, 45
Contract Principal Balance...........       3, 45
Contracts............................   Cover, 6, 22
Counsel..............................        63
CPR..................................        B-1
Credit Corp..........................       9, 24
Current Collection Period Pledged
 Revenues............................       6, 43
Current Realized Losses..............        46
Cut-Off Date.........................         4
Cut-Off Date Contract Pool...........       8, 36
Definitive Notes.....................        52
Deposit Date.........................       6, 43
Depositor............................     Cover, 1
Depository...........................        42
Determination Date...................        58
DTC..................................       i, 15
DTC Participants.....................        49
Duff & Phelps........................         5
Eligible Accounts....................        47
Eligible Investments.................        48
Equipment............................         1
Equity Certificate Majority..........        60
Equity Certificates..................       2, 11
ERISA................................      15, 68
Euroclear............................        51
Euroclear Operator...................        51
Euroclear Participants...............        51
Euroclear System.....................        51
Events of Default....................        53
Exchange Act.........................         i


TERM                                        PAGE
-------------------------------------  ---------------
Financial Institution................        66
Fitch................................         5
Global Notes.........................      42, A-1
HoldCo...............................        23
Holders..............................      15, 42
Indenture............................     Cover, 1
Indenture Trustee....................     Cover, 1
Indirect Participants................        49
Initial Amount.......................        46
Initial Contract Pool Principal
 Balance.............................       4, 45
Insolvency Laws......................        16
Insurance, Maintenance and Tax
 Accounts............................        57
Interest Rate........................    Cover ii, 2
Interest Shortfall...................        58
International Depositories...........        49
International Managers...............        70
International Notes..................        70
International Representative.........        70
International Underwriting
 Agreement...........................        70
Intersyndicate Agreement.............        70
IRS..................................        63
Lease Contract.......................   Cover, 6, 22
                                        Cover ii, 11,
Leased Equipment.....................        21
Leasing Services.....................       9, 24
Liquidated Contract..................       4, 45
Liquidation Loss.....................        46
Liquidation Proceeds.................       9, 47
Loan Contracts.......................   Cover, 6, 22
Lucent...............................        23
Luxembourg Paying Agent..............        52
Luxembourg Transfer Agent............        52
Master Form Lease....................        30
Merger...............................        23
MergerCo.............................        23
Monthly Principal Amount.............       3, 45
Moody's..............................         5
NCR..................................        23
NCR Credit...........................       9, 24
Non-Accrual..........................        40
Note Distribution Account............        47
Note Majority........................        53
Note Owners..........................        15
Noteholders..........................      15, 42
Notes................................   Cover, 1, 42
Obligor..............................       6, 22
OID..................................        64
Originators..........................       9, 24
Owner Trust..........................     Cover, 1
Owner Trustee........................     Cover, 1
Participants.........................        49
Payment Date.........................     Cover ii
Plan Assets Regulation...............        68
Pledged Revenues.....................       7, 43
Prepayments..........................       7, 43
PTCE.................................        68
Purchase Agreement...................         1
Rating Agencies......................         5

TERM                                        PAGE
-------------------------------------  ---------------
Related Collection Period Pledged
 Revenues............................       6, 43
Repurchase Event.....................        35
Required Payoff Amount...............       9, 46
Requisite Amount.....................        46
Rules................................        50
S&P..................................         5
SBU..................................        26
Scheduled Payments...................       7, 43
Securities Act.......................         i
Servicer.............................         1
Servicing Account....................        47
Servicing Fee........................      10, 59
Specific Lease Form..................        30
Stated Maturity Dates................         4
TCC..................................   Cover, 1, 23


TERM                                        PAGE
-------------------------------------  ---------------
Terms and Conditions.................        51
TIN..................................        67
Transfer and Servicing Agreement.....         1
Trust Accounts.......................        47
Trust Agreement......................         1
Trust Assets.........................       6, 22
UCC..................................        17
Underwriters.........................        70
U.S. Notes...........................        70
U.S. Person..........................        71
U.S. Representative..................        70
U.S. Underwriters....................        70
U.S. Underwriting Agreement..........        70
United States........................        71
United States Holder.................        64
United States Person.................        A-4

                                                                      APPENDIX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the Notes will be available only in book-entry form (the "Global Notes"). Investors in the Global Notes may hold such Global Notes through DTC or, if applicable, Cedel Bank or Euroclear. The Global Notes will be tradeable as home-market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Notes through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

    Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to United States corporate debt obligations.

    Secondary cross-market trading between Cedel Bank or Euroclear participants and DTC participants holding Notes will be effected on a delivery-against-payment basis through the respective depositaries of Cedel Bank and Euroclear and as participants in DTC.

    Non-United States holders of Global Notes will be exempt from United States withholding taxes, provided that such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants. See "United States Taxation" in the Prospectus.

INITIAL SETTLEMENT

    All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of DTC.

    Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Notes through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING  BETWEEN  DTC PARTICIPANTS.   Secondary  market trading  between DTC
participants will be settled using the procedures applicable to United States corporate debt issues in same-day funds.

    TRADING BETWEEN CEDEL BANK AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Bank participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC  SELLER AND  CEDEL BANK  OR EUROCLEAR  PURCHASER.   When
Global Notes are to be transferred from the account of a DTC participant to the account of a Cedel Bank participant or a

Euroclear participant, the purchaser will send instructions to Cedel Bank or Euroclear through a participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank participant's or Euroclear participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Bank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Notes are credited to their accounts one day later.

    As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Bank participants or Euroclear participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Notes to the respective depositary for the benefit of Cedel Bank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

    TRADING BETWEEN CEDEL BANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time-zone differences in their favor, Cedel Bank participants and Euroclear participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel Bank or Euroclear through a participant at least one business day prior to settlement. In this case, Cedel Bank or Euroclear will instruct the respective depositary to deliver the Notes to the DTC participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Bank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel Bank participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank or Euroclear participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Notes from DTC participants for delivery to Cedel Bank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    1. borrowing through Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

    2. borrowing the Global Notes in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Cedel Bank or Euroclear account in order to settle the sale side of the trade; or

    3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel Bank participant or Euroclear participant.

                        CERTAIN U.S. FEDERAL INCOME TAX
                           DOCUMENTATION REQUIREMENTS

    A holder of Global Notes holding securities through Cedel Bank or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and (ii) such holder takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR  NON-UNITED  STATES  PERSON (FORM  W-8).    Non-United  States
Persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

    If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-UNITED STATES PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-United States Person, including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-UNITED STATES PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-United States Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the terms of the treaty) by filing
Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

    EXEMPTION FOR UNITED STATES PERSONS (FORM W-9). United States Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. A holder of Global Notes or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through which he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. See "United States Taxation" in the Prospectus.

    The term "United States Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of its source.

    THIS SUMMARY DOES NOT DEAL WITH ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING THAT MAY BE RELEVANT TO FOREIGN HOLDERS OF THE GLOBAL NOTES. INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR SPECIFIC TAX ADVICE CONCERNING THEIR HOLDING AND DISPOSING OF THE GLOBAL NOTES.

                                                                      APPENDIX B

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    THE FOLLOWING INFORMATION IS GIVEN SOLELY TO ILLUSTRATE THE EFFECT OF PREPAYMENTS ON THE CONTRACTS ON THE WEIGHTED AVERAGE LIFE OF THE NOTES UNDER THE ASSUMPTIONS STATED BELOW AND IS NOT A PREDICTION OF THE PREPAYMENT RATE THAT MIGHT ACTUALLY BE EXPERIENCED BY THE CONTRACTS.

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be primarily a function of the rate at which payments are made on the Contracts. Payments on the Contracts may be in the form of Scheduled Payments or prepayments (including, for this purpose, liquidations due to default).

    The Constant Prepayment Rate prepayment model ("CPR") represents an assumed constant rate of prepayment of Contracts outstanding as of the beginning of each month expressed as a per annum percentage. There can be no assurance that Contracts will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model. See"Risk Factors -- Yield and Prepayment Considerations."


    The weighted average lives in the following table were determined assuming that (i) Scheduled Payments on the Contracts are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) the Depositor does not exercise its right to purchase the Contracts described under "Description of the Notes -- Optional Purchase of the Contracts"; (iii) the Initial Contract Pool Principal Balance is $3,185,229,329 and the Contracts have the characteristics described under "The Contracts"; (iv) payments are made on the Notes on the 15th day of each month commencing in November 1996; and (v) the Notes are issued on October , 1996. No representation is made that these assumptions will be correct, including the assumption that the Contracts will not experience delinquencies or losses.


    In making an investment decision with respect to the Notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the table below.

                       WEIGHTED AVERAGE LIFE OF THE NOTES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:

                                                                   WEIGHTED AVERAGE LIFE (YEARS)
                                                 -----------------------------------------------------------------
                                                   0% CPR       3% CPR       6% CPR       9% CPR        12% CPR
                                                 -----------  -----------  -----------  -----------  -------------
Class A-1 Notes................................
Class A-2 Notes................................
Class A-3 Notes................................
Class A-4 Notes................................
Class B Notes..................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR, THE SERVICER, THE OWNER TRUST, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE U.S. UNDERWRITERS OR THE INTERNATIONAL MANAGERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                ----------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Incorporation by Reference.....................          i
Available Information..........................          i
Reports to Noteholders.........................          i
Table of Contents..............................         ii
Prospectus Summary.............................          1
Risk Factors...................................         16
The Depositor and the Owner Trust..............         20
AT&T Capital Corporation.......................         23
The Originators................................         24
The Contracts..................................         30
Description of the Notes.......................         42
Description of the Transfer and Servicing
 Agreement.....................................         56
Certain Legal Aspects of the Contracts.........         61
United States Taxation.........................         63
ERISA Considerations...........................         68
Ratings of the Notes...........................         68
Use of Proceeds................................         70
Underwriting...................................         70
Legal Matters..................................         71
Additional Information.........................         71
Index of Principal Terms.......................         72
Appendix A: Global Clearance, Settlement and
 Tax Documentation Procedures..................        A-1
Appendix B: Weighted Average Life of the
 Notes.........................................        B-1


                                ----------------

    UNTIL               , 1997 (NINETY DAYS AFTER THE DATE OF THIS  PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                   CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1

                                  $
                           % RECEIVABLE-BACKED NOTES,
                                   CLASS A-1
                                  $
                      % RECEIVABLE-BACKED NOTES, CLASS A-2
                                  $
                      % RECEIVABLE-BACKED NOTES, CLASS A-3
                                  $
                      % RECEIVABLE-BACKED NOTES, CLASS A-4
                                  $
                       % RECEIVABLE-BACKED NOTES, CLASS B
                                ANTIGUA FUNDING
                                  CORPORATION
                                   DEPOSITOR

                                     [LOGO]
                                    SERVICER

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              GLOBAL COORDINATORS:
                            NOMURA INTERNATIONAL PLC
                              GOLDMAN, SACHS & CO.
                                  -----------

                               U.S. UNDERWRITERS:

                              GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                              MERRILL LYNCH & CO.
                               J.P. MORGAN & CO.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED OCTOBER 7, 1996


                          $3,057,800,000 (APPROXIMATE)

                   CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1

  $             % RECEIVABLE-BACKED NOTES, CLASS A-1, DUE                    ;
                               ISSUE PRICE:     %
  $             % RECEIVABLE-BACKED NOTES, CLASS A-2, DUE                    ;
                               ISSUE PRICE:     %
  $             % RECEIVABLE-BACKED NOTES, CLASS A-3, DUE                    ;
                               ISSUE PRICE:     %
  $             % RECEIVABLE-BACKED NOTES, CLASS A-4, DUE                    ;
                               ISSUE PRICE:     %
  $             % RECEIVABLE-BACKED NOTES, CLASS B, DUE                     ;
                               ISSUE PRICE:     %

                          ANTIGUA FUNDING CORPORATION
                                   DEPOSITOR

                                     [LOGO]
                                    SERVICER

    Capita Equipment Receivables Trust 1996-1 (the "Owner Trust") has been formed pursuant to a Trust Agreement between Antigua Funding Corporation (the "Depositor"), which will be an indirect wholly owned subsidiary of AT&T Capital Corporation ("TCC") and The Bank of New York as Owner Trustee (the "Owner Trustee"). The Receivable-Backed Notes (the "Notes") will be issued by the Owner Trust pursuant to an Indenture (the "Indenture") between the Owner Trust and The Chase Manhattan Bank, as Indenture Trustee (the "Indenture Trustee"). The Notes will consist of four classes of senior notes, designated as the Class A-1, Class A-2, Class A-3 and Class A-4 Notes (collectively, the "Class A Notes"), and one class of subordinated notes, designated as the Class B Notes. The proceeds from the issuance of the Notes, together with the proceeds of the Equity Certificates to be issued by the Owner Trust to the Depositor (which will thereafter be transferred by the Depositor in a transaction unrelated to the issuance of the Notes), will be used to acquire a pool of equipment leases (the "Lease Contracts") and installment sale contracts, promissory notes, loan and security agreements and similar types of receivables (the "Loan

                                                   (CONTINUED ON FOLLOWING PAGE)


    FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THIS OFFERING, SEE "RISK
                          FACTORS" ON PAGE 16 HEREIN.


 THE NOTES WILL REPRESENT OBLIGATIONS OF THE OWNER TRUST AND WILL NOT REPRESENT
        INTERESTS IN OR OBLIGATIONS OF ANTIGUA FUNDING CORPORATION, AT&T
           CAPITAL CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY STATE  SECURITIES COMMISSION, NOR HAS THE
       SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
          PROSPECTUS. ANY    REPRESENTATION TO  THE CONTRARY IS  A
                               CRIMINAL OFFENSE.

                          INITIAL PUBLIC OFFERING         UNDERWRITING            PROCEEDS TO THE
                                 PRICE (1)                DISCOUNT (2)            DEPOSITOR (1)(3)
                          ------------------------  ------------------------  ------------------------
Per Class A-1 Note......             %                         %                         %
Per Class A-2 Note......             %                         %                         %
Per Class A-3 Note......             %                         %                         %
Per Class A-4 Note......             %                         %                         %
Per Class B Note........             %                         %                         %
Total...................             $                         $                         $

----------------
(1) Plus accrued interest, if any, at the applicable Interest Rate, from October , 1996.
(2) TCC and certain of its affiliates have agreed to indemnify the International Managers against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
(3) Before  deducting  expenses  payable  by  the  Depositor,  estimated  to  be
    $         .

                              GLOBAL COORDINATORS:
NOMURA INTERNATIONAL PLC                                    GOLDMAN, SACHS & CO.

    The Notes are offered severally by the International Managers, as specified herein, subject to prior sale and subject to the International Managers' right to reject orders in whole or in part. It is expected that the Notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company in New York, New York, Cedel Bank, societe anonyme, and the Euroclear System against payment therefor in immediately available funds on or
about October   , 1996.

        Application has been made to list the Notes on the Luxembourg Stock
                                   Exchange.
NOMURA INTERNATIONAL PLC
              BARCLAYS DE ZOETE WEDD LIMITED
                             GOLDMAN SACHS INTERNATIONAL
                                            LEHMAN BROTHERS
                                                      MERRILL LYNCH
INTERNATIONAL
                                                               J.P. MORGAN & CO.
                                 -------------

                THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1996

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]
(CONTINUED FROM PRECEDING PAGE)

Contracts," and, together with the Lease Contracts, the "Contracts"). TCC will service the Contracts pursuant to a Transfer and Servicing Agreement among the Depositor, TCC, the Indenture Trustee and the Owner Trust. Of the Notes being
offered, $         , $          , $          , $          and $          initial
principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes, respectively, are being offered initially in the
United States by the U.S. Underwriters and $          , $          ,$          ,
$          and $         , respectively, are being offered initially outside the
United States by the International Managers. The Initial Public Offering Price and Underwriting Discount will be identical for both offerings.

    The Owner Trust will also issue a single class of certificates of beneficial interest, the Equity Certificates, which are not being offered hereby. It is expected that the Equity Certificates will initially represent the right to receive principal in an amount equal to approximately 4% of the Initial Contract Pool Principal Balance, together with interest thereon at a rate of % per annum.

    The Notes and the Equity Certificates will be payable solely from, and secured by, the Amount Available on each Payment Date (which will consist primarily of the Scheduled Payments due under the Contracts, certain amounts received upon the prepayment or purchase of Contracts or (to the extent not payable to the Depositor, as described below) liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, and investment earnings on amounts deposited in the Collection Account established pursuant to the Indenture, in each case subject to prior application to pay the Servicing Fee, together with amounts permitted to be withdrawn therefor from a Cash Collateral Account) in the order of priority described herein.

    The Owner Trust will have a security interest in all Equipment securing the Loan Contracts, and all Liquidation Proceeds (including any derived from the disposition of the related Equipment) received with respect to any defaulted Loan Contracts will be payable to the Owner Trust. The Depositor will not transfer to the Owner Trust its ownership or security interest in the Equipment related to the Lease Contracts (the "Leased Equipment"), including the right to receive the Leased Equipment (or the purchase price therefor or proceeds thereof) upon expiration of the orginal term of the related Lease Contract. The Liquidation Proceeds received with respect to any defaulted Lease Contract (including any derived from the disposition of the related Leased Equipment) will be allocated between the Owner Trust and the Depositor as described herein. Amounts payable to the Depositor in respect of the Leased Equipment or otherwise in respect of Liquidation Proceeds of defaulted Lease Contracts will not be available for payment of interest or principal on the Notes.

    THE LIKELIHOOD OF PAYMENT OF INTEREST ON EACH CLASS OF NOTES WILL BE ENHANCED BY THE APPLICATION OF THE AMOUNT AVAILABLE, AFTER PAYMENT OF THE SERVICING FEE, TO THE PAYMENT OF SUCH INTEREST PRIOR TO THE PAYMENT OF PRINCIPAL ON ANY OF THE NOTES OR THE EQUITY CERTIFICATES, AS WELL AS BY THE PREFERENTIAL RIGHT OF THE HOLDERS OF NOTES OF EACH SUCH CLASS TO RECEIVE SUCH INTEREST (1) IN THE CASE OF THE CLASS A NOTES, PRIOR TO THE PAYMENT OF ANY INTEREST ON THE CLASS B NOTES OR THE EQUITY CERTIFICATES, AND (2) IN THE CASE OF THE CLASS B NOTES, PRIOR TO THE PAYMENT OF ANY INTEREST ON THE EQUITY CERTIFICATES. LIKEWISE, THE LIKELIHOOD OF PAYMENT OF PRINCIPAL ON EACH CLASS OF NOTES WILL BE ENHANCED BY THE PREFERENTIAL RIGHT OF THE HOLDERS OF NOTES OF EACH SUCH CLASS TO RECEIVE SUCH PRINCIPAL, TO THE EXTENT OF THE AMOUNT AVAILABLE, AFTER PAYMENT OF THE SERVICING FEE AND INTEREST ON THE NOTES AND THE EQUITY CERTIFICATES AS AFORESAID, (I) IN THE CASE OF THE CLASS A NOTES, PRIOR TO THE PAYMENT OF ANY PRINCIPAL ON THE CLASS B NOTES OR (EXCEPT AS DESCRIBED HEREIN) THE EQUITY CERTIFICATES, AND (II) IN THE CASE OF THE CLASS B NOTES, PRIOR TO THE PAYMENT OF ANY PRINCIPAL ON THE EQUITY CERTIFICATES, EXCEPT AS DESCRIBED HEREIN. SEE "DESCRIPTION OF THE NOTES."

    To the extent the Amount Available is sufficient therefor, after payment of the Servicing Fee, interest at the rate per annum noted above for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Notes (the applicable "Interest Rate") will be paid to Holders of each Class of Notes, and principal will be paid on the applicable Class of Notes, on the 15th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), commencing November 15, 1996 (each, a "Payment Date"). The Stated Maturity Date for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4
Notes  and the Class B Notes  is               ,               ,               ,
            , and             , respectively, but final payment of any Class  of
Notes could occur significantly earlier than the Stated Maturity Date of such Class.

    The Notes are subject to redemption in whole as described herein under "Description of the Notes -- Optional Purchase of Contracts."

    There is currently no secondary market for the Notes and there is no assurance that one will develop. The U.S. Underwriters expect, but will not be obligated, to make a market in the Notes in the United States. The International Managers expect, but will not be obligated, to make a market in the Notes outside the United States. There is no assurance that either such market will develop, or if either such market does develop, that such market will continue. See "Risk Factors."

    Each prospective purchaser of the Notes must comply with all applicable laws and regulations in any jurisdiction in which it purchases or sells the Notes or possesses or distributes this Prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it makes such purchase, offer or sale, and neither the Owner Trust nor any Underwriter shall have any responsibility therefor.

                                                   (CONTINUED ON FOLLOWING PAGE)

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]
(CONTINUED FROM PRECEDING PAGE)

    The distribution of this Prospectus and the offer or sale of Notes may be restricted by law in certain jurisdictions. Persons to whom possession of this Prospectus and any of the Notes may come must inform themselves about, and observe, any such restrictions. See "Underwriting." In particular, there are restrictions on the distribution of this Prospectus and the offer and sale of the Notes in the United Kingdom and Japan. None of the Owner Trust, the
Underwriters or any of their respective representatives is making any representation to any offeree or purchaser of the Notes regarding the legality of or investment therein by such offeree or purchaser under applicable legal investment or similar laws.


    For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the notices to Noteholders will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and will be made available at the offices of the Luxembourg Listing Agent. See "Additional Information."


    It is a condition of issuance of the Notes that each of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P. (i) rate the Class A Notes in its highest rating category, and (ii) rate the Class B Notes at least "A," "A2," "A" and "A," respectively. See "Ratings of the Notes."

    IN CONNECTION WITH THIS OFFERING, THE U.S. UNDERWRITERS AND/OR INTERNATIONAL MANAGERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    The Depositor has taken all reasonable care to ensure that the information stated herein is true and accurate in all material respects and is not misleading as of the date hereof and that there are no material facts omission of which would make the information contained herein misleading in any material respect. The Depositor accepts responsibility accordingly.

    Upon receipt of a request by an investor who has received an electronic Prospectus from any Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, such Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus.

    The Depositor has not authorized any offer of Notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"). The Notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Regulations or otherwise in compliance with all applicable provisions of the Regulations.

    The Depositor does not intend to register the Notes under the Securities and Exchange Law of Japan (the "SEL"). Accordingly, the Notes may not be offered or sold directly or indirectly in Japan, and this Prospectus may not be distributed or circulated in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

    In making an investment decision, investors must rely on their own examination of the Notes, including the merits and risks involved. The contents of this Prospectus are not to be construed as legal, business or tax advice. Each prospective purchaser must consult its own accountant, legal advisor and other advisors as to the business, legal, tax and related aspects of the purchase of the Notes. As used herein, references to "dollars" or "$" are to United States dollars.

                           INCORPORATION BY REFERENCE

    All documents filed by the Servicer, on behalf of the Owner Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to Antigua Funding Corporation, 1209 Orange Street, Wilmington, Delaware 19801,
Attention: Secretary.

                             AVAILABLE INFORMATION

    The Depositor and the Owner Trust have filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

                             REPORTS TO NOTEHOLDERS

    Unless and until Definitive Notes are issued, monthly unaudited reports containing information concerning the Owner Trust, and prepared by the Servicer, will be sent by the Indenture Trustee on behalf of the Owner Trust only to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes, and to the Luxembourg Paying Agent. See "Description of the Notes -- Book-Entry Registration." In the event Definitive Notes are issued, such reports will be sent to Noteholders as of the most recent Record Date and to the Luxembourg Paying Agent. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Notes -- Reports to Noteholders" for additional information concerning periodic reports to Noteholders. Note Owners may receive such reports, upon written request to the Indenture Trustee, together with a certification that they are Note Owners. Any such request should be made to the Indenture Trustee at the following address: The Chase Manhattan Bank, 450 W. 33rd Street (15th floor), New York, New York 10001 (facsimile (212) 946-3240),
Attention: Advanced Structured Products Group. Neither TCC nor the Depositor intends to send any of its financial reports to Note Owners. The Servicer, on behalf of the Owner Trust, will file with the Commission periodic reports concerning the Owner Trust to the extent required under the Exchange Act and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Depositor expects that the Owner Trust's obligation to file such reports will be terminated at the end of 1996.

                               TABLE OF CONTENTS


SECTION                                                                                                       PAGE
----------------------------------------------------------------------------------------------------------  ---------
INCORPORATION BY REFERENCE................................................................................          i
AVAILABLE INFORMATION.....................................................................................          i
REPORTS TO NOTEHOLDERS....................................................................................          i
PROSPECTUS SUMMARY........................................................................................          1
RISK FACTORS..............................................................................................         17
  Limited Assets of the Owner Trust.......................................................................         17
  Subordination of the Class B Notes......................................................................         17
  Bankruptcy and Insolvency Risks.........................................................................         17
  Yield and Prepayment Considerations.....................................................................         19
  Certain Legal Aspects of the Contracts..................................................................         20
  No Gross-Up for Withholding Tax.........................................................................         21
  Limited Liquidity.......................................................................................         21
  Book-Entry Registration.................................................................................         21
THE DEPOSITOR AND THE OWNER TRUST.........................................................................         21
  The Depositor...........................................................................................         21
  The Owner Trust.........................................................................................         22
  Capitalization of the Owner Trust.......................................................................         23
  The Owner Trustee.......................................................................................         23
AT&T CAPITAL CORPORATION..................................................................................         24
THE ORIGINATORS...........................................................................................         25
  AT&T Capital Leasing Services, Inc......................................................................         25
  AT&T Credit Corporation and NCR Credit Corp.............................................................         25
  AT&T Commercial Finance Corporation.....................................................................         26
  Underwriting and Servicing..............................................................................         27
THE CONTRACTS.............................................................................................         31
  Description of the Contracts............................................................................         31
  Representations and Warranties Made by TCC..............................................................         34
  Certain Statistics Relating to the Cut-Off Date Contract Pool...........................................         37
  Certain Statistics Relating to Delinquencies and Defaults...............................................         40
DESCRIPTION OF THE NOTES..................................................................................         43
  General.................................................................................................         43
  Distributions...........................................................................................         44
  Class A Interest........................................................................................         45
  Class B Interest........................................................................................         45
  Principal...............................................................................................         45
  Subordination of Class B Notes and Equity Certificates..................................................         46
  Cash Collateral Account.................................................................................         47
  Liquidated Contracts....................................................................................         48
  Optional Purchase of Contracts..........................................................................         48
  Trust Accounts..........................................................................................         48
  Reports to Noteholders..................................................................................         49
  Book-Entry Registration.................................................................................         50
  Definitive Notes........................................................................................         53
  Modification of Indenture Without Noteholder Consent....................................................         53
  Modification of Indenture With Noteholder Consent.......................................................         54
  Events of Default; Rights Upon Event of Default.........................................................         54

SECTION                                                                                                       PAGE
----------------------------------------------------------------------------------------------------------  ---------
  Certain Covenants.......................................................................................         55
  Annual Compliance Statement.............................................................................         56
  Indenture Trustee's Annual Report.......................................................................         56
  Satisfaction and Discharge of Indenture.................................................................         56
  The Indenture Trustee...................................................................................         56
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT.......................................................         57
  Transfer and Assignment of Contracts and Equipment......................................................         57
  Collections on Contracts................................................................................         57
  Servicing...............................................................................................         59
  Amendment...............................................................................................         61
  Termination of the Transfer and Servicing Agreement.....................................................         62
CERTAIN LEGAL ASPECTS OF THE CONTRACTS....................................................................         62
  Enforcement of Security Interests in the Equipment......................................................         62
  Insolvency Matters......................................................................................         63
UNITED STATES TAXATION....................................................................................         64
  Treatment of the Notes..................................................................................         65
  Treatment of the Owner Trust............................................................................         65
  Payments of Interest....................................................................................         65
  Original Issue Discount.................................................................................         65
  Market Discount.........................................................................................         66
  Amortizable Bond Premium................................................................................         66
  Sale, Exchange or Retirement of Notes...................................................................         66
  Tax Consequences to United States Alien Holders.........................................................         66
  Backup Withholding......................................................................................         68
ERISA CONSIDERATIONS......................................................................................         68
RATINGS OF THE NOTES......................................................................................         69
USE OF PROCEEDS...........................................................................................         69
UNDERWRITING..............................................................................................         70
LEGAL MATTERS.............................................................................................         72
ADDITIONAL INFORMATION....................................................................................         72
INDEX OF PRINCIPAL TERMS..................................................................................         73
APPENDIX A--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.................................        A-1
  Initial Settlement......................................................................................        A-1
  Secondary Market Trading................................................................................        A-1
 CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS...............................................        A-3
APPENDIX B--WEIGHTED AVERAGE LIFE OF THE NOTES............................................................        B-1

                                  UNDERWRITING

    Subject to the terms and conditions of the international underwriting agreement (the "International Underwriting Agreement"), the managers named below (the "International Managers"), through their representative, Nomura International plc (the "International Representative"), have severally agreed to purchase from the Depositor the following respective initial principal amount of Notes (the "International Notes") at the initial public offering price less the underwriting discounts set forth on the cover page of this Prospectus:

                                          INITIAL          INITIAL          INITIAL          INITIAL          INITIAL
                                         PRINCIPAL        PRINCIPAL        PRINCIPAL        PRINCIPAL        PRINCIPAL
                                      AMOUNT OF CLASS  AMOUNT OF CLASS  AMOUNT OF CLASS  AMOUNT OF CLASS  AMOUNT OF CLASS
INTERNATIONAL MANAGERS                   A-1 NOTES        A-2 NOTES        A-3 NOTES        A-4 NOTES         B NOTES
------------------------------------  ---------------  ---------------  ---------------  ---------------  ---------------
Nomura International plc............
Barclays de Zoete Wedd Limited......
Goldman Sachs International.........
Lehman Brothers International
 (Europe)...........................
Merrill Lynch International.........
J.P. Morgan Securities Ltd..........
                                      ---------------  ---------------  ---------------  ---------------  ---------------
      Total.........................
                                      ---------------  ---------------  ---------------  ---------------  ---------------
                                      ---------------  ---------------  ---------------  ---------------  ---------------

    In the International Underwriting Agreement, the International Managers have agreed, subject to the terms and conditions set forth therein, to purchase all of the International Notes offered hereby if any of the International Notes are purchased. The Depositor has been advised by the International Representative that the International Managers propose to offer the International Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession not in excess of 0. % per Class A-1 Note, 0. % per Class A-2 Note, 0. % per Class A-3 Note, 0. % per Class A-4 Note and 0. % per Class B Note. The International Managers may allow and such dealers may reallow to other dealers a discount not in excess of 0. % per Class A-1 Note, 0. % per Class A-2 Note, 0. % per Class A-3 Note, 0. % per Class A-4 Note and 0. % per Class B Note. After the Notes are released for sale to the public, the offering price and other selling terms may be varied by the International Representative.

    The Notes are new issues of securities with no established trading market. The Depositor has been advised by the International Managers that the International Managers intend to make a market in the Notes outside of the United States but are not obligated to do so and may discontinue market making at any time without notice. The Depositor has been advised by the U.S. Representative that the U.S. Underwriters intend to make a market in the Notes in the United States but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

    Funds  in the Cash Collateral Account and  the Trust Accounts may, from time
to  time,  be  invested   in  Eligible  Investments   acquired  from  the   U.S.
Underwriters.


    Each International Manager has represented and agreed that (i) it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1988 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

    Each International Manager has agreed that the Notes may not be offered or sold directly or indirectly in Japan, and this Prospectus may not be distributed or circulated in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

    This Prospectus may be used by underwriters and dealers in connection with offers and sales of the Notes to persons located outside the United Sates.

    TCC and certain of its affiliates have agreed to indemnify the International Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


    TCC and the Depositor have entered into an underwriting agreement (the "U.S. Underwriting Agreement") with certain underwriters (the "U.S. Underwriters," and collectively with the International Managers, the "Underwriters") through their representative, Goldman, Sachs & Co. (the "U.S. Representative"), providing for
the  concurrent offer and  sale of an aggregate  of $            , $           ,
$         ,$          and $          principal amount of Class A-1 Notes,  Class
A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes, respectively (the "U.S. Notes") in the United States. The offering price and aggregate underwriting discounts and commissions per Note for the U.S. Notes and the International Notes are identical.


    To provide for the coordination of their activities, the U.S. Underwriters and the International Managers have entered into an Agreement between U.S. Underwriters and International Managers (the "Intersyndicate Agreement") which provides, among other things, that the U.S. Underwriters and the International Managers may purchase and sell among each other such number of Notes as is approved by Nomura International plc. To the extent there are sales among the U.S. Underwriters and the International Managers pursuant to the Intersyndicate Agreement and as approved by Nomura International plc, the number of U.S. Notes initially available for sale by the U.S. Underwriters and the number of International Notes initially available for sale by the International Managers may be more or less than the numbers appearing on the cover page of this Prospectus. Except as permitted by the Intersyndicate Agreement, the price of any Notes so sold will be the respective initial public offering price, less an amount not greater than the selling concession.

    Pursuant to the Intersyndicate Agreement, as part of the distribution of the Notes and subject to certain exceptions, (a) the U.S. Underwriters will offer and sell U.S. Notes only in the United States to U.S. Persons (as defined below) and (b) the International Managers will offer and sell International Notes only outside the United States to (i) non-U.S. Persons (including any entity constituting an investment advisor located outside the United States acting with discretionary authority for a U.S. Person) or (ii) U.S. Persons if such sales are pursuant to Rule 15a-6(a)(4)(v) promulgated under the Exchange Act. For these purposes, U.S. Person means individual residents in the United States, corporations, Partnerships, or other entities organized in or under the laws of the United States or any political subdivision thereof (including any such entity constituting an investment advisor acting with discretionary authority for a non-U.S. Person) whose office most directly involved with the purchase is located in such country or a U.S. branch of a foreign bank or financial institution. "United States" means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.


    Nomura International plc has provided acquisition financing and advisory services to HoldCo. and MergerCo. in connection with the Merger, and holds warrants to acquire an indirect majority interest in the common stock of TCC. See "AT&T Capital Corporation." In addition, Nomura International plc may make a loan to provide a portion of the initial funding of the Cash Collateral Account.


    Application  has  been  made  to  list the  Notes  on  the  Luxembourg Stock
Exchange.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Notes will be passed upon for the Depositor by Dorsey & Whitney LLP. Cadwalader, Wickersham & Taft will act as counsel to the U.S. Underwriters and the International Managers. The Indenture, the Transfer and Servicing Agreement, the Trust Agreement, the Purchase Agreement and the Notes will be governed by the laws of the State of New York.

                             ADDITIONAL INFORMATION


    1. The issue of the Notes has been authorized pursuant to the Indenture and a resolution dated October 8, 1996 of the Board of Directors of the
Depositor.


    2. An application has been made to list the Notes on the Luxembourg Stock Exchange. In connection with such application, a legal notice of the issuance of the Notes and copies of the Indenture and a copy of the Registration Statement will be deposited with the Chief Registrar of the District of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement a Luxembourg) where such documents may be examined and copies obtained.


    3. As long as the Notes are outstanding, copies of the Registration Statement, all amendments and exhibits thereto, the Indenture and any reports containing information on the Owner Trust prepared by the Servicer will be available free of charge at the offices of the Indenture Trustee and Kredietbank S.A. Luxembourgeoise, as the listing agent in Luxembourg at the following address: 43, boulevard Royal, L-2955 Luxembourg, and notices of their availability (together with other notices to be given to Noteholders in accordance with the Indenture) will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger
Wort).


    4. There is no litigation, arbitration or administrative proceeding, actual or pending, which relates to the Owner Trust and to which the Owner Trust is a party or of which the Owner Trust has been notified, or threatened that it will be made a party, which is material in the context of the issue of the Notes.

    5. Upon issuance, the Notes will be accepted for clearance and settlement through DTC, Euroclear and Cedel Bank, as applicable.


                                                            COMMON CODE            ISIN               CUSIP
                                                          ---------------  --------------------  ----------------
Class A-1 Notes.........................................        7027931           US13970LAA0-8       13970L AA 0
Class A-2 Notes.........................................        7027958           US13970LAB8-0       13970L AB 8
Class A-3 Notes.........................................        7027966           US13970LAC6-3       13970L AC 6
Class A-4 Notes.........................................        7027974           US13970LAD4-7       13970L AD 4
Class B Notes...........................................        7028008           US13970LAE2-0       13970L AE 2

                            INDEX OF PRINCIPAL TERMS

TERM                                        PAGE
-------------------------------------  ---------------
Administrative Fees..................      10, 59
Amount Available.....................       6, 43
Article 2A...........................        62
AT&T.................................        23
ATMs.................................        25
Available Pledged Revenues...........        43
Bankruptcy Code......................        62
Bell Labs............................        27
Benefit Plan.........................        68
Book Value...........................      10, 48
Business Day.........................        42
Cash Collateral Account..............        12
Cedel Bank...........................        50
Cedel Bank Participants..............        50
CFC..................................       9, 24
Class A Notes........................   Cover, 2, 42
Class A-1 Notes......................       1, 42
Class A-2 Notes......................       1, 42
Class A-3 Notes......................       1, 42
Class A-4 Notes......................       2, 42
Class B Notes........................       2, 42
Closing Date.........................         4
CLT..................................        26
Code.................................      15, 63
Collection Account...................        47
Collection Period....................       4, 45
Commission...........................         i
Contract Pool........................         8
Contract Pool Principal Balance......       3, 45
Contract Principal Balance...........       3, 45
Contracts............................   Cover, 6, 22
Counsel..............................        63
CPR..................................        B-1
Credit Corp..........................       9, 24
Current Collection Period Pledged
 Revenues............................       6, 43
Current Realized Losses..............        46
Cut-Off Date.........................         4
Cut-Off Date Contract Pool...........       8, 36
Definitive Notes.....................        52
Deposit Date.........................       6, 43
Depositor............................     Cover, 1
Depository...........................        42
Determination Date...................        58
DTC..................................       i, 15
DTC Participants.....................        49
Duff & Phelps........................         5
Eligible Accounts....................        47
Eligible Investments.................        48
Equipment............................         1
Equity Certificate Majority..........        60
Equity Certificates..................       2, 11
ERISA................................      15, 68
Euroclear............................        51
Euroclear Operator...................        51
Euroclear Participants...............        51
Euroclear System.....................        51
Events of Default....................        53
Exchange Act.........................         i


TERM                                        PAGE
-------------------------------------  ---------------
Financial Institution................        66
Fitch................................         5
Global Notes.........................      42, A-1
HoldCo...............................        23
Holders..............................      15, 42
Indenture............................     Cover, 1
Indenture Trustee....................     Cover, 1
Indirect Participants................        49
Initial Amount.......................        46
Initial Contract Pool Principal
 Balance.............................       4, 45
Insolvency Laws......................        16
Insurance, Maintenance and Tax
 Accounts............................        57
Interest Rate........................    Cover ii, 2
Interest Shortfall...................        58
International Depositories...........        49
International Managers...............        70
International Notes..................        70
International Representative.........        70
International Underwriting
 Agreement...........................        70
Intersyndicate Agreement.............        70
IRS..................................        63
Lease Contract.......................   Cover, 6, 22
                                        Cover ii, 11,
Leased Equipment.....................        21
Leasing Services.....................       9, 24
Liquidated Contract..................       4, 45
Liquidation Loss.....................        46
Liquidation Proceeds.................       9, 47
Loan Contracts.......................   Cover, 6, 22
Lucent...............................        23
Luxembourg Paying Agent..............        52
Luxembourg Transfer Agent............        52
Master Form Lease....................        30
Merger...............................        23
MergerCo.............................        23
Monthly Principal Amount.............       3, 45
Moody's..............................         5
NCR..................................        23
NCR Credit...........................       9, 24
Non-Accrual..........................        40
Note Distribution Account............        47
Note Majority........................        53
Note Owners..........................        15
Noteholders..........................      15, 42
Notes................................   Cover, 1, 42
Obligor..............................       6, 22
OID..................................        64
Originators..........................       9, 24
Owner Trust..........................     Cover, 1
Owner Trustee........................     Cover, 1
Participants.........................        49
Payment Date.........................     Cover ii
Plan Assets Regulation...............        68
Pledged Revenues.....................       7, 43
Prepayments..........................       7, 43
PTCE.................................        68
Purchase Agreement...................         1
Rating Agencies......................         5

TERM                                        PAGE
-------------------------------------  ---------------
Related Collection Period Pledged
 Revenues............................       6, 43
Repurchase Event.....................        35
Required Payoff Amount...............       9, 46
Requisite Amount.....................        46
Rules................................        50
S&P..................................         5
SBU..................................        26
Scheduled Payments...................       7, 43
Securities Act.......................         i
Servicer.............................         1
Servicing Account....................        47
Servicing Fee........................      10, 59
Specific Lease Form..................        30
Stated Maturity Dates................         4
TCC..................................   Cover, 1, 23


TERM                                        PAGE
-------------------------------------  ---------------
Terms and Conditions.................        51
TIN..................................        67
Transfer and Servicing Agreement.....         1
Trust Accounts.......................        47
Trust Agreement......................         1
Trust Assets.........................       6, 22
UCC..................................        17
Underwriters.........................        70
U.S. Notes...........................        70
U.S. Person..........................        71
U.S. Representative..................        70
U.S. Underwriters....................        70
U.S. Underwriting Agreement..........        70
United States........................        71
United States Holder.................        64
United States Person.................        A-4

                              PRINCIPAL OFFICE OF
                                 THE DEPOSITOR
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                    TRUSTEE
                            The Chase Manhattan Bank
                              450 West 33rd Street
                            New York, New York 10001
                                 PAYING AGENTS

             The Chase Manhattan Bank                         Kredietbank S.A. Luxembourgeoise
               450 West 33rd Street                                  43, boulevard Royal
             New York, New York 10001                                      L-2955
                                                                         Luxembourg

                                 LISTING AGENT
                        Kredietbank S.A. Luxembourgeoise
                              43, boulevard Royal
                                     L-2955
                                   Luxembourg

       LEGAL ADVISOR TO THE DEPOSITOR                               LEGAL ADVISOR TO THE UNDERWRITERS
          AS TO UNITED STATES LAW                                        AS TO UNITED STATES LAW
            Dorsey & Whitney LLP                                      Cadwalader, Wickersham & Taft
              250 Park Avenue                                                100 Maiden Lane
          New York, New York 10177                                       New York, New York 10038

                     SPECIAL LEGAL ADVISOR TO THE DEPOSITOR
                        AS TO UNITED STATES TAX MATTERS
                              Dorsey & Whitney LLP
                                250 Park Avenue
                            New York, New York 10177
                    INDEPENDENT ACCOUNTANTS TO THE DEPOSITOR
                              Arthur Andersen LLP
                          1345 Avenue of the Americas
                            New York, New York 10105

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR, THE SERVICER, THE OWNER TRUST, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE U.S. UNDERWRITERS OR THE INTERNATIONAL MANAGERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                ----------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Incorporation by Reference.....................          i
Available Information..........................          i
Reports to Noteholders.........................          i
Table of Contents..............................         ii
Prospectus Summary.............................          1
Risk Factors...................................         16
The Depositor and the Owner Trust..............         20
AT&T Capital Corporation.......................         23
The Originators................................         24
The Contracts..................................         30
Description of the Notes.......................         42
Description of the Transfer and Servicing
 Agreement.....................................         56
Certain Legal Aspects of the Contracts.........         61
United States Taxation.........................         63
ERISA Considerations...........................         68
Ratings of the Notes...........................         68
Use of Proceeds................................         70
Underwriting...................................         70
Legal Matters..................................         72
Additional Information.........................         72
Index of Principal Terms.......................         73
Appendix A: Global Clearance, Settlement and
 Tax Documentation Procedures..................        A-1
Appendix B: Weighted Average Life of the
 Notes.........................................        B-1


                                ----------------
    UNTIL               , 1997 (NINETY DAYS AFTER THE DATE OF THIS  PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                   CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1

                                  $
                           % RECEIVABLE-BACKED NOTES,
                                   CLASS A-1
                                  $
                      % RECEIVABLE-BACKED NOTES, CLASS A-2
                                  $
                      % RECEIVABLE-BACKED NOTES, CLASS A-3
                                  $
                      % RECEIVABLE-BACKED NOTES, CLASS A-4
                                  $
                       % RECEIVABLE-BACKED NOTES, CLASS B
                                ANTIGUA FUNDING
                                  CORPORATION
                                   DEPOSITOR

                                     [LOGO]
                                    SERVICER

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              GLOBAL COORDINATORS:
                            NOMURA INTERNATIONAL PLC
                              GOLDMAN, SACHS & CO.
                                  -----------

                            INTERNATIONAL MANAGERS:

                            NOMURA INTERNATIONAL PLC
                         BARCLAYS DE ZOETE WEDD LIMITED
                          GOLDMAN SACHS INTERNATIONAL
                                LEHMAN BROTHERS
                          MERRILL LYNCH INTERNATIONAL
                               J.P. MORGAN & CO.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The  following table  sets forth the  expenses to be  incurred in connection
with  the  offering  of  the  Notes,  other  than  underwriting  discounts   and
commissions, described in this Registration Statement:


Securities and Exchange Commission Registration Fee..................  $1,060,344.30
Printing and Engraving...............................................     260,000.00
Legal Fees and Expenses..............................................   1,100,000.00
Luxembourg Stock Exchange Listing Fees...............................      20,000.00
Accounting Fees and Expenses.........................................     250,000.00
Trustee Fees and Expenses............................................      30,000.00
Rating Agencies' Fees................................................     550,000.00
Miscellaneous Expenses...............................................      50,000.00
                                                                       -------------
    Total............................................................  $3,320,344.30
                                                                       -------------
                                                                       -------------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Antigua  Funding  Corporation is  incorporated under  the laws  of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may identify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    The Certificate of Incorporation and Bylaws of Antigua Funding Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

ITEM 16. EXHIBITS.

    The Exhibits filed as part of this Registration Statement are:


      1.1         --  Form of U.S. Underwriting Agreement.
      1.2         --  Form of International Underwriting Agreement.
     *3.1         --  Certificate of Incorporation of Depositor.
     *3.2         --  By-Laws of Depositor.
     *4.1         --  Form of Transfer and Servicing Agreement.
     *4.2         --  Form of Indenture.
     *4.3         --  First Amended and Restated Trust Agreement.
     *4.4         --  Form of Amended and Restated Trust Agreement
     *4.5         --  Form of Purchase Agreement.
     *5.1         --  Opinion and consent of Dorsey & Whitney LLP with respect to legality.

      8.1         --  Opinion and consent of Dorsey & Whitney LLP with respect to tax matters.
      8.2         --  Opinion and consent of Cadwalader, Wickersham & Taft with respect to tax matters.
    *23.1         --  Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).
     23.2         --  Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1).
    *23.3         --  Consent of Dorsey & Whitney LLP
     23.4         --  Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8.2).
    *24.1         --  Power of Attorney.
    *25.1         --  Statement of eligibility of Indenture Trustee.


------------------------

* Previously filed.


ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of October, 1996.


                                          ANTIGUA FUNDING CORPORATION

                                          By ___________/s/ GUY HANDS___________
                                                         Guy Hands
                                                         President


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated.



                 SIGNATURE                                      TITLE                               DATE
-------------------------------------------  -------------------------------------------  ------------------------

               /s/ GUY HANDS                 President (Principal Executive Officer) and           October 7, 1996
                 Guy Hands                   Director

               /s/ JEFF NASH                 Vice President (Principal Financial and               October 7, 1996
                 Jeff Nash                   Accounting Officer) and Director

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of October, 1996.


                                          CAPITA EQUIPMENT RECEIVABLES TRUST
                                          1996-1

                                          By: ANTIGUA FUNDING CORPORATION

                                          By____________/s/ GUY HANDS___________
                                                         Guy Hands
                                                         President

                               INDEX TO EXHIBITS


 EXHIBITS                                                      DESCRIPTION
----------             --------------------------------------------------------------------------------------------

      1.1          --  Form of U.S. Underwriting Agreement.
      1.2          --  Form of International Underwriting Agreement.
     *3.1          --  Certificate of Incorporation of Depositor.
     *3.2          --  By-Laws of Depositor.
     *4.1          --  Form of Transfer and Servicing Agreement.
     *4.2          --  Form of Indenture.
     *4.3          --  First Amended and Restated Trust Agreement.
     *4.4          --  Form of Amended and Restated Trust Agreement
     *4.5          --  Form of Purchase Agreement.
     *5.1          --  Opinion and consent of Dorsey & Whitney LLP with respect to legality.
      8.1          --  Opinion and consent of Dorsey & Whitney LLP with respect to tax matters.
      8.2          --  Opinion and consent of Cadwalader, Wickersham & Taft with respect to tax matters.
    *23.1          --  Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).
     23.2          --  Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1).
    *23.3          --  Consent of Dorsey & Whitney LLP
     23.4          --  Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8.2).
    *24.1          --  Power of Attorney.
    *25.1          --  Statement of eligibility of Indenture Trustee.


------------------------


*  Previously filed.